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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.             )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Boston Scientific Corporation
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

March 25, 2014

Dear Boston Scientific Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Boston Scientific Corporation (the Company) to be held on Tuesday, May 6, 2014, at 11:00 a.m. Eastern Time, at the Company's Corporate Headquarters located at One Boston Scientific Place, Natick, Massachusetts 01760 (Annual Meeting).

This year you are being asked to:

  1.
  elect to the Board of Directors eleven nominees for director;

  2.
  consider and vote upon an advisory vote to approve named executive officer compensation;

  3.
  approve an amendment and restatement of our 2006 Global Employee Stock Ownership Plan, as amended;

  4.
  ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2014 fiscal year;

  5.
  consider and vote upon a stockholder proposal described in this Proxy Statement, if properly presented at the Annual Meeting; and

  6.
  consider and vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These matters are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement. Our Board of Directors urges you to read the accompanying Proxy Statement and recommends that you vote "FOR" all of the director nominees, our named executive officer compensation, the amendment and restatement of our 2006 Global Employee Stock Ownership Plan, as amended, and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm and "AGAINST" the stockholder proposal described in this Proxy Statement. At the meeting, you will be provided with the opportunity to ask questions.

We are pleased to continue to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders via the Internet. We believe this e-proxy process, also known as "notice and access," expedites stockholders' receipt of proxy materials, lowers our printing and mailing costs and reduces the environmental impact of producing the materials for our Annual Meeting. On or about March 25, 2014, we will mail to our stockholders of record at the close of business on Friday, March 14, 2014, the record date for our Annual Meeting, an Important Notice of Internet Availability of Proxy Materials (Notice) containing instructions on how to access our Proxy Statement and Annual Report for the year ended December 31, 2013 (Annual Report) on the Internet and also how to vote their shares via the Internet. If you received a Notice by mail you will not receive printed proxy materials unless you specifically request them. Both the Notice and the Proxy Statement contain instructions on how you can request a paper copy of the Proxy Statement and Annual Report.

The Board of Directors appreciates and encourages stockholder participation in the Company's affairs. Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares. Accordingly, we request that as soon as possible, you vote via the Internet or, if you have received printed proxy materials, you vote via the Internet, by telephone or by mailing your completed proxy card or voter instruction form.

Thank you for your continuing support.

Pete M. Nicholas
Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Natick, Massachusetts
March 25, 2014

The Annual Meeting of Stockholders of Boston Scientific Corporation (Annual Meeting) will be held on Tuesday, May 6, 2014, at 11:00 a.m. Eastern Time, at the Company's Corporate Headquarters located at One Boston Scientific Place, Natick, Massachusetts 01760, for the following purposes:

  1.
  to elect to the Board of Directors eleven nominees for director;

  2.
  to consider and vote upon an advisory vote to approve named executive officer compensation;

  3.
  to approve an amendment and restatement of our 2006 Global Employee Stock Ownership Plan, as amended;

  4.
  to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2013 fiscal year;

  5.
  to consider and vote upon a stockholder proposal described in the attached Proxy Statement, if properly presented at the Annual Meeting; and

  6.
  to consider and vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on Friday, March 14, 2014, are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, we encourage you to submit your proxy as soon as possible. For specific instructions, please refer to your Important Notice of Internet Availability of Proxy Materials or to the question on page 3 of the accompanying Proxy Statement entitled "How do I vote by proxy?"

At the direction of the Board of Directors,

Timothy A. Pratt
Secretary

i

One Boston Scientific Place
Natick, Massachusetts 01760

March 25, 2014

 PROXY STATEMENT

Information About the Annual Meeting and Voting

The Annual Meeting

The Annual Meeting of Stockholders of Boston Scientific Corporation (Annual Meeting) will be held on Tuesday, May 6, 2014, at 11:00 a.m. Eastern Time, at the Company's Corporate Headquarters located at One Boston Scientific Place, Natick, Massachusetts 01760. At this meeting, stockholders will be asked to elect eleven nominees for director, consider and vote upon an advisory vote to approve named executive officer compensation, approve an amendment and restatement of our 2006 Global Employee Stock Ownership Plan, as amended, ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2014 fiscal year, and consider and vote upon a stockholder proposal described in this Proxy Statement, if properly presented at the Annual Meeting. Management will also report on our performance during fiscal year 2013 and will respond to appropriate questions from stockholders. Our principal executive offices are located at One Boston Scientific Place, Natick, Massachusetts 01760, and our telephone number is (508) 650-8000. When used in this Proxy Statement, the terms "we," "us," "our," "Boston Scientific" and "the Company" mean Boston Scientific Corporation and its divisions and subsidiaries.

Why am I receiving these materials?

Our Board of Directors (Board) (i) has made these materials available to you via the Internet or, upon your request, via email, or (ii) upon your request, has delivered or will deliver printed versions of these materials to you by mail, in each case, in connection with its solicitation of proxies for use at our Annual Meeting. As a stockholder of record of our common stock at the close of business on March 14, 2014, the record date for our Annual Meeting, you are invited to attend the Annual Meeting, and are entitled to and requested to vote on the items of business described in this Proxy Statement.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (SEC), we are making this Proxy Statement and our Annual Report for the year ended December 31, 2013 (Annual Report and, together with this Proxy Statement, the proxy materials) available to stockholders electronically via the Internet. Stockholders will be able to access the proxy materials on the website referred to in the Important Notice of Internet Availability of Proxy Materials (Notice) or request to receive printed copies of the proxy materials and a proxy card. Instructions on how to access the proxy materials via the Internet or to request a printed copy may be found in the Notice and in this Proxy Statement. We believe that this electronic process expedites your receipt of the proxy materials and reduces the cost and environmental impact of printing proxy materials for our Annual Meeting.

On or about March 25, 2014, stockholders of record and beneficial owners of our common stock at the close of business on March 14, 2014, will be sent a Notice instructing them as to how to receive their proxy materials via the Internet. The proxy materials will be available on the Internet as of March 25, 2014.

How can I electronically access the proxy materials?

Beginning March 25, 2014, you can access the proxy materials and vote your shares online at www.proxyvote.com. The proxy materials are also available on our own website (www.bostonscientific.com).

How can I obtain a full set of printed proxy materials?

If you prefer to receive paper copies of the proxy materials and a proxy card, you may still do so. You may request printed materials by (i) calling 1-800-579-1639; (ii) sending an email to sendmaterial@proxyvote.com; or (iii) logging onto www.proxyvote.com using the credentials provided on your Notice or proxy card.

Who is entitled to vote at the Annual Meeting?

Stockholders who held shares of our common stock at the close of business on Friday, March 14, 2014, are entitled to vote at the Annual Meeting. Each share of our common stock is entitled to one vote.

How many shares are eligible to be voted and how many shares are required to hold the Annual Meeting?

A quorum is required to hold the Annual Meeting and conduct business. The presence at the Annual Meeting, in person or by proxy, of stockholders holding a majority of our common stock outstanding as of the close of business on Friday, March 14, 2014, the record date, will constitute a quorum for purposes of holding and conducting business at the Annual Meeting. As of March 14, 2014, we had 1,323,470,843 shares of our common stock outstanding — each entitled to one vote at the Annual Meeting — meaning that 661,735,422 shares of common stock must be represented in person or by proxy to have a quorum. Our common stock is our only outstanding class of voting securities. For purposes of determining whether a quorum exists, broker non-votes (as described further below) and proxies received but marked "ABSTAIN" will be counted.

What am I voting on?

You are voting on proposals to:

  1.
  elect to the Board eleven nominees for director;

  2.
  consider and vote upon an advisory vote to approve named executive officer compensation;

  3.
  approve an amendment and restatement of our 2006 Global Employee Stock Ownership Plan, as amended;

  4.
  ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2014 fiscal year;

  5.
  consider and vote upon a stockholder proposal described in this Proxy Statement, if properly presented at the Annual Meeting; and

  6.
  consider and vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

How does the Board recommend that I vote?

The Board recommends that you vote:

  1.
  FOR the election of each of the eleven director nominees;

  2.
  FOR our named executive officer compensation;

  3.
  FOR an amendment and restatement of our 2006 Global Employee Stock Ownership Plan, as amended;

  4.
  FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2014 fiscal year; and

  5.
  AGAINST the stockholder proposal described in this Proxy Statement.

How do I vote by proxy?

Your vote is very important. Whether or not you plan to attend the Annual Meeting in person, you may give a proxy to be voted at the Annual Meeting either:

  •
  via the Internet pursuant to the instructions provided in the Notice; or

  •
  if you received printed proxy materials, via the Internet or by telephone or mail pursuant to the instructions provided on the proxy card.

If you vote by mail, no postage is required if your proxy card is mailed in the United States. If you properly vote pursuant to the instructions provided in the Notice or properly complete and deliver your proxy card (whether electronically, by mail or by telephone) and our Inspector of Election receives your instructions in time to vote at the Annual Meeting, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign and return your proxy card, but do not make specific selections, your proxy will vote your shares as recommended by the Board. If any other matter is properly presented at the Annual Meeting, including a proposal to postpone or adjourn the meeting, your proxy will vote your shares in accordance with his or her discretion. At present, the Board knows of no other business that is intended to be brought before or acted upon at the Annual Meeting.

How are votes counted?

In the election of directors, your vote may be cast "FOR" one or more of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the Board.

In the advisory vote to approve named executive officer compensation, your vote may be cast "FOR" or "AGAINST" or you may "ABSTAIN." If you "ABSTAIN," it will not count as a share actually voted with respect to determining if a majority vote is obtained under our By-Laws and will have no effect on the determination of this proposal. If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the Board.

In the proposal to approve an amendment and restatement of our 2006 Global Employee Stock Ownership Plan, as amended, your vote may be cast "FOR" or "AGAINST" or you may "ABSTAIN." If you "ABSTAIN," it will not count as a share actually voted with respect to determining if a majority vote is obtained under our By-Laws. However, to the extent that stockholder approval requirements under the listing standards of the New York Stock Exchange (NYSE) are also applicable, your abstention will be treated as a share actually voted with respect to determining if approval is obtained under the NYSE voting standards, and will have the effect of a vote against the proposal under such standards. If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the Board.

In the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, your vote may be cast "FOR" or "AGAINST" or you may "ABSTAIN." If you "ABSTAIN," it will not count as a share actually voted with respect to determining if a majority vote is obtained under our By-Laws and will have no effect on the determination of this proposal. If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the Board.

In the stockholder proposal described in this Proxy Statement, your vote may be cast "FOR" or "AGAINST" or you may "ABSTAIN." If you "ABSTAIN," it will not count as a share actually voted with respect to determining if a majority vote is obtained under our By-Laws and will have no effect on the determination of this proposal. If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the Board.

How many votes are required to approve each proposal?

  1.
  Under our By-Laws our directors are elected by plurality vote. That means that for Proposal 1, the eleven nominees for director named in this Proxy Statement receiving the most votes from those shares present or represented at the Annual Meeting will be elected as directors. The majority voting policy set forth in our Corporate Governance Guidelines requires that, in an uncontested election, any nominee for director who receives a greater number of votes "WITHHELD" from his or her election than votes "FOR" his or her election shall promptly tender his or her resignation from the Board following the certification of the stockholder vote. The Board will then decide whether to accept the resignation (based on the recommendation of the Nominating and Governance Committee of our Board) within 90 days following certification of the stockholder vote, and will disclose its determination and its reasoning either in a press release and/or an SEC filing.

  2.
  The affirmative vote of a majority of shares with voting power present in person or represented by proxy and which have actually voted on the proposal is required to approve, on an advisory basis, our named executive officer compensation. The vote is advisory and non-binding in nature, but the Executive Compensation and Human Resources Committee of our Board (Compensation Committee) will take into consideration the outcome of the vote when considering future executive compensation arrangements. You may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," it will be counted for the purpose of determining whether a quorum is present for conducting the Annual Meeting, but it will not count as a share actually voted with respect to determining if a majority vote is obtained and will have no effect on the determination of this proposal.

  3.
  Under our By-laws, the affirmative vote of a majority of shares with voting power present in person or represented by proxy and which have actually voted on the proposal is required to approve the amendment and restatement of our 2006 Global Employee Stock Ownership Plan, as amended. You may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," it will be counted for the purpose of determining whether a quorum is present for conducting the Annual Meeting, but it will not count as a share actually voted with respect to determining if a majority vote is obtained under our By-Laws. However, to the extent that stockholder approval requirements under the listing standards of the NYSE are also applicable, your abstention will be treated as a share actually voted with respect to determining if approval is obtained under the NYSE voting standards, and will have the effect of a vote against the proposal under such standards. Under the stockholder approval requirements of the NYSE, if applicable, approval of a majority of votes cast on this proposal is required (that is, votes cast "for" must exceed votes cast "against" plus abstentions).

  4.
  The affirmative vote of a majority of shares with voting power present in person or represented by proxy and which have actually voted on the proposal is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2014 fiscal year. You may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," it will be counted for the purpose of determining whether a quorum is present for conducting the Annual Meeting, but it will not count as a share actually voted with respect to determining if a majority vote is obtained and will have no effect on the determination of this proposal.

  5.
  The affirmative vote of a majority of shares with voting power present in person or represented by proxy and which have actually voted on the proposal is required to approve the stockholder proposal described in this Proxy Statement. You may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," it will be counted for the purpose of determining whether a quorum is present for conducting the Annual Meeting, but your vote will not count as a share actually voted with respect to determining if a majority vote is obtained and will have no effect on the determination of this proposal.

At present, the Board knows of no other matters to be presented for stockholder action at the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker, trustee, bank, other financial intermediary or other nominee rather than directly in their own name. As summarized below, there are some differences between stockholders of record and beneficial owners.

Stockholders of Record

If your shares are registered directly in your name with our transfer agent, Computershare Shareowner Services, as of the close of business on Friday, March 14, 2014, you are considered the stockholder of record with respect to those shares, and the Notice or proxy materials are being made available, electronically or otherwise, directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or a third party, or to vote in person at the Annual Meeting. The Company has made available a proxy card or electronic voting means for you to use for voting purposes.

Beneficial Owners

If your shares are held through a brokerage firm, trustee, bank, other financial intermediary or nominee, as of the close of business on Friday, March 14, 2014, you are considered the beneficial owner of those shares held in street name, and the Notice or proxy materials are being made available, electronically or otherwise, by the Company to your broker, trustee, bank, other financial intermediary or other nominee (the "intermediary") and they will forward these materials to you, together with a voting instruction form if furnished via paper copy to your intermediary. As the beneficial owner, you have the right to direct your intermediary on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you request, complete and deliver a legal proxy from your intermediary. If you requested printed proxy materials, your intermediary will enclose a voting instruction form for you to use in directing the intermediary regarding how to vote your shares.

What discretion does my broker have to vote my shares held in "street name?"

The NYSE rules allow your broker to vote your shares in its discretion on "routine" proposals when it has not received instructions from you at least ten days prior to the Annual Meeting. The proposal regarding the ratification of the appointment of our independent registered public accounting firm is a matter considered routine under applicable rules and, therefore, your broker may vote on your behalf for this matter if you do not otherwise provide instructions. The election of directors, the advisory vote on our named executive officer compensation, the amendment and restatement of our 2006 Global Employee Stock Ownership Plan, as amended, and the stockholder proposal described in this Proxy Statement are not considered routine matters. If you do not instruct your broker how to vote your shares on the non-routine matters, your broker will not be permitted to vote your shares on such matters. This is referred to as a "broker non-vote."

Broker non-votes (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are counted for purposes of determining whether a quorum is present, but are not counted or deemed to be present, represented or voted for the purpose of determining whether stockholders have approved a proposal. A broker non-vote will have no effect on the outcome of the non-routine proposals voted on at the Annual Meeting.

How do I vote my 401(k) shares?

If you participate in our 401(k) Retirement Savings Plans, as amended and restated (401(k) Plans), you will receive a single proxy card (together with the proxy materials) or Notice that covers all shares credited to your plan account(s) and shares that you own of record that are registered in the same name. If your plan account(s) are registered in different names, you will receive separate proxy cards or Notices for your record and plan holdings. You may vote your shares by following the instructions provided in your proxy card or Notice and utilizing the credentials provided therein. Your vote will serve to instruct the trustees and fiduciaries of our 401(k) Plans how to vote any shares of our common stock held in our 401(k) Plans on your behalf. Shares of our common stock held in our 401(k) Plans must be voted on or before 11:59 p.m. Eastern Time on May 1, 2014. The trustee and fiduciaries of our 401(k) Plans will vote shares for which timely instructions are not received in the same proportion as other plan shares that were voted.

What happens if I don't specify how I want my shares voted on one or all of the proposals?

If you are the stockholder of record and you sign, date and return your proxy and do not mark how you want to vote, your proxy will be counted as a vote "FOR" all of the nominees for directors, "FOR" our named executive officer compensation, "FOR" the amendment and restatement of our 2006 Global Employee Stock Ownership Plan, as amended, "FOR" the ratification of our independent registered public accounting firm, Ernst & Young LLP and "AGAINST" the stockholder proposal described in this Proxy Statement. If you hold your shares in street name, please see the discussion on "What discretion does my broker have to vote my shares held in 'street name?"' above.

Can I change my vote or revoke my proxy after I have already voted or given my proxy?

Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the proxy is voted at the Annual Meeting. To change your vote, you may:

  •
  mail a written notice "revoking" your earlier vote to Broadridge Financial Solutions, Inc. (Broadridge), 51 Mercedes Way, Edgewood, NY 11717;

  •
  submit to Broadridge a properly completed and signed proxy card with a later date;

  •
  vote again telephonically or electronically (available until 11:59 p.m. Eastern Time on May 5, 2014); or

  •
  vote in person at the Annual Meeting; however, your attendance at the Annual Meeting alone will not revoke your proxy.

Your last dated proxy, properly completed and timely received prior to, or vote cast at, the Annual Meeting will be counted.

If you own your shares in street name, please contact your broker or other intermediary for instructions on changing your vote or revoking your proxy.

Can I vote in person at the meeting?

Yes. If you are the stockholder of record of the shares, you can vote in person by coming to the Annual Meeting, and we will give you a ballot or a new proxy card when you arrive with proper identification. However, since a beneficial owner holding shares in street name is not the stockholder of record, if you are such a beneficial owner of shares, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from the broker or other intermediary that holds your shares giving you the right to vote the shares at the Annual Meeting. Please bring the legal proxy with you to the Annual Meeting. If you plan to attend the Annual Meeting in person, you must provide proper identification. Please visit our website, www.bostonscientific.com, for directions to the Annual Meeting.

Who will count the votes?

Broadridge has been engaged as our independent agent to tabulate stockholder votes and act as Inspector of Election for the meeting.

Is voting confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

  •
  as necessary to meet applicable legal requirements;

  •
  to allow for the tabulation and certification of votes; and

  •
  to facilitate a successful proxy solicitation.

Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to the Company's management and the Board.

What happens if the Annual Meeting is adjourned or postponed?

Your proxy will still be effective and will be voted at the rescheduled Annual Meeting. You will still be able to change or revoke your proxy until it is voted, provided such new proxy or revocation is properly completed and timely received.

Will any other business be considered or presented at the Annual Meeting?

Our By-Laws provide that a stockholder may present business to be considered at the Annual Meeting only if proper prior written notice was timely received by us. Other than the items of business described in this Proxy Statement, our Board is not aware of any other business to be acted upon at the Annual Meeting. However, if any other business does properly come before the Annual Meeting, the persons named as proxies on the proxy card will vote your shares in accordance with their discretion.

How can I find the results of the Annual Meeting?

We will report the final voting results on a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting. The Form 8-K will be available on the SEC's website, www.sec.gov, as well as on our own website, www.bostonscientific.com, under the "Investor Relations" section.

Who is soliciting my vote pursuant to this Proxy Statement?

Our Board is soliciting your vote.

Is there a list of stockholders entitled to vote at the Annual Meeting?

A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting, between the hours of 8:30 a.m. and 5:00 p.m. Eastern Time, at our Corporate Headquarters located at One Boston Scientific Place, Natick, Massachusetts 01760. If you would like to view the stockholder list, please contact our Secretary to schedule an appointment by calling (508) 650-8000 or writing to him at One Boston Scientific Place, Natick, Massachusetts 01760.

Internet Availability of Proxy Materials

Under rules adopted by the SEC, we are furnishing proxy materials to our stockholders primarily via the Internet instead of mailing printed copies of those materials to each stockholder. On or about March 25, 2014, we will mail to our stockholders (other than those who previously requested electronic or paper delivery) an Important Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report. The Notice also instructs stockholders on how to vote via the Internet.

This process is designed to expedite stockholders' receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources. However, if you would prefer to receive printed proxy materials and a proxy card, please follow the instructions included in the Notice and in this Proxy Statement. If you have previously elected to receive our proxy materials electronically, these materials will continue to be made available to you via email until you elect otherwise. If you have previously elected to receive printed proxy materials, you will continue to receive these materials and a proxy card in paper format until you elect otherwise.

Cautionary Statement Regarding Forward-Looking and Other Statements

This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "may," "estimate," "intend" and other similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. Factors that may cause actual results to differ materially from those contemplated by the statements in this Proxy Statement can be found in our most recent Annual Report on Form 10-K filed with the SEC and in the Quarterly Report on Form 10-Q we have or will file hereafter under the heading "Risk Factors" and "Safe Harbor for Forward-Looking Statements." The forward-looking statements speak only as of the date of this Proxy Statement and undue reliance should not be placed on these statements. We disclaim any intention or obligation to publicly update or revise any forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.

This Proxy Statement contains statements regarding individual and Company performance objectives and targets. These objectives and targets are disclosed in the limited context of our compensation plans and programs and should not be understood to be statements of management's future expectations or estimates of future results or other guidance. We specifically caution investors not to apply these statements to other contexts.

 PROPOSAL 1: ELECTION OF DIRECTORS

Summary

Our entire Board is elected annually by our stockholders and currently consists of twelve members. On December 16, 2013, we announced that our Board elected David J. Roux to serve as a director effective January 1, 2014 for a term expiring at this Annual Meeting. On March 3, 2014, we announced that our Board elected Edward J. Ludwig to serve as a director effective March 1, 2014 for a term expiring at this Annual Meeting.

John E. Abele, our co-founder, has served at the request of the Board as director emeritus since his retirement from the Board at the 2011 Annual Meeting of Stockholders so that the Board may continue to avail itself of his wisdom, judgment, and experience. Serving as director emeritus, Mr. Abele may attend Board and committee meetings and participate in discussion of matters that come before the Board or its committees, but he is not entitled to vote upon any such matters.

Katharine T. Bartlett, a director of Boston Scientific since August 2009, will be retiring from our Board when her term ends at this Annual Meeting. We are deeply grateful for the enormous contributions that Ms. Bartlett has made to our Company, our Board and our stockholders.

In light of Ms. Bartlett's departure, our Board will consist of eleven members following the Annual Meeting. The eleven incumbent directors have been nominated by our Board, upon the recommendation of our Nominating and Governance Committee, to stand for election at the Annual Meeting for a one-year term and to hold office until the 2015 Annual Meeting of Stockholders and until their successors have been elected and qualified. The nominees for election at the Annual Meeting are: Bruce L. Byrnes, Nelda J. Connors, Kristina M. Johnson, Edward J. Ludwig, Michael F. Mahoney, Ernest Mario, N.J. Nicholas, Jr., Pete M. Nicholas, Uwe E. Reinhardt, David J. Roux and John E. Sununu.

Each of the director nominees is willing and able to stand for election at the Annual Meeting, and we know of no reason why any of the nominees would be unable to serve as a director. Should such a situation arise, however, the Board may designate a substitute nominee or, alternatively, reduce the number of directors to be elected. If a substitute nominee is selected, the persons named as proxies will vote for that substitute nominee. Any vacancies not filled at the Annual Meeting may be filled by the Board.

Director Nominees

The biographies of each of the nominees are listed below and contain information regarding the person's service as a director, business experience, public company director positions currently held or held at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should serve as a director in light of our business and structure. Each of the director nominees listed below exemplifies how our Board values professional experience in business, education, policy and governmental fields as well as strong moral character and diversity in terms of viewpoint as well as age, ethnicity and gender. Our Board believes that these strong backgrounds and sets of skills provide it, as a whole, with a strong foundation of technical expertise and a wealth of diverse experience in a wide variety of areas.

Bruce L. Byrnes

Bruce L. Byrnes, age 65, has been a director of Boston Scientific since August 2009. Mr. Byrnes is a retired Vice Chairman of the Board for The Procter and Gamble Company. During his 38-year career with Procter and Gamble, Mr. Byrnes served as Vice Chairman of the Board and as President for several global divisions, including healthcare. Mr. Byrnes is a director of Brown Forman Corporation and Diebold, Incorporated. He previously served as a director of Cincinnati Bell, Inc. He has also served as a trustee of the Cincinnati Art Museum. He holds a B.A. degree from Princeton University. Mr. Byrnes' qualifications to serve on our Board include his executive leadership experience, including his service as an executive of a large multinational public company, along with his extensive expertise in brand management, business strategy, financial reporting, risk management and sales and marketing.

Nelda J. Connors

Nelda J. Connors, age 48, has been a director of Boston Scientific since December 2009. Ms. Connors is the founder, Chairwoman and Chief Executive Officer of Pine Grove Holdings, LLC, which operates growth oriented manufacturing companies that offer original equipment, manufactured and remanufactured products, and aftermarket services. She served as President and Chief Executive Officer of Atkore International Inc. from December 2010 until June 2011. Atkore, formerly the Electrical and Metal Products division of Tyco International, became a privately-held company in December 2010. Ms. Connors served as President of this Tyco division from 2008 through 2010. Prior to joining Tyco, she served as Vice President at Eaton Corporation from 2002 to 2008 where she held several positions in operations, continuous improvement, and general management. Prior to joining Eaton, Ms. Connors was employed in a number of executive and management capacities in the automotive industry. Her work over twenty-five years has involved responsibilities in the U.S., Europe, and Asia. Ms. Connors is a Class B director of the Federal Reserve Bank of Chicago, a director of Blount International, Inc., Vesuvius plc and Echo Global Logistics, Inc., and a trustee for the Museum of Contemporary Arts. She previously served on the Board of Atkore. Ms. Connors holds B.S. and M.S. degrees in mechanical engineering from the University of Dayton. Ms. Connors' qualifications to serve our Board include her executive leadership skills and her experience in the areas of operations and financial management, quality, engineering and business strategy, as well as her knowledge of public company matters resulting from her service on other public company boards.

Kristina M. Johnson, Ph.D.

Kristina M. Johnson, Ph.D., age 56, has been a director of Boston Scientific since January 2011. She previously served as a director from April 2006 to May 2009. Dr. Johnson has served as the Chief Executive Officer of Enduring Hydro, LLC, an energy consulting firm, since January 2011. From March 2009 to October 2010, Dr. Johnson served as Under Secretary of Energy at the U.S. Department of Energy. Prior to this, Dr. Johnson was Provost and Senior Vice President of Academic Affairs at The Johns Hopkins University from 2007 to 2009 and Dean of the Pratt School of Engineering at Duke University from 1999 to 2007. Previously, she served as a professor in the Electrical and Computer Engineering Department, University of Colorado and as director of the National Science Foundation Engineering Research Center for Optoelectronics Computing Systems at the University of Colorado, Boulder. Dr. Johnson is a director of AES Corporation and Cisco Systems, Inc. She previously served on the boards of directors of AES Corporation from 2004 until 2009, Nortel Networks from 2006 to 2009 and Minerals Technologies from 2000 until 2009. Dr. Johnson was a Fulbright Faculty Scholar in the Department of Electrical Engineering at the University of Edinburgh, Scotland and a NATO Post-Doctoral Fellow at Trinity College, Dublin, Ireland. Dr. Johnson received B.S., M.S. and Ph.D. degrees in electrical engineering from Stanford University. Dr. Johnson's qualifications to serve on our Board include her expertise in science, technology, business, education and government as well as her leadership experience as Provost and Dean of nationally recognized academic institutions. In addition, Dr. Johnson's service on other public company boards contributes to her knowledge of public company matters.

Edward J. Ludwig

Edward J. Ludwig, age 62, has been a director of Boston Scientific since March 2014. Mr. Ludwig is the former Chairman of the Board of Becton, Dickinson and Company ("BDX"), a global medical technology company, having served in that position from February 2002 through June 2012. He also served as BDX's Chief Executive Officer from January 2000 to September 2011 and as its President from May 1999 to December 2008. Mr. Ludwig joined BDX as a Senior Financial Analyst in 1979. Prior to joining BDX, Mr. Ludwig served as a senior auditor with Coopers and Lybrand (now PricewaterhouseCoopers) where he earned his CPA and as a financial and strategic analyst at Kidde, Inc. Mr. Ludwig serves as Lead Director on Aetna Inc.'s Board of Directors and chairs its Finance Committee and is a member of the Board of Directors of Xylem, Inc. Mr. Ludwig received a B.A. degree in economics and accounting from The College of the Holy Cross and a M.B.A. degree from Columbia University. Mr. Ludwig's qualifications to serve on our Board include his executive leadership experience, including his service as a director and executive of a public medical technology company, along with his extensive expertise in business strategy, finance, management and manufacturing.

Michael F. Mahoney

Michael F. Mahoney, age 49, became our President, Chief Executive Officer and director in November 2012. He served as President of the Company from October 17, 2011 until assuming his current role. As President of the Company, he was specifically responsible for our Cardiac Rhythm Management and Endoscopy (GI and Pulmonary) businesses, as well as certain corporate functions. Prior to joining the Company, he was Worldwide Chairman of the Medical Devices and Diagnostics division of Johnson & Johnson from January 2011 to September 2011 overseeing 50,000 employees and seven franchises. Prior to assuming this position, Mr. Mahoney served as Worldwide Group Chairman of Johnson & Johnson's DePuy franchise, an orthopedics and neurosciences business, from April 2007 through January 2011. From January 2001 through March 2007, Mr. Mahoney served as President and Chief Executive Officer of Global Healthcare Exchange (GHX), a provider of supply chain solutions and services that brings together hospitals, manufacturers, distributors and GPOs. Mr. Mahoney began his career at General Electric Medical Systems, where he spent 12 years, culminating in the role of General Manager of the Healthcare Information Technology business. Mr. Mahoney earned a B.B.A. in Finance from the University of Iowa and a M.B.A. from Wake Forest University. Mr. Mahoney's qualifications to serve on our Board, in addition to being our Chief Executive Officer, include his management experience leading complex organizations in medical device and other healthcare-related businesses, expertise in building strong leadership teams, developing international markets, and a proven ability to execute successful business strategies and drive operational excellence.

Ernest Mario, Ph.D.

Ernest Mario, age 75, has been a director of Boston Scientific since October 2001. Since February 2014, Dr. Mario has served as the Executive Chairman of Capnia, Inc., a privately-held pharmaceutical company. From August 2007 until February 2014, he served as the Chairman and Chief Executive Officer of Capnia, Inc. From April 2003 to August 2007, Dr. Mario was Chairman of Reliant Pharmaceuticals and also served as its Chief Executive Officer from 2003 to 2006. Prior to joining Reliant, he was the Chairman and Chief Executive Officer of IntraBiotics Pharmaceuticals, Inc., a biopharmaceutical company, and its predecessor, Apothogen, Inc., from January 2002 to April 2003. From 1993 to 1997, Dr. Mario served as Chairman and Chief Executive Officer of ALZA Corporation, a research based pharmaceutical company with leading drug delivery technologies, and Co-Chairman and Chief Executive Officer from 1997 to 2001. Prior to joining ALZA, Dr. Mario served as the Chief Executive of Glaxo Holdings plc from 1989 to 1993 and as Deputy Chairman and Chief Executive from 1992 to March 1993. Dr. Mario presently serves on the boards of directors of Celgene Corporation, TONIX Pharmaceuticals Holdings Corp., XenoPort, Inc., Chimerix, Inc. and Kindred Biosciences, Inc. He previously served as a member of the board of directors of Maxygen, Inc. and Vivus, Inc. and was a Trustee of Duke University from 1988 to 2007 and Chairman of the Board of the Duke University Health System, which he chaired from its inception in 1996 until he retired in 2007. He is Chairman of the American Foundation for Pharmaceutical Education and serves as an advisor to The Ernest Mario School of Pharmacy at Rutgers University. Dr. Mario holds a B.S. in Pharmacy from Rutgers University, and a M.S. and a Ph.D. in Physical Sciences from the University of Rhode Island. He also holds honorary doctorates from Rutgers University and the University of Rhode Island. In 2007, Dr. Mario was awarded the Remington Honor Medal by the American Pharmacists Association, the pharmacy profession's highest honor. Dr. Mario's qualifications to serve our Board include his strong executive leadership experience including his experience as an active Chief Executive Officer. In addition, Dr. Mario has successfully led several pharmaceutical companies over the last several decades. He has extensive experience in financial and operations management, risk oversight, quality and business strategy as a result of this experience as well as his membership on public company boards.

N.J. Nicholas, Jr.

N.J. Nicholas, Jr., age 74, has been a director of Boston Scientific since October 1994 and is a private investor. Previously, he served as President of Time Inc. from September 1986 to May 1990 and Co-Chief Executive Officer of Time Warner, Inc. from May 1990 until February 1992. Mr. N.J. Nicholas is a director of Time Warner Cable, Inc. and he previously served as a director of Xerox Corporation. He has also served as a member of the President's Advisory Committee for Trade Policy and Negotiations and the President's Commission on Environmental Quality. Mr. N.J. Nicholas is a member of the Council of Foreign Relations. He is also a member of the board of advisors of The Nicholas Institute for Environmental Policy Solutions at Duke University. Mr. N.J. Nicholas received an A.B. degree from Princeton University and an M.B.A. degree from Harvard Business School. He is the brother of Pete M. Nicholas, Chairman of the Board. Mr. N.J. Nicholas' qualifications to serve on our Board include his executive experience as President and Co-Chief Executive Officer of Time Inc. and Time Warner, Inc. He shares his extensive expertise in the areas of business strategy, risk oversight and financial management with our Board, which is further complemented by his active participation on public and private company boards.

Pete M. Nicholas

Pete M. Nicholas, age 72, our co-founder, has been Chairman of the Board since February 1995. He has been a director since 1979 and served as our Chief Executive Officer from 1979 to March 1999 and Co-Chairman of the Board from 1979 to 1995. Prior to joining Boston Scientific, he was corporate director of marketing and general manager of the Medical Products Division at Millipore Corporation, a medical device company, and served in various sales, marketing and general management positions at Eli Lilly and Company. He is a Trustee Emeritus of Duke University. Mr. Pete M. Nicholas is a Fellow of the American Academy of Arts & Sciences and Vice Chairman of the Trust for that organization. He also serves on several for profit and not-for-profit boards including CEOs for Fundamental Change in Education and the Boys and Girls Club of Boston. After college, Mr. Pete M. Nicholas served as an officer in the U.S. Navy, resigning his commission as lieutenant in 1966. Mr. Pete M. Nicholas received a B.A. degree from Duke University, and an M.B.A. degree from The Wharton School of the University of Pennsylvania. He is the brother of Mr. N.J. Nicholas, one of our directors. Mr. Pete M. Nicholas is uniquely qualified to serve our Board due to his institutional knowledge of our Company as its co-founder and former Chief Executive Officer. He has expertise in the areas of general executive management, business strategy and risk management and oversight, and is an active participant in the medical device community.

Uwe E. Reinhardt, Ph.D.

Uwe E. Reinhardt, age 76, has been a director of Boston Scientific since May 2002. Dr. Reinhardt is the James Madison Professor of Political Economy and Professor of Economics and Public Affairs at Princeton University, where he has taught since 1968. Dr. Reinhardt is a senior associate of the University of Cambridge, England and serves as a Trustee of H&Q Healthcare Investors and H&Q Life Sciences Investors. He is also the Commissioner of the Kaiser Family Foundation Commission on Medicaid and the Uninsured. During 2007 through 2009, he served as President of the International Health Economics Association, and he previously served as a Trustee of the Duke University Health System and as a member of the board of directors of Amerigroup Corporation. In October 2009, Dr. Reinhardt was awarded by Germany's President the Bundesverdienstkreuz (German Federal Merit Medal) for his work in international health economics and policy. In 2010, he received the William B. Graham Prize for Health Services Research. Dr. Reinhardt received a Bachelor of Commerce degree from the University of Saskatchewan, Canada and a Ph.D. in economics from Yale University. Dr. Reinhardt is a world renowned healthcare economist and recognized voice in the political economy field. In addition to the insight he provides our Board with respect to his subject matter expertise and matters of policy, Dr. Reinhardt's qualifications to serve on our Board also include his strong financial management expertise.

David J. Roux

David J. Roux, age 57, has been a director of Boston Scientific since January 2014. Mr. Roux is a co-founder and Senior Director of Silver Lake, a private equity firm focused on technology investing. He was formerly Chairman and Chief Executive Officer of Liberate Technologies, Executive Vice President at Oracle Corporation and Senior Vice President at Lotus Development. Mr. Roux served as a member of the boards of directors of Avaya Inc. from December 2008 until December 2012, Avaya Holdings Corp. from January 2007 until December 2012, Serena Software, Inc. from March 2006 until March 2011 and Intelsat S.A. from May 2010 until January 2012. Mr. Roux holds an M.B.A. from Harvard Business School and an M. Phil. from King's College, Cambridge University. He is a graduate of Harvard College. Mr. Roux's qualifications to serve on the Board include his extensive experience regarding operations, management and business strategy, his financial expertise, and his experience as an entrepreneur, executive and director.

John E. Sununu

John E. Sununu, age 49, has been a director of Boston Scientific since April 2009. From 2003 to 2009, Senator Sununu served as a U.S. Senator from New Hampshire. He was a member of the Committees on Banking, Commerce, Finance and Foreign Relations, and he was appointed the Congressional Representative to the United Nations General Assembly. Before his election to the Senate, Senator Sununu served three terms as a Member of the U.S. House of Representatives from New Hampshire's 1st District from 1996 to 2002. He was Vice Chairman of the Budget Committee and a member of the Appropriations Committee. During his twelve years in Congress, he drafted and helped pass several important pieces of legislation, including the Internet Tax Freedom Act, the Survivors Benefit Act and the New England Wilderness Act. Prior to serving in Congress, Senator Sununu served as Chief Financial Officer for Teletrol Systems, a manufacturer of building control systems. He serves on the board of directors of Time Warner Cable, Inc. He holds B.S. and M.S. degrees in Mechanical Engineering from the Massachusetts Institute of Technology and an M.B.A. from Harvard Business School. Among other qualifications, Senator Sununu complements our Board with his experience in government and corporate leadership. Senator Sununu provides important insights on government relations, public policy and other matters relevant to our Company due to his extensive experience in both the public and private industry sectors.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
"FOR" THE ELECTION OF ALL ELEVEN OF THESE NOMINEES FOR DIRECTOR.

CORPORATE GOVERNANCE

Overview

To guide the operation and direction of the Board and its committees, our Board has established our Corporate Governance Guidelines, charters for its standing committees and our Code of Conduct to reflect our commitment to good corporate governance and to comply with Delaware law, the rules and listing standards of the NYSE, the rules and regulations of the SEC and other legal requirements. These materials are available under "Corporate Governance" in the "Investor Relations" section of our website at www.bostonscientific.com. These materials are also available in print free of charge to stockholders upon request by writing to Boston Scientific Corporation, Investor Relations, One Boston Scientific Place, Natick, Massachusetts 01760.

Our Board believes that good corporate governance is fundamental to the overall success of our business. To that end, our Board evaluates our corporate governance practices in light of applicable changes in Delaware law, the rules and listing standards of the NYSE, the rules and regulations of the SEC and the rules and regulations under the Internal Revenue Code of 1986, as amended (Internal Revenue Code), as well as best practices suggested by recognized governance authorities, and makes modifications to our corporate governance practices that it determines are warranted.

Director Independence

Under the NYSE's Corporate Governance Standards, a majority of the Board must qualify as independent directors. However, our Corporate Governance Guidelines require that a significant majority of the Board qualify as independent directors. The NYSE Corporate Governance Standards define specific relationships that disqualify directors from being independent and further require that for a director to qualify as independent, the Board must affirmatively determine that the director has no material relationship with our Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with our Company).

In making determinations regarding independence, the Board applies the NYSE standards and broadly considers all relevant facts and circumstances known to it. In addition, in making independence determinations with respect to directors who will serve on the Compensation Committee, the Board considers all factors specifically relevant to determining whether a director has a relationship with our Company that is material to that director's ability to be independent from management in connection with the duties of a Compensation Committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by our Company to such director and (ii) whether such director is affiliated with our Company, a subsidiary of our Company or an affiliate of a subsidiary of our Company — as required by the NYSE independence standards for compensation committee members.

The Board has determined that the following directors are independent under the independence standards set forth in the NYSE Corporate Governance Standards: Katharine T. Bartlett, Bruce L. Byrnes, Nelda J. Connors, Kristina M. Johnson, Edward J. Ludwig, Ernest Mario, N.J. Nicholas, Jr., Pete M. Nicholas, Uwe E. Reinhardt, David J. Roux and John E. Sununu.

The Board monitors its compliance with NYSE requirements for director independence on an ongoing basis, including through an annual review of director questionnaires and consideration of transactions and relationships between each director or any member of his or her immediate family and the

Company as well as other relevant facts and circumstances. In February 2014, the Board and the Nominating and Governance Committee considered the directors' responses to a questionnaire asking about their relationships with the Company (and their immediate family members' relationships with the Company) and other potential conflicts of interest, as well as material provided by management related to transactions, relationships, or arrangements between the Company and the directors or parties related to the directors. The Board made its determination as to whether any relationship between a director and our Company is a material relationship based on the facts and circumstances of the relationship, the amounts involved in the relationship, the director's interest in such relationship, if any, and such other factors as the Board, in its judgment, deemed appropriate.

In making its determinations regarding independence in February 2014, the Board and the Nominating and Governance Committee considered that our Company or its subsidiaries engaged in arms-length transactions in the ordinary course of business with organizations associated with Duke University, which currently employs Ms. Bartlett, where in each case, the amount paid to or received from these organizations in any of the last three years was significantly less than the standards set forth by the NYSE. In addition, the Nominating and Governance Committee approved an arrangement between the Company and Mr. Pete M. Nicholas with respect to the provision of office space to him in accord with his founder's benefits. Each of these relationships was determined by the Board not to affect the director's independence. For additional information regarding the arrangement between the Company and Mr. Pete M. Nicholas, please see the "Related Party Transactions" section below.

Director Nomination Process

The Nominating and Governance Committee is responsible for determining the appropriate skills and characteristics required of new Board members in the context of the current make-up of the Board. In so doing, the Nominating and Governance Committee considers, with input from the Board, those factors it deems appropriate, such as independence, experience, strength of character, judgment, technical skills, diversity, age and the extent to which the individual would fill a present need on the Board. The aim is to assemble a Board that is strong in its collective knowledge and that consists of individuals who bring a variety of complementary attributes and who, taken together, have the appropriate skills and experience to oversee the Company's business. The Nominating and Governance Committee considers diversity as one of a number of factors in identifying nominees for director. It does not, however, have a formal policy in this regard. The Nominating and Governance Committee views diversity broadly to include diversity of experience, skills and viewpoint as well as traditional diversity concepts such as ethnicity and gender.

Director nominees must, at a minimum, meet the general criteria outlined in our Corporate Governance Guidelines. Generally, directors should be individuals who have succeeded in their particular field and who demonstrate integrity, reliability, knowledge of corporate affairs and an ability to work well with others, and should also satisfy at least one of the following criteria:

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  demonstrated management ability at senior levels in successful organizations;

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  current or recent employment in positions of significant responsibility and decision making;

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  expertise in leading rapidly growing multi-national organizations; or

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  current and prior experience related to anticipated board and committee responsibilities in other areas of importance to our Company.

The Nominating and Governance Committee receives suggestions for new directors from a number of sources, including Board members and our Chief Executive Officer. It also may, in its discretion, employ a third-party search firm to assist in identifying candidates for director.

The Nominating and Governance Committee will also consider recommendations for Board membership submitted by our stockholders and other sources in accordance with the advance notice provisions of our By-Laws. The qualifications of candidates recommended by stockholders will be reviewed and considered by the Nominating and Governance Committee with the same degree of care and consideration as candidates for nomination to the Board submitted by Board members and our Chief Executive Officer.

The full Board is responsible for final approval of new director candidates, as well as the nomination of existing directors for reelection. With respect to existing directors, prior to making its recommendation to the full Board, the Nominating and Governance Committee, in consultation with the Chairman of the Board, reviews each director's continuation on the Board as a regular part of the annual nominating process.

Under the advance notice provisions of our By-Laws, director nominations and proposals to bring any other business before the 2015 Annual Meeting of Stockholders by our stockholders must be received by our Secretary at our principal executive offices on or before November 25, 2014. Director nominations by our stockholders must also satisfy the other procedures set forth in the advance notice provisions of our By-Laws. Should you wish to submit a director recommendation or nomination, have it addressed to our Secretary at Boston Scientific Corporation, One Boston Scientific Place, Natick, Massachusetts 01760. We are in the process of consolidating our Natick, Massachusetts headquarters into our location at 100 Boston Scientific Way, Marlborough, Massachusetts 01752, where we are establishing a new global headquarters campus.

Code of Conduct

We maintain a Code of Conduct, which has been approved by our Board, to ensure that our constituents understand the basic principles that govern our corporate conduct. The Code of Conduct applies to all of our directors, employees and officers, including our Chief Executive Officer and Chief Financial Officer, and is available under "Corporate Governance" in the "Investor Relations" section of our website at www.bostonscientific.com. A stockholder may request a copy of the Code of Conduct by contacting our Secretary at Boston Scientific Corporation, One Boston Scientific Place, Natick, Massachusetts 01760. Any waivers or substantive amendments of the Code of Conduct will be disclosed on our website at www.bostonscientific.com.

Chief Executive Officer Succession

Pursuant to our Corporate Governance Guidelines, the Nominating and Governance Committee reports to the full Board periodically on succession planning for our Chief Executive Officer (and other executive officers, as appropriate). Our Chief Executive Officer makes available to the Board, and meets with the Nominating and Governance Committee at least once per year to discuss, his recommendations and evaluations of potential successors to his position, including in the event of an unexpected emergency, and reviews development plans, if any, recommended for such individuals.

 Board Leadership Structure

Our Corporate Governance Guidelines require that the offices of Chief Executive Officer and Chairperson of the Board be held by separate individuals, and that the Chairperson of the Board not be an executive of the Company. Our Chairman of the Board is Mr. Pete M. Nicholas, our co-founder and former Chief Executive Officer. Our Chief Executive Officer is Mr. Mahoney. Our Board believes that the separation of the critical roles of Chief Executive Officer and Chairperson of the Board best serves our Company at this time because it allows Mr. Mahoney to focus on his role as President and Chief Executive Officer and provide leadership over our day-to-day operations, while Mr. Pete M. Nicholas focuses on leadership of the Board. This structure also provides the Board and management the benefit of Mr. Pete M. Nicholas' history as co-founder of our Company and his deep knowledge of our industry. We believe that this leadership structure enhances the accountability of the Chief Executive Officer to the Board and strengthens the Board's overall independence from management and its ability to oversee our enterprise-wide approach to risk management.

Risk Oversight

Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of our strategic and organizational objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk oversight is to understand the individual risks our Company faces, the steps management is taking to manage those risks, including the framework used by management for the coordinated oversight, control, and continuous improvement of processes used to manage risk, and to assess management's appetite for risk. It is management's responsibility to manage risk and bring to the Board's attention material risks facing our Company. Our Board receives regular reports from management on matters relating to strategic and operational initiatives, financial performance and legal developments which are each integrated with enterprise-risk exposures. The involvement of the full Board in approving our strategic plan is a key part of its assessment of the risks inherent in our corporate strategy.

While the Board has the ultimate responsibility for risk oversight, each committee of the Board also oversees risk to the extent that it relates to the committee's responsibilities. For example, the Audit Committee focuses on financial risk, including internal controls, legal and regulatory risks, as well as compliance risks of a financial nature, including those related to federal healthcare programs and healthcare providers, and receives an annual risk assessment report from our internal auditors. The Finance Committee focuses on risk exposure and risk management strategies associated with our strategic initiatives, current and potential investments, as well as cash, debt and equity management and our ongoing ability to access capital markets. In addition, the Finance Committee consults with the Audit Committee, as necessary, to share information pertinent to the Audit Committee's consideration and oversight of the Company's risk and risk management programs and policies. The Compliance and Quality Committee assists the Board in fulfilling its oversight responsibility with respect to compliance risks of a non-financial nature, including those related to federal healthcare programs and healthcare providers, and regulatory, quality and product safety issues that affect us. The Compliance and Quality Committee and the Audit Committee together receive an annual risk assessment from our global compliance group. Moreover, the Compensation Committee evaluates and sets compensation programs that encourage decision-making predicated upon a level of risk consistent with our business strategy. The Compensation Committee also reviews compensation and benefit plans affecting employees in addition to those applicable to executive officers. Finally, the Nominating and Governance Committee oversees governance and succession risk, including Board and Chief Executive Officer succession, and evaluates director skills and qualifications to ensure the appropriate appointment of particular directors to our standing committees based upon the needs of that committee. Each committee makes reports in its respective area of responsibility to the Board at the next regularly scheduled Board meeting immediately following the committee meeting. Such reports may identify current risks impacting each committee's areas of responsibility to the extent such risks were addressed at the earlier meeting.

As previously discussed, our Corporate Governance Guidelines currently require that the offices of Chief Executive Officer and Chairperson of the Board be held by separate individuals, and that the Chairperson of the Board not be an executive of the Company. We believe that this leadership structure helps facilitate the Board's enterprise-wide risk oversight function. For example, our Chief Executive Officer, in his dual role as the member of management responsible for setting the overall strategic direction of our Company and as a member of the Board, is able to provide valuable insight to the Board concerning the risks facing our Company while our Chairman leads the Board's risk oversight responsibilities.

Communications With the Board

Stockholders and other interested parties who wish to communicate directly with any member of our Board, or our non-management directors as a group, may do so by writing to the Board of Directors or Non-Management Directors, Boston Scientific Corporation, c/o General Counsel, One Boston Scientific Place, Natick, Massachusetts 01760 or by contacting the Board via email at BSCboardofdirectors@bsci.com or non-management directors via email at non-managementdirectors@bsci.com. In addition, stockholders and other interested parties may contact the Chairperson of each committee at the following email addresses: AuditCommittee@bsci.com, FinanceCommittee@bsci.com, NominatingandGovernanceCommittee@bsci.com, QualityCommittee@bsci.com, and CompensationCommittee@bsci.com. The Board has authorized the office of our General Counsel to review and organize, but not screen, communications from stockholders and other interested parties and deliver them to the Board or non-management directors, as applicable. We do screen commercial solicitations for appropriateness.

Board and Committee Service Limitation

Without the approval of the Nominating and Governance Committee, no director may sit on more than four public company boards (including our Board) and our Chief Executive Officer may not sit on more than one public company board (in addition to our Board). No member of the Audit Committee may serve on the audit committee of more than three public companies, including our Company. All of our Board members have complied with these limitations or procedures.

Related Party Transactions

Our Board has adopted a written related party transaction policy to monitor transactions, arrangements or relationships in which the Company and any of the following have an interest: (i) any person who is or was (since the beginning of fiscal year 2013, even if they do not presently serve in that role) an executive officer or director or director nominee; (ii) any person who is a director emeritus; (iii) any person or entity who holds more than a 5% beneficial ownership of our common stock; (iv) any immediate family member of any of the foregoing; or (v) any entity in which any of the foregoing persons is employed or is a general partner or principal or acts in any similar position in which such person or persons collectively have a 10% or greater beneficial ownership interest. The policy covers any related party transaction that meets the minimum threshold for disclosure under relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

Related party transaction oversight is the responsibility of our Nominating and Governance Committee. Our General Counsel is responsible for identifying any potential related party transactions and, if he determines that an existing or proposed transaction constitutes a related party transaction under the policy, he will provide relevant details and an analysis of the related party transaction to the Nominating and Governance Committee. The General Counsel provides an annual summary to the Nominating and Governance Committee of all transactions or relationships which he considered under this policy, including those that he determined do not constitute a related party transaction. If the General Counsel has an interest in a potential related party transaction, he will provide all relevant information to the Chairperson of the Nominating and Governance Committee who will provide the information to the other members of such Committee. The Nominating and Governance Committee reviews relevant information concerning any existing or proposed transaction contemplated by the Company with an entity that is the subject of a disclosed relationship, and approves or rejects the transaction, with or without conditions or additional protections for the Company. Our related party transactions policy can be found in our Corporate Governance Guidelines available under "Corporate Governance" in the "Investor Relations" section of our website at www.bostonscientific.com.

In December 2013, following approval by the Nominating and Governance Committee, the Company entered into an arrangement with Mr. Pete M. Nicholas to provide office space in accordance with his founders' benefits to assist him in the performance of his duties as Chairman and other services provided to the Company at a monthly invoiced amount of $3,750 (for a total of $45,000 per year), subject to renewal annually at the same rate, and to reimburse up to $50,000 in aggregate amount of documented renovation expenses, including for the installation of secure telephone- and data-lines and/or such other protections required by the Company.

MEETINGS AND BOARD COMMITTEES

Board Meetings

The Board met six times in fiscal year 2013. In 2013, each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of our Board of Directors (held during the period for which he or she has been a director) and (2) the total number of meetings of all committees of our Board of Directors on which the director served (during the periods that he or she served).

Executive Sessions

Directors who qualify as "non-management directors" within the meaning of the NYSE Corporate Governance Standards meet in executive sessions without management at every regularly scheduled Board meeting and at such other times as they deem appropriate. Our independent directors meet in executive session at least once annually. In 2013, our independent directors met in executive session without non-independent directors once. The Chairperson of the Nominating and Governance Committee presides at executive sessions of independent directors. In his absence, the Chairperson of the Audit Committee presides at these executive sessions and, in his absence, the Chairperson of the Compensation Committee presides.

Director Attendance at Board, Board Committee and Annual Meetings

Directors are expected to prepare for and use reasonable efforts to participate in all Board meetings and meetings of the committees on which they serve. The Board and each committee will meet as frequently as necessary to properly discharge their responsibilities, provided that the full Board will meet at least four times per year. Generally, the Board meets in February, May, July, October and December. In addition, directors are expected to use reasonable efforts to attend Annual Meetings of Stockholders. At our 2013 Annual Meeting of Stockholders, all of our directors at the time of such meeting were in attendance.

Committees of the Board of Directors

Our Board has standing Audit, Compensation, Nominating and Governance, Finance, and Compliance and Quality Committees. All of the members of the Audit Committee, Compensation Committee, Nominating and Governance Committee and Compliance and Quality Committee meet the applicable independence requirements of the NYSE and the SEC. Our Board also establishes special committees from time to time to address specific issues or discrete matters as the need arises.

 Board Committee Membership (as of March 1, 2014)

Name	Audit Committee	Executive Compensation and Human Resources Committee	Nominating and Governance Committee	Finance Committee	Compliance and Quality Committee

Katharine T. Bartlett(1)		*	*
Bruce L. Byrnes	*		+
Nelda J. Connors				*	*
Kristina M. Johnson		*		*
Edward J. Ludwig
Michael F. Mahoney
Ernest Mario	*	+
N.J. Nicholas, Jr.				+
Pete M. Nicholas
Uwe E. Reinhardt	+				*
David J. Roux
John E. Sununu			*		+

*	Committee Member
+	Committee Chair
(1)	Ms. Bartlett's service on the Executive Compensation and Human Resource Committee and Nominating and Governance Committee will cease concurrently with the conclusion of her term as a director at the Annual Meeting.

Audit Committee

Our Audit Committee met eleven times during fiscal year 2013. Our Audit Committee is comprised of Mr. Byrnes and Drs. Mario and Reinhardt, each of whom meet the independence requirements of the NYSE and the SEC. The Board has also determined that each of Mr. Byrnes and Drs. Mario and Reinhardt is an "audit committee financial expert" as that term is defined in the rules and regulations of the SEC.

The Audit Committee is governed by a written charter approved by our Board, which is subject to review on an annual basis. As outlined in its written charter (which is available under "Corporate Governance" in the "Investor Relations" section of our website at www.bostonscientific.com), the primary purpose of the Audit Committee is to provide oversight to our accounting and financial reporting processes and audits of our financial statements. The Audit Committee primarily provides assistance to our Board in the areas of corporate accounting, internal control, independent audit and reporting practices, and maintains, by way of regularly scheduled meetings, a direct line of communication among our directors, management, our internal auditors and our independent registered public accounting firm. The Audit Committee appoints our independent registered public accounting firm, evaluates its qualifications, independence and performance, and reviews its reports and other services. In addition, the Audit Committee pre-approves audit, audit-related and non-audit services performed for us by our independent registered public accounting firm and has the right to terminate our independent registered public accounting firm. Together with the Compliance and Quality Committee, the Audit Committee assists the Board in its oversight of legal and regulatory compliance. The Audit Committee has sole oversight over matters of financial compliance, including financial reporting, internal controls and financial risk exposure to the Company resulting from legal and regulatory compliance matters, and the Compliance and Quality Committee has primary oversight responsibilities as to all other areas of compliance. The Audit Committee Report can be found on page 106 of this Proxy Statement.

 Executive Compensation and Human Resources Committee

Our Compensation Committee met five times during fiscal year 2013. The Compensation Committee is, and has been during 2013, comprised exclusively of "independent directors," as defined by the NYSE, including under the heightened independence standards applicable to compensation committee members, "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (Exchange Act), and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code.

As outlined in its written charter (which is available under "Corporate Governance" in the "Investor Relations" section of our website at www.bostonscientific.com), the Compensation Committee has the authority, among other things, to:

  •
  set the corporate goals and objectives relative to the Chief Executive Officer's compensation and evaluate the Chief Executive Officer's performance against those goals and objectives;

  •
  determine and approve our Chief Executive Officer's compensation;

  •
  review, oversee and determine (or make recommendations to the Board regarding) the total compensation package for our other executive officers;

  •
  review and make recommendations to the Board regarding all new employment, consulting, retirement, severance and change in control agreements, indemnification agreements and other arrangements proposed for our executive officers and periodically review and evaluate these arrangements for continuing appropriateness;

  •
  review and make recommendations to the Board regarding the compensation of our non-employee directors;

  •
  adopt and periodically review a comprehensive statement of executive compensation philosophy, strategy and principles; and

  •
  review and discuss with management how the Company's compensation policies and programs for all of its employees may create incentives that can affect risk and the management of that risk, as well as whether the Company's compensation programs are appropriately aligned with the Company's risk management.

The Compensation Committee may delegate its authority and duties to subcommittees or individual members of the Compensation Committee, as it deems appropriate in accordance with applicable laws and regulations. The Compensation Committee has delegated authority to our Chief Executive Officer to make equity grants to new hires who are not executive officers within predetermined guidelines. These grants are reviewed with the Compensation Committee at its next regularly scheduled meeting.

Pursuant to its charter, the Compensation Committee has sole authority to retain or obtain advice from any compensation consultant, legal counsel or other advisor, as the Compensation Committee deems appropriate to assist the Committee in the performance of its duties, including the sole authority to approve the compensation and other terms and conditions of retention. Prior to any such retention, the Compensation Committee considers any factors relevant to such consultant's, legal counsel's or advisor's independence from management, including the factors specified in the NYSE Corporate Governance Standards or other listing rules, to evaluate whether the services to be performed will raise any conflict of interest or compromise the independence of such consultant, legal counsel or advisor. In May 2013, the Compensation Committee renewed the engagement of the independent compensation consultant Frederic W. Cook & Co., Inc. (Cook & Co.) to provide advisory services, including a market perspective on executive and director compensation matters. During 2013, Cook & Co. provided the following compensation services to the Compensation Committee:

  •
  reviewed and recommended the peer group of companies used in evaluating executive and director compensation;

  •
  provided information and commentary on executive and director compensation trends as they related to our current compensation programs;

  •
  collected and analyzed market data on director and executive compensation;

  •
  reviewed and provided commentary and recommendations on our executive and director compensation arrangements in comparison to market; and

  •
  reviewed and provided commentary on developments regarding proxy disclosures and management proposals concerning executive pay.

For additional information regarding the services provided by Cook & Co., please see the Compensation Discussion & Analysis beginning on page 45.

In 2013, Cook & Co. and its affiliates did not provide additional services to the Company other than at the request of the Compensation Committee. After review and consultation with Cook & Co., the Compensation Committee determined that Cook & Co. is independent and there is no conflict of interest resulting from retaining Cook & Co. currently or during the year ended December 31, 2013. In reaching these conclusions, the Compensation Committee considered the factors set forth in the SEC rules and the NYSE listing standards.

In accordance with its annual review of its compensation consultant engagement, the Compensation Committee will evaluate the engagement of Cook & Co. in May 2014.

The Compensation Committee Report can be found on page 70 of this Proxy Statement.

Nominating and Governance Committee

The Nominating and Governance Committee met five times during fiscal year 2013. The Nominating and Governance Committee is comprised exclusively of non-employee directors, all of whom meet the independence requirements of the NYSE.

As outlined in its written charter (which is available under "Corporate Governance" in the "Investor Relations" section of our website at www.bostonscientific.com), the Nominating and Governance Committee has responsibility for recommending nominees for election and re-election to the Board, ensuring that Board nominees are qualified and consistent with our needs, monitoring significant developments in the law and practice of corporate governance for directors of public companies, recommending Board committee assignments, reviewing and recommending Board policies and procedures, reviewing political contributions made by the Company, monitoring compliance with our stock ownership guidelines and with our related party transactions and board service policies, and overseeing the Board and each committee of the Board in their annual performance self-evaluations. In addition, the Nominating and Governance Committee is responsible for recommending to the Board candidates for Chairperson and Chief Executive Officer and for reviewing and assessing a succession plan for the Chief Executive Officer. For additional information on the nomination process conducted by the Nominating and Governance Committee and our policies regarding stockholder nominations of directors, please see the Corporate Governance section titled "Director Nomination Process" beginning on page 19.

The Nominating and Governance Committee is responsible for reviewing with the Board, on an annual basis, the current size, structure and composition of the Board as a whole, and whether the Company is being well served by the current directors taking into account the following: the directors' degree of independence; business background, including any areas of particular expertise, such as accounting or related financial management expertise, marketing or technology; record of service (for incumbent directors), including attendance record; meeting preparation; overall contribution to the Board; employment status; gender; ethnicity; age; availability for service to us; and our anticipated needs.

Finance Committee

The Finance Committee met six times during fiscal year 2013. The primary role of the Finance Committee is to provide a forum within the Board to review our overall financing plans and long-term strategic objectives, as well as our shorter-term acquisition and investment strategies and how these shorter-term activities fit within our overall business objectives. As outlined in its written charter (which is available under "Corporate Governance" in the "Investor Relations" section of our website at www.bostonscientific.com), the Finance Committee is charged with providing Board oversight of the financial management of the Company, approving strategic transactions for which the Board has delegated authority, making recommendations to the Board regarding larger transactions, and evaluating our financial strategies and policies. The Finance Committee has responsibility to review periodically with management our strategic business objectives and the manner in which transactional activity can contribute to the achievement of those objectives, and to review with management on a regular basis contemplated strategic opportunities. The Finance Committee conducts periodic reviews of completed transactions for the purposes of assessing the degree of success achieved, testing the extent to which the projections and other assumptions relied upon in approving past transactions have borne out, identifying the factors differentiating more successful transactions from less successful ones and evaluating the strategic contributions resulting from these transactions. The Finance Committee is further charged with conducting periodic reviews of our cash investments and cash management policies, debt ratings and global financing objectives and strategies, including the review and approval of certain borrowing arrangements, capital expenditures and dispositions, and activities that may impact our capital structure.

Compliance and Quality Committee

The Compliance and Quality Committee met six times during fiscal year 2013. The primary role of the Compliance and Quality Committee is to oversee and evaluate our global compliance programs and practices and our quality compliance and quality assurance systems and initiatives. As outlined in its written charter (which is available under "Corporate Governance" in the "Investor Relations" section of our website at www.bostonscientific.com), the Compliance and Quality Committee's role includes oversight of matters related to compliance with federal healthcare program requirements and other compliance obligations, the systems in place to maintain, and identify deviations from, our quality compliance and control standards, and our efforts to meet or exceed our compliance and quality assurance standards. The Compliance and Quality Committee reviews and discusses with senior management the adequacy and effectiveness of our global compliance program, including compliance monitoring, audits and investigations, and third-party reviews required under an agreement with the Department of Health and Human Services, and our compliance and quality assurance systems and initiatives. The Compliance and Quality Committee reviews periodic reports regarding any deviations from our standards and practices. The Compliance and Quality Committee also reviews correspondence from any external quality assurance inspectors, such as the Food and Drug Administration, or global compliance monitors, such as the Office of Inspector General of the Department of Health and Human Services, and discusses with senior management our responses to those communications. In addition, the Compliance and Quality Committee monitors, with senior management, training and education programs for our employees. The Compliance and Quality Committee's oversight responsibilities over global compliance programs and practices are shared with the Audit Committee in that the Audit Committee has sole oversight responsibility as to matters of financial compliance and the Compliance and Quality Committee has primary oversight responsibilities as to all other areas of compliance. These committees met jointly once during 2013. The Compliance and Quality Committee recommends to the Board any actions it deems necessary or appropriate to improve the effectiveness of our global compliance and quality control systems and initiatives.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during 2013 were Ms. Bartlett and Drs. Johnson and Mario. None of these Compensation Committee members is or has ever been an officer or employee of our Company. During 2013, no member of the Compensation Committee had a relationship that must be described under the SEC rules relating to disclosure of related person transactions. In 2013, none of our executive officers served on the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee of the Company.

DIRECTOR COMPENSATION

Elements of Director Compensation

The Compensation Committee evaluates the appropriate level and form of compensation for non-employee directors at least annually and recommends changes to our Board when appropriate. Non-employee directors receive a combination of cash and equity compensation for their service on our Board. To determine the appropriate level of compensation for 2013, the Compensation Committee relied on the consulting services of Cook & Co., as well as publicly available data describing director compensation in our peer group companies. The Compensation Committee also took into consideration the significant amount of time and dedication required by our directors to fulfill their duties on our Board and Board committees as well as the need to continue to attract highly qualified candidates to serve on our Board. Our director compensation is as follows:

Non-Employee Directors

2013 Compensation

In 2013, we compensated our non-employee directors (other than the Chairman of the Board) as described below:

  •
  an annual cash retainer of $75,000;

  •
  an annual grant of restricted stock, the number of shares of which is determined by dividing $175,000 by the closing price of our common stock on the date of grant; and

  •
  an annual cash fee of $20,000 for the chair of each of our Board committees.

The shares of restricted stock granted to our non-employee directors are subject to forfeiture restrictions, and become free from restriction on the date of the annual meeting of stockholders immediately following the date of grant, subject to the director's continuation of service during such term. The shares are also subject to the terms and conditions of our Long-Term Incentive Plans. The annual restricted stock grants are generally made on the date of each Annual Meeting of Stockholders unless they are approved during a closed trading window, in which case such awards are made on the first trading day of the next open trading window period following approval. If a non-employee director is appointed to the Board on a date other than the Annual Meeting of Stockholders, however, a restricted stock grant in an amount equal to the then-current non-employee director annual award, prorated for the time period from the effective date of the appointment to the next annual meeting of stockholders, is made on the first trading day of the month following the month in which the new director was appointed to the Board. Such awards made to new non-employee directors become free from restriction upon the expiration of the new director's current term of office on the date of the annual meeting of stockholders immediately following the date of grant, subject to the director's continuation of service during such term. Additionally, if a non-employee director is appointed to the Board on a date other than the Annual Meeting of Stockholders, the annual cash retainer for such director will be prorated for the time period from the effective date of the appointment to the next annual meeting of stockholders.

Compensation Changes for 2014

Cash Compensation. For the Board term beginning in 2014, non-employee directors will continue to receive an annual cash retainer of $75,000 and a cash fee of $20,000 for serving as chair of a Board committee. Each non-employee director may elect to receive such retainers and fees in cash, payable on a quarterly basis. Each non-employee director, however, may elect to convert all or a portion of his or her cash compensation into one or more of three equity alternatives, each to vest on the date of the annual meeting of stockholders immediately following the date of grant: (i) restricted stock valued based on the closing price of our common stock on the date of grant (with shares of our common stock released from restriction upon vesting); (ii) stock options valued based on a Black Scholes valuation on the date of grant and exercisable for up to one year after a director's separation from Board Service; and/or (iii) deferred stock units, valued based on the closing price of our common stock on the date of grant (with shares of our common stock to be issued only after a director's separation from Board service in accordance with the Boston Scientific Non-Employee Director Deferred Compensation Plan, as amended and restated effective, January 1, 2014 (the 2014 Non-Employee Director Deferred Compensation Plan)). Each non-employee director may also choose to defer receipt of all or a portion of his or her annual cash compensation under the 2014 Non-Employee Director Deferred Compensation Plan, as described further below.

Equity Compensation. With respect to equity compensation for the Board term beginning in 2014, non-employee directors will continue to receive $175,000 in value as equity compensation, but will have the choice among one or more of the following three equity compensation alternatives, each to vest on the date of the annual meeting of stockholders immediately following the date of grant: (i) restricted stock valued based on the closing price of our common stock on the date of grant (with shares of our common stock released from restriction upon vesting); (ii) stock options valued based on a Black Scholes valuation on the date of grant and exercisable for up to one year after a director's separation from Board service; and/or (iii) deferred stock units valued based on the closing price of our common stock on the date of grant (with shares of our common stock to be issued only after a director's separation from Board service in accordance with the 2014 Non-Employee Director Deferred Compensation Plan).

Employee Directors

Directors who are also employees of the Company receive no additional compensation for serving on the Board or its committees.

Chairman of the Board

Our Chairman of the Board receives an annual cash retainer of $210,000 and, in 2013, an annual grant of restricted stock, the number of shares of which is determined by dividing $175,000 by the closing market price of our common stock on the date of grant. For the Board term beginning in 2014, with respect to his annual cash retainer Mr. Pete M. Nicholas, Chairman of the Board, will be entitled to elect to convert it into, and with respect to his annual equity compensation he will be entitled to elect to receive, one or more of the three equity alternatives described under the section titled "Non-Employee Directors" above. Mr. Pete M. Nicholas also receives certain benefits under his founders retirement arrangements, including continued medical coverage under our benefit policies so long as he remains a director or director emeritus of our Company. For additional information, please see the section titled "Founders Benefits" below and the "Director Compensation" table and related footnotes beginning on page 33.

Director Emeritus

Under our Corporate Governance Guidelines, each of our co-founders is eligible, at the Board's discretion, to become a director emeritus of the Company. In connection with his retirement from the Board in 2011, Mr. Abele agreed to serve as director emeritus at the request of the Board. Mr. Abele does not receive any compensation for his role as director emeritus. However, Mr. Abele receives certain benefits under his founders retirement arrangements, including continued medical coverage under our benefit policies for as long as he remains a director or director emeritus of our Company. For additional information regarding Mr. Abele's founders benefits, please see the section titled "Founders Benefits" below.

Other Payments and Benefits

We pay or reimburse our directors for transportation, hotel, meals and other incidental expenses incurred in connection with their performance of services for us, including attending Board and committee meetings and participating in director education programs. Our corporate aircraft is made available to our directors for travel to and from our Board meetings, as well as for certain other Company-business travel. We also extend directors' and officers' indemnity insurance coverage to each of our directors.

Non-Employee Director Deferred Compensation Plan

In 2013, non-employee directors could, by written election, defer receipt of all or a portion of the annual cash retainer, the annual cash committee chair fees and the restricted stock grant under our Non-Employee Director Deferred Compensation Plan then in effect. Cash amounts deferred could be invested in common stock equivalent units or another investment option in which we credit the amount deferred plus accrued interest (compounded annually based upon the Moody's Composite Yield on Seasoned Corporate Bonds as reported for the month of September of each calendar year). Deferred cash amounts are payable only after a director's termination of Board service or on a Fixed Date Payout (as defined in the plan), and may be paid either as a lump sum or in installments as specified by the director at the time of election. With respect to deferred restricted stock, shares of common stock will be issued to the director in settlement thereof after a director's termination of Board service in accordance with the plan.

Beginning in 2014, each non-employee director may, by written election, defer receipt of all or a portion of the annual cash retainer, annual cash committee chair fees and equity compensation under our 2014 Non-Employee Director Deferred Compensation Plan. Cash amounts deferred can be invested in deemed investment options in which we credit the amount deferred plus any earnings from the chosen investment options investment options under the plan are generally the same as those offered under the Company's 401(k) plan through Vanguard, except that, among other things, directors may not elect to invest in the BSC Stock Fund. Deferred cash amounts are payable, at the non-employee director's written election, in either a lump-sum or in annual installments after a director's separation from Board service or in a lump-sum on an earlier fixed date (each in accordance with the plan). With respect to deferred restricted stock, shares of our common stock will be issued to the director in settlement thereof only after separation from Board service in accordance with the plan.

Director Stock Ownership Guidelines

Non-employee directors are required to hold a significant personal investment in the Company through their ownership of shares of our common stock. Our director stock ownership guidelines provide that each non-employee director should own shares with a value equal to at least three times the director annual cash retainer (currently $75,000) within five years of his or her joining the Board. For purposes of satisfying this obligation, restricted stock, stock equivalent units or restricted stock deferrals under our Non-Employee Director Deferred Compensation Plan may be included in the value of the shares held by a director. We believe the stock ownership requirements for our non-employee directors align the interests of our directors with the long-term interests of our stockholders. All of our non-employee directors either currently meet our director stock ownership guidelines or we expect that they will meet the guidelines within five years of becoming a director. The Nominating and Governance Committee monitors compliance with these guidelines on an annual basis. For information regarding the stock ownership guidelines applicable to our Chief Executive Officer, please see "Executive Stock Ownership Guidelines" on page 68.

 Director Compensation Table

The table below summarizes the compensation we paid to our non-employee directors for the fiscal year ended December 31, 2013.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

Katharine T. Bartlett	$75,000	$174,994	$0	$0	$0	$249,994
Bruce L. Byrnes	$95,000	$174,994	$0	$0	$0	$269,994
Nelda J. Connors	$75,000	$174,994	$0	$3,707	$0	$253,701
Kristina M. Johnson	$75,000	$174,994	$0	$0	$0	$249,994
Ernest Mario	$95,000	$174,994	$0	$0	$0	$269,994
N.J. Nicholas, Jr.	$95,000	$174,994	$0	$0	$0	$269,994
Pete M. Nicholas	$210,000	$174,994	$0	$0	$252,932	$637,926
Uwe E. Reinhardt	$95,000	$174,994	$0	$0	$0	$269,994
John E. Sununu	$95,000	$174,994	$0	$0	$0	$269,994

(1)	Mr. Mahoney, a director and our President and Chief Executive Officer, is an employee of the Company and is not included in this table. Mr. Mahoney did not receive any compensation for his services as a director in 2013, and his compensation as an executive of the Company is discussed in Compensation Discussion & Analysis beginning on page 45 and in the Summary Compensation Table and related footnotes beginning on page 71.
(2)
The following non-employee director elected to defer all or a portion of his annual cash retainer paid in 2013 in the form of common stock equivalent units in accordance with our Non-Employee Director Deferred Compensation Plan:

Name	2013 Cash Deferred	Common Stock Equivalent Units

N.J. Nicholas, Jr.	$95,000	11,960.42

(3)
Each non-employee director elected at our 2013 Annual Meeting of Stockholders was granted a restricted stock award the number of shares of which is determined by dividing $175,000 by the closing market price of our common stock on the date of grant. The restricted stock vests upon the expiration of each director's current term of office.
The aggregate total number of outstanding unvested shares of director restricted stock at December 31, 2013, all of which will vest on May 6, 2014, the date of our Annual Meeting, is shown below:

Name	Grant Date	Number of Shares	Grant Date Fair Value	Vesting Date

Katharine T. Bartlett	May 7, 2013	22,756	$174,994	May 6, 2014
Bruce L. Byrnes	May 7, 2013	22,756	$174,994	May 6, 2014
Nelda J. Connors	May 7, 2013	22,756	$174,994	May 6, 2014
Kristina M. Johnson	May 7, 2013	22,756	$174,994	May 6, 2014
Ernest Mario	May 7, 2013	22,756	$174,994	May 6, 2014
N.J. Nicholas, Jr.	May 7, 2013	22,756	$174,994	May 6, 2014
Pete M. Nicholas	May 7, 2013	22,756	$174,994	May 6, 2014
Uwe E. Reinhardt	May 7, 2013	22,756	$174,994	May 6, 2014
John E. Sununu	May 7, 2013	22,756	$174,994	May 6, 2014

The following non-employee directors deferred receipt of these shares pursuant to and in accordance with the terms of our Non-Employee Director Deferred Compensa- tion Plan:

Name	Number of Shares

Nelda J. Connors	22,756
Kristina M. Johnson	22,756
Ernest Mario	22,756
N.J. Nicholas, Jr.	22,756
John E. Sununu	22,756

(4)
No stock options were granted to non-employee directors in 2013. The aggregate number of outstanding, unexercised stock options, pursuant to stock option awards previously granted to non-employee directors, at December 31, 2013 (all of which are fully vested), is shown below.

Name	Outstanding Vested Stock Options

Ernest Mario	4,000
N.J. Nicholas, Jr.	4,000
Pete M. Nicholas	3,000
Uwe E. Reinhardt	4,000

(5)
The amounts in this column represent the "above-market" portion of 2013 earnings under the interest crediting investment option available under the Non-Employee Director Deferred Compensation Plan. The interest rate used under the plan each year is the Moody's Composite Yield on Seasoned Corporate Bonds for the month of September of the preceding year. For 2013, the interest rate used under the plan was 4.09%, the Moody's rate in September 2012. Under SEC rules, interest on non-qualified deferred compensation is considered "above-market" if the interest rate exceeds 120% of the federal long-term interest rate, with compounding at the rate that corresponds most closely to the rate under the plan, at the time the interest rate or formula is set. For 2013, 120% of the applicable federal long-term interest rate was 2.62%.
(6)	The amounts in this column represent all other compensation earned by the following non-employee director in fiscal year 2013:

Name	Annual Founders Benefits(a)	Medical Benefits(a)	Other Amounts(b)	Total

Pete M. Nicholas	$225,000	$12,779	$15,153	$252,932

(a)	The amounts included in these columns represent 2013 payments to Mr. Pete M. Nicholas pursuant to his founder retirement arrangements described in the section titled "Founders Benefits" below.
(b)	This amount represents transportation services.

Founders Benefits

In May 2005, Mr. Pete M. Nicholas, our co-founder and Chairman of the Board, and Mr. Abele, our co-founder and director emeritus, retired as employees of the Company. In connection with their retirement, the Board approved the following arrangements for Messrs. Pete M. Nicholas and Abele in May 2005:

  •
  Mr. Pete M. Nicholas receives an annual payment of $225,000 for life, and medical coverage under our benefit policies for as long as he remains a director or "director emeritus," and continued provision of an office space and secretarial and administrative support to assist him in the performance of his duties as Chairman and other services he provides to the Company. In 2013, Mr. Pete M. Nicholas continued to have the use of an office at our Natick headquarters and secretarial and administrative support to assist him in the performance of the services he provides to the Company. Mr. Pete M. Nicholas also receives transportation services on an as-needed basis.

  •
  Mr. Abele receives an annual payment of $150,000 for life, and medical coverage under our benefit policies for as long as he remains a director or "director emeritus," and continued provision of an office space and secretarial and administrative support to assist him in the performance of the services he provides to the Company. In 2013, Mr. Abele discontinued the use of an office at our Natick headquarters but continues to receive secretarial and administrative support to assist him in the performance of the services he provides to the Company.

EXECUTIVE OFFICERS

Our Executive Officers

As of March 1, 2014, our executive officers were as follows:

Name	Age	Title

Michael F. Mahoney	49	President and Chief Executive Officer
Kevin J. Ballinger	41	Senior Vice President and President, Interventional Cardiology
Supratim Bose	61	Executive Vice President and President, Asia-Pacific, Middle East and Africa
Daniel J. Brennan	48	Executive Vice President and Chief Financial Officer
Wendy Carruthers	45	Senior Vice President, Human Resources
Keith D. Dawkins, M.D.	63	Executive Vice President and Global Chief Medical Officer
Joseph M. Fitzgerald	50	Executive Vice President and President, Rhythm Management
Jean Fitterer Lance	52	Senior Vice President and Chief Compliance Officer
Jeffrey B. Mirviss	48	Senior Vice President and President, Peripheral Interventions
Maulik Nanavaty	52	Senior Vice President and President, Neuromodulation
J. Michael Onuscheck	47	Senior Vice President and President, Europe
Michael P. Phalen	54	Executive Vice President and President, MedSurg
David A. Pierce	50	Senior Vice President and President, Endoscopy
Karen Prange	50	Senior Vice President and President, Urology and Women's Health
Timothy A. Pratt	64	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary
Kenneth J. Pucel	47	Executive Vice President, Global Operations, Quality and Technology

Biographical Information About Our Executive Officers

For Michael F. Mahoney, please see his biography in Proposal 1: Election of Directors on page 13.

Kevin J. Ballinger has been our Senior Vice President and President, Interventional Cardiology since January 2013 and was our President, Interventional Cardiology from July 2011 to January 2013. In his current role, Mr. Ballinger is responsible for developing and bringing to market innovative solutions that diagnose and treat coronary artery disease and cardiac valve disorders. Mr. Ballinger has more than 18 years of interventional cardiology experience. Prior to serving as our President, Interventional Cardiology he held a variety of engineering and general management positions within our Interventional Cardiology business unit, including Vice President and General Manager, Group Program Management Cardiology, Rhythm and Vascular from January 2010 to July 2011; Vice President of Research and Development, Peripheral Interventions from September 2008 to January 2010; and Vice President of Program Management, Cardiovascular from September 2006 to September 2008. Mr. Ballinger earned a B.S. in Mechanical Engineering from Michigan Technological University and an M.B.A. from the University of Minnesota.

Supratim Bose is our Executive Vice President and President, Asia-Pacific, Middle East and Africa, a position he has held since January 2013. Mr. Bose joined Boston Scientific in December 2011 as our

Executive Vice President and President, Asia-Pacific and served in that role until he also assumed responsibility for the Company's Middle East and Africa international units. Before joining Boston Scientific, Mr. Bose was Founder and Chief Executive Officer of Singapore-based Bose Consulting Group, which specialized in strategic management consulting services for the healthcare industry, from January 2010 to December 2011. He previously worked for nearly thirty years at Johnson & Johnson where he concluded his tenure as Company Group Chairman of its Medical Devices and Diagnostics business in 2009. Mr. Bose joined Johnson & Johnson Ltd. India in 1981, and held a variety of management positions of increasing responsibility. He earned a B.S. in Chemistry/Physics, a M.S. in Biophysics and a Masters in Management Studies from the Jamnalal Bajaj Institute for Management Studies at the University of Bombay. He has served as a member of the board of directors at Quattro Vascular Pte. Ltd. and Trireme Medical, and as a member of the advisory board at Singapore Management University's Lee Kong Chian School of Business.

Daniel J. Brennan is our Executive Vice President and Chief Financial Officer, a position he has held since January 2014. In this role, he is responsible for several Company functions, including Global Controllership, Corporate Finance, Treasury, Corporate Tax, Corporate Analysis and Control, and Corporate Business Development. Prior to that, he was the Company's Senior Vice President and Corporate Controller, a role he served in since January of 2010. Since joining Boston Scientific in December 1996, Mr. Brennan held roles with increased responsibilities. For 2009, Mr. Brennan served as Vice President and Assistant Corporate Controller and from 2001 through 2008, he served as Vice President of Finance and Information Technology for Worldwide Financial & Strategic Planning (2008), Investor Relations (2006-2007), International Finance (2005-2006) and the Cardiovascular Division (2001-2005). In 1999, Mr. Brennan became Group Controller of the Non-Vascular Division after previously serving as Controller of the Meditech Vascular Division. He holds a B.S. degree in Finance and Investments and an M.B.A from Babson College. Mr. Brennan is also a certified public accountant.

Wendy Carruthers has been our Senior Vice President, Human Resources since December 2012 and served as the head of Human Resources on an interim basis from August 2012 to November 2012. In her current role, Ms. Carruthers oversees the Company's human resources activities globally, including Human Resources operations and services, total rewards, talent management, and diversity and inclusion. Prior to her current role, she served as our Vice President of Global Talent Management from January 2011 to November 2012, responsible for all aspects of global talent management including the design, development and implementation of global processes and systems to enable managers to identify, attract, leverage and develop people. Ms. Carruthers has been with Boston Scientific since 2004 and was previously Vice President of Human Resources for our Europe, the Middle East and Africa (EMEA) region, based in Paris, from June 2007 to December 2010; our Vice President of Human Resources for Europe from January 2006 to June 2007; and our Director of Human Resources for Europe from March 2004 to December 2005. Prior to joining us, Ms. Carruthers was Vice President of Human Resources, Europe for global telecommunications company Cable & Wireless. She also previously worked in human resources for Diageo, a food and beverage company, and Tesco, a U.K. supermarket chain. Ms. Carruthers holds a B.A. First Class Honors Degree in Modern Languages and is a graduate member of the Chartered Institute of Personnel and Development.

Keith D. Dawkins, M.D. has been our Executive Vice President and Global Chief Medical Officer since January 2012. Prior to that, he was Senior Vice President and Chief Medical Officer of our Cardiology, Rhythm and Vascular Group. From 2008 until May 2010, he was our Senior Vice President and Associate Chief Medical Officer of our Cardiovascular business. Prior to joining Boston Scientific in 2008, Dr. Dawkins was a practicing interventional cardiologist for more than 20 years in England. He has earned a series of clinical, research and academic distinctions, including a Post-Doctoral Research Fellowship at Stanford University as a Fulbright Scholar. He served as President of the British Cardiovascular Intervention Society, and held numerous appointments on hospital, regional and national committees, including the National Institute for Health and Clinical Excellence. He has been an author on more than 600 academic publications and presentations on a variety of cardiac topics. Dr. Dawkins was educated at London University and Guys Hospital, earning a First Class Honours degree in Pathology. He trained in cardiology at Oxford and at the Brompton & St. George's Hospital in London.

Joseph M. Fitzgerald has been our Executive Vice President and President, Rhythm Management since February 2014, having previously served as Senior Vice President and President, Cardiac Rhythm Management from July 2011. He served as Senior Vice President and President, Endovascular from February 2010 until July 2011. Prior to that, Mr. Fitzgerald was President and General Manager of our Peripheral Interventions business from June 2008 to February 2010 and President of Electrophysiology business from 2005 to 2008. Previously, he held a variety of management positions in our Neurovascular and Peripheral Interventions businesses. These included numerous regional and divisional sales management assignments up to and including his roles as Vice President, Global Marketing for the Neurovascular business from January 2001 to July 2005 and Vice President of U.S. Sales for the Neurovascular business from 1997 to January 2001. Prior to joining Boston Scientific in 1990 as a sales representative, Mr. Fitzgerald was with Anheuser Busch, Inc., where he held a variety of sales, marketing and training assignments. Mr. Fitzgerald holds a B.S. in Business from Indiana University and an M.B.A. from Southern Illinois with a concentration in Marketing and Finance.

Jean F. Lance is our Senior Vice President and Chief Compliance Officer, a position she has held since February 2010. Prior to her current role, Ms. Lance served as Vice President and Chief Compliance Officer from late 2009 to February 2010 and as Vice President and General Counsel for our Cardiovascular Group from 1996 to 2009. Before joining Boston Scientific in 1996, Ms. Lance was General Counsel and Vice President of Human Resources for Red Line Healthcare Corporation, which was subsequently acquired by McKesson Corporation. Prior to that, she practiced with the national law firm of SNR Denton, formerly known as Sonnenschein Nath & Rosenthal, in Chicago, Illinois, where she specialized in corporate law with an emphasis in health law. Ms. Lance served as a member of the Advanced Medical Technology Association's (AdvaMed) Code of Ethics Working Group and was actively engaged in the development of the AdvaMed Code of Ethics on Interactions with Health Care Professionals and the 2008 revisions to the AdvaMed Code of Ethics. Ms. Lance received her B.S. degree with honors in Accounting with French and business administration minors from Minnesota State University — Mankato and a J.D. degree with honors from the University of Minnesota Law School, where she was a member of the Law Review. Ms. Lance is also a certified public accountant.

Jeffrey B. Mirviss has been our Senior Vice President and President, Peripheral Interventions since January 2013 and was our President, Peripheral Interventions from July 2011 to January 2013. Mr. Mirviss has more than 23 years of experience in medical device and pharmaceutical general management, marketing and sales. Since joining us in 1997, Mr. Mirviss also served as our Vice President, Group Global Marketing, CRV from July 2009 to July 2011 and Vice President, Global Cardiology Marketing from December 2004 to July 2009. In addition to his positions at Boston Scientific, Mr. Mirviss has worked for companies ranging in size from a pre-revenue venture-backed medical device startup to Dow 30 companies. He holds a Bachelor's degree from the University of Minnesota and an M.B.A. from the University of St. Thomas.

Maulik Nanavaty became our Senior Vice President and President, Neuromodulation in September 2011. Prior to his current role, Mr. Nanavaty was President of Boston Scientific Japan from December 2007 until September 2011. From January 2007 through November 2007, he served as Vice President and General Manager, Interventional Cardiology of Boston Scientific Japan. Mr. Nanavaty joined our Company in 2005 as Vice President, Corporate Strategy of Boston Scientific Japan and served in that capacity through December 2006. Prior to joining our Company, Mr. Nanavaty spent 16 years working in various executive positions at Baxter International, Inc. and Baxter Japan. Mr. Nanavaty is a member of the board of directors for the California Health Institute. Mr. Nanavaty earned a Ph.D. in Pharmaceutical Sciences from the University of Illinois and an M.B.A. from the University of Chicago.

J. Michael Onuscheck is our Senior Vice President and President, Europe, a position he has held since January 2013. Mr. Onuscheck was Senior Vice President and President, Europe, Middle East and Africa from September 2011 until his responsibilities were focused on the Company's Europe international unit. Prior to that, he served as the Senior Vice President and President of our Neuromodulation business from January 2008 until September 2011. Mr. Onuscheck joined Boston Scientific in 2004 with our acquisition of Advanced Bionics as the Vice President of Sales and Clinical Services for the Auditory business. He served as Vice President of Sales and Marketing for our Pain Management business from September 2004 until January 2008. Mr. Onuscheck earned a B.A. in Business Administration and Psychology from Washington and Jefferson College.

Michael P. Phalen has been our Executive Vice President and President, MedSurg since January 2012. Prior to his current role, he served as Executive Vice President and President, International from January 2011. Mr. Phalen served as Senior Vice President and President of our Endoscopy business from 2010 to 2011 and Vice President and President of Endoscopy from 2001 to 2010. Mr. Phalen joined us in 1988 and has held a variety of management positions at the Company. Prior to becoming President of the Endoscopy business, he was Vice President, Business Unit Manager for Endoscopic Surgery and Vice President of Global Marketing for Endoscopy. Prior to these appointments, Mr. Phalen held positions as Director of Marketing, Group Product Manager, Regional Sales Manager, Product Manager and Territory Manager. Before joining us, he held management positions with MD Technology, Kendall Healthcare and Pennwalt Pharmaceuticals. He earned a B.S. in General Science from Villanova University and an M.B.A. from Fairleigh Dickinson University.

David A. Pierce has served as our Senior Vice President and President, Endoscopy since January 2011. Prior to his current role, Mr. Pierce served as Vice President, Marketing for the Company's Endoscopy Division from April 2006 until January 2011. From December 2004 until March 2006, Mr. Pierce was the Group Marketing Director in the Company's Endoscopy Division. He joined our Company in 1991 as a Territory Manager before assuming management-level positions of increasing responsibility. Before joining our Company, Mr. Pierce worked as a Senior Sales Representative for Airborne Express and served as a Captain in the United States Army. He earned a B.S. in Business Administration from Norwich University and an M.B.A. from Boston University.

Karen Prange is our Senior Vice President and President, Urology & Women's Health, a position she has held since June 2012. In this role, she is responsible for developing and bringing to market innovative solutions for the treatment of various urological and gynecological disorders. Prior to her career with Boston Scientific, Ms. Prange spent 17 years with Johnson & Johnson in various medical device businesses, including as Vice President and General Manager, Micrus Endovascular LLC and Codman Neurovascular from September 2010 to June 2012; Vice President and General Manager, Codman Neurovascular from August 2008 to September 2010; and Vice President, Global Marketing for Codman from June 2006 to July 2008. Ms. Prange holds a B.S. in Business Administration with honors from the University of Florida.

Timothy A. Pratt is our Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, a position he has held since February 2010. He is responsible for the worldwide management of our Legal functions, Global Regulatory Affairs, Government Affairs, Enterprise Strategy and Marketing, Health Economics and Reimbursement, Corporate Communications, and Aviation Services. Mr. Pratt joined Boston Scientific in May 2008 as our Executive Vice President, General Counsel and Secretary. Previously, Mr. Pratt worked for the law firm of Shook, Hardy & Bacon. He joined the firm in 1977 and became partner in 1981. He concentrated his practice in the defense of pharmaceutical and medical device litigation and toxic tort cases. Mr. Pratt serves as a director on the boards of the Lawyers for Civil Justice, DRI — The Voice of the Defense Bar, and the New England Legal Foundation. He is also active in the Federation of Defense and Corporate Counsel, where he serves on the board, executive committee and as their President. Mr. Pratt has served as a member of the board of directors and executive committee of AdvaMed. Mr. Pratt earned a B.A. degree at Tarkio College and graduated Order of the Coif from Drake University Law School, where he served as editor-in-chief of the Drake Law Review. After graduating, Mr. Pratt was law clerk to Judge Floyd R. Gibson of the U.S. Court of Appeals for the Eighth Circuit.

Kenneth J. Pucel is our Executive Vice President, Global Operations, Quality and Technology, a position he has held since December 2012. Mr. Pucel was previously our Executive Vice President, Global Operations and Technology from January 2011 to December 2012, at which time he assumed responsibility for the Company's Global Quality function. Prior to this, he served as our Executive Vice President, Operations from November 2006 to 2011, our Senior Vice President, Operations from December 2004 to November 2006, our Vice President and General Manager, Operations from September 2002 to December 2004 and our Vice President of Operations from June 2001 to September 2002. Prior to that, he held various positions in our Cardiovascular Group, including Manufacturing Engineer, Process Development Engineer, Operations Manager, Production Manager and Director of Operations. Mr. Pucel earned a B.S. in Mechanical Engineering with a concentration in Biomedical Engineering from the University of Minnesota.

Named Executive Officers

Under applicable SEC rules, we are required to disclose certain compensation and other information regarding our Chief Executive Officer, our Chief Financial Officer, and our three other most highly-compensated executive officers (referred to as our named executive officers or NEOs). Our named executive officers for the year ended December 31, 2013, are:

Michael F. Mahoney	President and Chief Executive Officer
Jeffrey D. Capello	Former Executive Vice President and Chief Financial Officer
Supratim Bose	Executive Vice President and President, Asia Pacific, Middle East and Africa
Timothy A. Pratt	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary
Kenneth J. Pucel	Executive Vice President, Global Operations, Quality and Technology

SEC rules require that we discuss the compensation of all individuals serving in the role of Chief Financial Officer during the year. As a result, Mr. Capello, who served as our Executive Vice President and Chief Financial Officer through December 31, 2013, is discussed in that capacity. Following Mr. Capello's transition out of his role as Executive Vice President and Chief Financial Officer effective December 31, 2013, he remains with the Company as a senior advisor through May 15, 2014 or an earlier date.

CERTAIN BENEFICIAL OWNERSHIP MATTERS

Security Ownership of Principal Stockholders

Set forth below are stockholders known by us to be the beneficial owner of more than 5% of our common stock as of March 1, 2014. As of March 1, 2014, there were 1,321,968,783 shares of our common stock outstanding.

Name and Address	Number of Shares Beneficially Owned		Percent of Shares Outstanding

BlackRock, Inc.	84,810,985	(1)	6.42%
40 East 52nd Street, New York, NY 10022
Capital Research Global Investors	79,154,326	(2)	5.99%
33 South Hope Street, Los Angeles, CA 90071
FMR LLC/Edward C. Johnson 3d	180,251,016	(3)	13.64%
245 Summer Street, Boston, MA 02210
The Vanguard Group	89,658,408	(4)	6.78%
100 Vanguard Blvd., Malvern, PA 19355

(1)	Based solely on an Amendment to Schedule 13G filed with the SEC on January 28, 2014, BlackRock, Inc. (BlackRock) reported aggregate beneficial ownership of 84,810,985 shares of Boston Scientific common stock as of December 31, 2013. BlackRock reported that it possessed sole voting power with respect to 71,792,790 shares and sole dispositive power with respect to 84,810,985 shares. BlackRock also reported that it did not possess shared voting or dispositive power over any shares beneficially owned.
(2)
Based solely on a Schedule 13G filed with the SEC on February 13, 2014, Capital Research Global Investors (CRGI) reported aggregate beneficial ownership of 79,154,326 shares of Boston Scientific common stock as of December 31, 2013. CRGI reported that it possessed sole voting power and sole dispositive power with respect to 79,154,326 shares.
(3)
Based solely on an Amendment to Schedule 13G jointly filed by FMR LLC and Edward C. Johnson 3d with the SEC on February 14, 2014, FMR LLC and Edward C. Johnson 3d each reported aggregate beneficial ownership of the same 180,251,016 shares of Boston Scientific common stock. FMR LLC reported sole voting power with respect to 5,215,668 shares of Boston Scientific common stock and each of FMR LLC and Edward C. Johnson 3d reported sole dispositive power with respect to the same 180,251,016 shares, in each case, as of December 31, 2013. FMR LLC and Edward C. Johnson 3d reported that (i) Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 140,638,872 shares, (ii) Fidelity SelectCo, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 34,363,501 shares (iii) Fidelity Management Trust Company, a wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 421,575 shares, (iv) Strategic Advisers, Inc., a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 32,994 shares, (v) Pyramis Global Advisors, LLC, an indirect wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 3,741,270 shares, (vi) Pyramis Global Advisors Trust Company a wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 988,544 shares and (vii) FIL limited, which provides investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors, is the beneficial owner of 64,260 shares.
(4)
Based solely on a Schedule 13G filed with the SEC on February 11, 2014, The Vanguard Group (Vanguard) reported aggregate beneficial ownership of 89,658,408 shares of Boston Scientific common stock as of December 31, 2013. Vanguard reported that it possessed sole voting power with respect to 2,200,163 shares, sole dispositive power with respect to 87,623,065 shares and shared dispositive power with respect to 2,035,343 shares and that it did not possess shared voting power over any shares beneficially owned. Vanguard also reported that (i) Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 1,714,126 shares as a result of its serving as investment manager of collective trust accounts and (ii) Vanguard Investments Australia, Ltd., a wholly-

owned subsidiary of Vanguard, is the beneficial owner of 807,254 shares as a result of its serving as investment manager of Australian investment offerings.

Security Ownership of Directors and Executive Officers

The following table shows, as of March 1, 2014, the amount of our common stock beneficially owned by:

  •
  our directors and director nominees;

  •
  our executive officers named in the Summary Compensation Table; and

  •
  all of our directors and executive officers as a group.

"Beneficial ownership" includes those shares of our common stock the reporting person has the power to vote or transfer, stock options that are currently exercisable or exercisable within 60 days, and deferred stock units that will vest within 60 days. Unless otherwise indicated, the persons named below have sole voting and investment power over the shares listed.

Name	Number of Shares Beneficially Owned	Percent of Shares Outstanding

Katharine T. Bartlett(1)	106,920	*
Bruce L. Byrnes(2)	98,920	*
Nelda J. Connors(3)	77,569	*
Kristina M. Johnson(4)	88,151	*
Edward J. Ludwig(5)	0	*
Ernest Mario(6)	481,953	*
N.J. Nicholas, Jr.(7)	1,263,732	*
Pete M. Nicholas(8)	6,677,710	*
Uwe E. Reinhardt(9)	155,202	*
David J. Roux(10)	4,573	*
John E. Sununu(11)	87,577	*
Michael F. Mahoney(12)	1,045,127	*
Supratim Bose(13)	171,085	*
Jeffrey D. Capello(14)	172,896	*
Timothy A. Pratt(15)	968,862	*
Kenneth J. Pucel(16)	1,148,550	*
All directors and executive officers as a group (27 persons)(17)	16,509,096	1.24%

*	Reflects beneficial ownership of less than one percent (1%) of our outstanding common stock.
(1)
Ms. Bartlett's beneficial ownership includes 22,756 shares of restricted stock as to which Ms. Bartlett has sole voting but not investment power and 54,456 shares of restricted stock deferred pursuant our Non-Employee Director Deferred Compensation Plan as to which Ms. Bartlett has neither voting nor investment power until such shares are distributed in accordance with the plan, and 8,000 shares of common stock held jointly with Ms. Bartlett's spouse, as to which she has shared voting and investment power.
(2)	Mr. Byrnes' beneficial ownership includes 22,756 shares of restricted stock as to which Mr. Byrnes has sole voting but not investment power.

(3)
Ms. Connors' beneficial ownership includes 77,569 shares of restricted stock deferred pursuant to our Non-Employee Director Deferred Compensation Plan as to which Ms. Connors has neither voting nor investment power until such shares are distributed in accordance with the plan.
(4)
Dr. Johnson's beneficial ownership includes 85,027 shares of restricted stock deferred pursuant to our Non-Employee Director Deferred Compensation Plan as to which Dr. Johnson has neither voting nor investment power until such shares are distributed in accordance with the plan. It excludes 9,815.556 common stock equivalents which Dr. Johnson received under our Non-Employee Director Deferred Compensation Plan in connection with her deferral of certain director cash retainer amounts.
(5)	Mr. Ludwig will receive an initial restricted stock award on April 1, 2014.
(6)
Dr. Mario's beneficial ownership includes 130,098 shares of restricted stock deferred pursuant to our Non-Employee Director Deferred Compensation Plan as to which Dr. Mario has neither voting nor investment power until such shares are distributed in accordance with the plan and 4,000 shares of common stock subject to exercisable stock options. It excludes 17,593 common stock equivalents which Dr. Mario received under our Non-Employee Director Deferred Compensation Plan in connection with his deferral of certain director cash retainer amounts.
(7)
Mr. N.J. Nicholas' beneficial ownership includes 106,475 shares of common stock held by Mr. N.J. Nicholas, as sole trustee of a revocable trust, and 8,000 shares of common stock held in a trust of which Mr. N.J. Nicholas is co-trustee, his child is a beneficiary and co-trustee and to which Mr. N.J. Nicholas disclaims beneficial ownership. It also includes 834,361 shares of common stock held by Ms. Ruth L. Nicholas and Mr. N.J. Nicholas, as sole trustees of an irrevocable trust for the benefit of Mr. Pete M. Nicholas' children and spouse, as to which Mr. N.J. Nicholas disclaims beneficial ownership and which shares are pledged as security and held in collateral accounts predating, and "grandfathered" under, the Company's Prohibition on Hedging and Pledging Policy described on page 68, 225,000 shares held in IRA accounts, 1,900 shares held in a charitable trust of which Mr. N.J. Nicholas is a trustee and to which he disclaims beneficial ownership, 83,996 shares of restricted stock deferred pursuant to our Non-Employee Director Deferred Compensation Plan as to which Mr. N.J. Nicholas has neither voting nor investment power until such shares are distributed in accordance with the plan, and 4,000 shares of common stock subject to exercisable stock options. It excludes 152,000 shares held by Mr. Pete M. Nicholas, Llewellyn Nicholas and Anastasios Parafestas, as Trustees of five irrevocable trusts for the benefit of Mr. N.J. Nicholas' children as to which Mr. N.J. Nicholas disclaims beneficial ownership and 64,855.504 common stock equivalents which Mr. N.J. Nicholas received pursuant to our Non-Employee Director Compensation Plan in connection with his deferral of certain director cash retainer amounts.
(8)
Mr. Pete M. Nicholas' beneficial ownership includes 22,756 shares of restricted stock as to which Mr. Pete M. Nicholas has sole voting but not investment power and 3,000 shares of common stock subject to exercisable stock options. It also includes 1,229,095 shares owned jointly with his spouse and 3,085,215 shares of common stock held by Promerica L.P., a family limited partnership of which Mr. Pete M. Nicholas is general partner and as to which he is deemed to have beneficial ownership. All shares owned by Mr. Pete M. Nicholas jointly with his spouse and all shares held by Promerica L.P., as well as 2,005,046 of the shares held directly by Mr. Pete M. Nicholas, are pledged as security and held in collateral accounts predating, and "grandfathered" under, the Company's Prohibition on Hedging and Pledging Policy described on page 68. Mr. Pete M. Nicholas' beneficial ownership also includes an aggregate of 152,000 shares held by Mr. Pete M. Nicholas, Llewellyn Nicholas and Anastasios Parafestas, as trustees of five irrevocable trusts for the benefit of Mr. N.J. Nicholas' children as to which Mr. Pete M. Nicholas disclaims beneficial ownership. Mr. Pete M. Nicholas' beneficial ownership excludes 834,361 shares of common stock held by Ms. Ruth L. Nicholas and Mr. N.J. Nicholas, as sole trustees of an irrevocable trust for the benefit of Mr. Pete M. Nicholas' children and spouse, as to which Mr. Pete M. Nicholas disclaims beneficial ownership and which shares are pledged as security and held in collateral accounts.
(9)
Dr. Reinhardt's beneficial ownership includes 22,756 shares of restricted stock as to which Dr. Reinhardt has sole voting but not investment power, 4,000 shares of common stock subject to exercisable stock options, and 5,000 shares of stock held by Dr. Reinhardt's spouse as to which he disclaims beneficial ownership.
(10)	Mr. Roux's beneficial ownership includes 4,573 shares of restricted stock as to which Mr. Roux has sole voting but not investment power.
(11)
Senator Sununu's beneficial ownership includes 68,580 shares of restricted stock deferred pursuant our Non-Employee Director Deferred Compensation Plan as to which Senator Sununu has neither voting nor investment power until such shares are distributed in accordance with the plan.

(12)	Mr. Mahoney's beneficial ownership includes 502,604 shares of common stock subject to stock options exercisable within 60 days of March 1, 2014.
(13)	Mr. Bose's beneficial ownership includes 128,101 shares of common stock subject to stock options exercisable within 60 days of March 1, 2014.
(14)	Mr. Capello's beneficial ownership includes 150,198 shares of common stock subject to stock options exercisable within 60 days of March 1, 2014.
(15)	Mr. Pratt's beneficial ownership includes 761,408 shares of common stock subject to stock options exercisable within 60 days of March 1, 2014.
(16)	Mr. Pucel's beneficial ownership includes 1,020,033 shares of common stock subject to stock options exercisable within 60 days of March 1, 2014.
(17)
This amount includes an aggregate of 5,481,421 shares of common stock subject to stock options exercisable within 60 days of March 1, 2014, and 80,626 shares held in the 401(k) Plan accounts of our executive officers. Please refer to footnotes one through 16 above for additional details regarding the holdings of our directors and NEOs. Mr. Capello was no longer an executive officer of the Company as of December 31, 2013 and, therefore, his beneficial ownership information is not included in this amount.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons beneficially holding more than 10% of our common stock to file reports of their ownership of our common stock and any changes in that ownership with the SEC. Specific due dates for these reports have been established and we are required to report any failure to file by these dates during fiscal year 2013. To our knowledge, all of these filing requirements were timely satisfied by our directors, executive officers and 10% stockholders except that (1) on January 3, 2013, a Form 4 was filed on behalf of N.J. Nicholas, Jr. reporting a gift transaction that took place in 2005 and (2) on December 4, 2013, an amendment to a Form 4 filed on November 12, 2013 was filed on behalf of Jeffrey B. Mirviss to report the stock option exercise that was omitted from Mr. Mirviss's Form 4 filed on November 12, 2013 and to correct the number of securities beneficially owned by Mr. Mirviss following the sale transactions on each of November 8, 2013 and November 11, 2013 that were previously reported in his Form 4 filed on November 12, 2013. In making these statements, we have relied upon the written representations of our directors and executive officers and copies of reports that have been filed with the SEC.

 COMPENSATION DISCUSSION & ANALYSIS

This discussion and analysis describes material elements of our 2013 compensation program for our NEOs.

Executive Summary

Company Strategic Imperatives and Select Business Results Linked to 2013 Executive Compensation

In December 2012 we introduced a new corporate mission statement and core values to help better define the Company and we launched the following strategic imperatives to help drive innovation, accelerate profitable revenue growth and increase stockholder value.

  •
  Strengthen execution to grow share in our served markets.

  •
  Expand into high growth adjacencies that complement our businesses.

  •
  Drive global expansion internationally, including in emerging markets.

  •
  Fund the journey to fuel growth through optimization and cost reduction initiatives and a re-allocation of investments to support growth initiatives.

  •
  Develop key capabilities to enable delivery of economic- and customer-focused products and solutions aligned with marketplace needs.

With respect to our performance in 2013 relative to the financial performance metrics used in our short- and long-term incentive programs, we:

  •
  Generated GAAP net sales of $7.143 billion and net sales on an assumed standard constant currency basis excluding $15 million of sales from a business acquired by the Company in November 2013 (SFX net sales) of $7.284 billion.

  •
  With the inclusion of goodwill and other intangible asset impairment charges, acquisition-, divestiture-, restructuring- and litigation-related charges, discrete tax items and amortization and debt extinguishment expense (after tax) of $1.112 billion, or $0.82 per share, we generated a GAAP net loss of $121 million, or $0.09 per share. Excluding these net charges, we generated adjusted net income of $991 million, or $0.73 per share (adjusted EPS).

  •
  Generated strong GAAP cash flow from operating activities of $1.082 billion and adjusted free cash flow of $1.158 billion.

  •
  Used approximately $500 million of cash generated from operating activities to repurchase approximately 51 million shares of our common stock, thereby returning value to our stockholders.

Adjusted free cash flow, SFX net sales, adjusted net income and adjusted EPS are not prepared in accordance with generally accepted accounting principles in the United States (GAAP). For a reconciliation of these financial measures to the most directly comparable GAAP financial measures and insight into how these non-GAAP measures are considered by management, please see Annex A.

Pay for Performance

Our executive compensation philosophy is to provide appropriate competitive compensation opportunities to our executives with actual pay outcomes heavily influenced by achievement of Company and individual performance targets in support of our business strategy and creation of long-term stockholder value.

CEO's Realizable TDC Aligns with Company Performance

The following chart shows the value of the primary elements of total direct compensation (TDC), consisting of base salary and annual short- and long-term incentives, for our Chief Executive Officer in 2013 (i) at "target" opportunity as considered by our Compensation Committee; (ii) as disclosed in our Summary Compensation Table; and (iii) as "realizable" at December 31, 2013. These values were calculated using the 2013 base salary, annual equity incentives, and Annual Bonus Plan award amounts for Mr. Mahoney as set forth in the footnotes to the chart below.

(1)	The "Target" column of the chart reflects the value of the primary elements of 2013 TDC opportunity for Mr. Mahoney considered by the Compensation Committee as follows: (i) the annual equity awards granted on February 28, 2013, with stock options valued using the Black-Scholes valuation model described in the footnotes to the Summary Compensation Table on page 71 and with both service-based deferred stock units (DSUs) and Company performance-based DSUs valued at target (using the number of units and target units awarded multiplied by the closing price of our common stock on the date of grant); (ii) the target Annual Bonus Plan award; and (iii) the annual base salary approved in February 2013.
(2)
The "Summary Compensation Table" column of the chart reflects the value of the primary elements of 2013 TDC for Mr. Mahoney as reflected in the Summary Compensation Table as follows: (i) the annual equity awards granted on February 28, 2013, with the value of each award determined in accordance with FASB ASC Topic 718, as described in the footnotes to the Summary Compensation Table on page 71; (ii) the actual Annual Bonus Plan award payment made for 2013; and (iii) the annual base salary paid in 2013.
(3)
The "Realizable" column of the chart reflects the value of the primary elements of 2013 TDC for Mr. Mahoney realizable at December 31, 2013 as follows: (i) the annual equity awards granted on February 28, 2013, with (a) stock options valued at their intrinsic value using the number of options awarded multiplied by the closing price of our common stock on December 31, 2013 less the exercise price of such options, (b) service-based DSUs valued using the number of units awarded multiplied by the closing price of our common stock on December 31, 2013, (c) TSR performance-based DSUs (as defined under "a Significant Portion of our NEOs' 2013 Target TDC is At-Risk, Performance-Based Compensation" below) valued at maximum as a result of the Company's 113.94% TSR performance in 2013 (using the maximum number of units multiplied by the closing price of our common stock on December 31, 2013), and (d) the FCF performance-based DSUs (as defined under "a Significant Portion of our NEOs' 2013 Target TDC is At-Risk, Performance-Based Compensation" below) valued using 101.4% of the target FCF performance-based DSUs (representing the actual percentage of target units that had satisfied the performance criteria under the program) multiplied by the closing price of our common stock on December 31, 2013; (ii) the actual Annual Bonus Plan award payment made for 2013; and (iii) the annual base salary paid in 2013.

The significant difference in value of the at-risk, performance based compensation portion of the primary elements of our Chief Executive Officer's TDC as reflected in the "Realizable" column of the chart above relative to the value reflected in the "Target" and/or "Summary Compensation Table" columns of the chart above is primarily due to:

  •
  The increase in the closing price of our common stock on December 31, 2013 ($12.02) compared to the closing price of our common stock on February 28, 2013 ($7.39), the date of grant for the 2013 annual equity awards.

  •
  The 2013 TSR performance-based DSUs (as defined under "a Significant Portion of our NEOs' 2013 Target TDC is At-Risk, Performance-Based Compensation" below) being valued at 200% of target as a result of the Company's 113.94% TSR performance in 2013 relative to that of the other companies in the S&P Healthcare Index in light of our rank being 1st out of 52 for the 2013 performance period.

  •
  The Company-wide total bonus pool (Total Bonus Pool) being funded at 115% based on our 2013 performance measured against Company-level financial performance targets (set to coincide with our Board approved internal operating plan for 2013) achieving 108.9% of target for adjusted EPS and 102.1% of target for SFX net sales.

We believe this demonstrates the alignment of our executives' pay opportunity with Company performance and the long-term interests of our stockholders, providing "pay for performance."

A Significant Portion of our NEOs' 2013 Target TDC is At-Risk, Performance-Based Compensation

Our Compensation Committee ties a significant portion of the primary elements of our executives' target TDC to at-risk, performance-based incentive opportunities. For 2013, 83% of the target value of the primary elements of TDC for our NEOs as a group (including our CEO) consisted of at-risk, performance-based incentive compensation, which was comprised of the following:

  •
  14% Short-Term Cash Incentive Awards, with:

  ➢
  Funding of the Total Bonus Pool tied to Company performance measured against adjusted EPS and SFX net sales performance targets.

  ➢
  Allocation of the Total Bonus Pool, as funded, based on regional, business and functional performance measured against their respective financial and/or operational performance targets.

  ➢
  Actual payout tied to each individual's performance.

  •
  69% Long-Term Equity Incentive Awards, with mix of opportunity comprised of:

  ➢
  25% target Company performance-based deferred stock units (DSUs), a percentage of which may be earned (if at all) based on the total shareholder return (TSR) of our common stock relative to that of the other companies in the S&P 500 Healthcare Index over a three-year performance period.

    ➢
    25% target performance-based DSUs, a percentage of which may be earned (if at all) based on our adjusted free cash flow (FCF) measured against our target performance over a one-year performance period and subject to service-based vesting over a three-year period (inclusive of the performance period).

    ➢
    25% stock options, with ultimate value (if any) tied to the performance of our stock price.

    ➢
    25% service-based DSUs, with ultimate value tied to the performance of our stock price.

The percentages above were calculated using the 2013 base salary, target equity values and target Annual Bonus Plan award amounts for our NEOs set forth in the footnote to the charts below. Allocation of the target value of the primary elements of TDC for our Chief Executive Officer and for our other NEOs as a group in 2013 was as follows:

(1)	The charts reflect the value of the primary elements of 2013 TDC opportunity as considered by the Compensation Committee as follows: (i) the annual equity awards granted to our CEO/other NEOs on February 28, 2013, with stock options valued per the Black-Scholes valuation model described in the footnotes to the Summary Compensation Table on page 71 and with both service-based DSUs and Company performance-based DSUs valued at target (using the number of units and target units awarded multiplied by the closing price of our common stock on the date of grant); (ii) the target Annual Bonus Plan award; and (iii) the annual base salary approved in February 2013.

We believe our emphasis on at-risk, performance-based incentive compensation — consisting of our Annual Bonus Plan awards and long-term equity awards — aligns our executives with our business strategy and the short- and long-term interests of our stockholders, providing "pay for performance" and putting a significant portion of our executives' pay "at risk."

Executive Compensation Program Best Practices

Our Compensation Committee believes that a strong foundation for our compensation program is necessary to effectively execute our executive compensation philosophy. The following key aspects of executive compensation best practices serve as a foundation for our compensation program:

What We Do

  ✓
  Use mix of short- and long-term incentive compensation, with an emphasis on long-term compensation.

  ✓
  Use mix of fixed and variable compensation, with an emphasis on variable, at-risk performance-based compensation.

  ✓
  Require a "double-trigger" (both a change in control and termination without cause or for good reason) for cash payments and accelerated vesting of equity awards granted after 2009 where the surviving or acquiring entity substitutes or assumes outstanding equity awards.

  ✓
  Maintain stock ownership guidelines for our executives and directors.

  ✓
  Have a policy for the recovery, commonly referred to as a "claw-back," of all or a portion of certain incentive compensation awards under certain circumstances.

  ✓
  Use internal pay equity analysis.

  ✓
  Use peer group company comparative analysis.

  ✓
  Engage an independent compensation consultant reporting directly to the Compensation Committee.

  ✓
  Perform risk assessment of incentive compensation policies and programs.

What We Don't Do

  ✗
  No tax gross-ups (except on relocation benefits).

  ✗
  No excise tax gross-ups on severance or other payments in connection with a change in control.

  ✗
  No repricing of underwater stock options without stockholder approval.

  ✗
  No "single-trigger" cash severance benefits or acceleration of vesting of equity awards granted after 2009 where the surviving or acquiring entity substitutes or assumes outstanding equity awards (payment requires both a change in control and termination without cause or for good reason, commonly referred to as a "double-trigger").

  ✗
  No pledging or hedging of the economic value of our common stock by our executives and directors1.

Say on Pay

At our 2013 Annual Meeting of Stockholders we asked our stockholders to vote, on an advisory basis, on the 2012 compensation of our then named executive officers as disclosed in our 2013 Proxy Statement, commonly referred to as a "say-on-pay" advisory vote. Our stockholders approved the compensation of our then named executive officers with approximately 93% of the votes cast voting in favor of the proposal, an increase of approximately 22% over the votes cast voting in favor of the "say-on-pay" advisory vote at our 2012 Annual Meeting of Stockholders. In connection with its review of our compensation program against our executive compensation philosophy and business objectives, our Compensation Committee took into consideration the modifications it had already made to our compensation programs in support of our executive compensation philosophy and best practices, the results of the say-on-pay advisory vote as well as feedback the Company received on the matter from its stockholders in prior years. As a result, our Compensation Committee concluded that it would retain our compensation program's emphasis on at-risk, performance-based incentive compensation.

[1]	Hedging and pledging arrangements of any of our directors that were in existence prior to January 1, 2011 are exempt from the policy.

 How We Determine Executive Compensation

Executive Compensation Philosophy and Objectives

Our executive compensation philosophy is to provide appropriate competitive compensation opportunities to our executives with actual pay outcomes heavily influenced by achievement of Company, business and individual performance targets/objectives in support of our business strategy and creation of long-term stockholder value. The core objectives of our compensation program are to:

  •
  Attract, retain, and engage top talent.

  •
  Reinforce our culture of quality.

  •
  Align management's interests with the long-term interests of our stockholders.

  •
  Incent achievement of key Company, business and individual targets/objectives to support our business strategy.

  •
  Appropriately manage compensation risk in light of our business strategy.

Our Compensation Committee evaluates executive compensation best practices and makes modifications to our compensation program that it determines are appropriate to support our executive compensation philosophy.

Competitive Market Analysis

In order to facilitate an understanding of trends and comparative practices in executive compensation generally and with respect to the specific levels and mix of target compensation opportunities provided to our executives as well as program design in the market within which we compete for top talent, our Compensation Committee considers executive compensation comparative data of our peer group companies. The companies in our peer group (i) are in two Global Industry Classification Standard (GICS) Industry Groups, which include companies generally focused on a comparable industry (customer base and product offerings) such as pharmaceuticals, biotechnology & life sciences and healthcare equipment & services companies, and (ii) generally have a comparable size (0.5x to 2x) in relation to one or both of our revenue and market capitalization. Additional characteristics of our peer group companies may include being listed in three or more of our peer companies' peer groups and being in our GICS Sub-Industry (healthcare equipment).

Our Compensation Committee reviews the composition and appropriateness of our peer group companies for executive compensation comparative purposes annually. Following a review in February 2013, our Compensation Committee made no changes to our 2012 peer group companies for 2013 executive compensation comparative purposes. Our 2013 peer group companies are listed below:

Allergan, Inc.	C.R. Bard	St. Jude Medical, Inc.
Baxter International Inc.	Edwards Lifesciences	Stryker Corporation
Becton, Dickinson and Company	Hospira, Inc.	Thermo Fisher Scientific, Inc.
CareFusion Corp	Medtronic, Inc.	Zimmer Holdings, Inc.
Covidien Ltd.

For 2013, general industry survey data, adjusted to incorporate a premium for the medical device industry, were used for executive compensation comparative purposes for positions where sufficient peer group proxy data was not available. When making its determinations, the Compensation Committee was not aware of the constituent companies used in the general industry survey.

Internal Pay Equity and Other Considerations

Our Compensation Committee considers the primary elements of each executive's TDC opportunity compared to that of our other executives as well as the economic and retentive value of prior equity awards received by our executives in determining their current and future compensation.

Risk Considerations

Our Compensation Committee considers whether our executive compensation program is appropriately aligned with business risk, examining the potential effects that elements of our executive compensation program may have on business risk, including among other things, the mix of fixed and variable compensation; the mix of short- and long-term compensation; the mix of long-term equity incentives; performance metric mix, weighting, measurement, and payout timing; discretion and caps on short-term incentives; award size, vesting schedules and performance and other terms of long-term equity incentives; and other incentive opportunities and their features. Our Compensation Committee also considers mitigating design elements, including among other things, our recovery of short-term incentive awards policy and other recovery and forfeiture provisions relating to incentive compensation awards and other benefits, executive stock ownership guidelines, and hedging/pledging prohibition. For more details on these policies and guidelines, please see "Recovery of Incentive Compensation Awards Policy and Provisions," "Executive Stock Ownership Guidelines" and "Prohibition on Pledging and Hedging the Economic Value of our Common Stock" on beginning on page 67. For more information about our assessment of compensation policies and practices as they relate to our risk management, please see "Risk Assessment of our Compensation Programs" on page 70.

Performance Considerations

We utilize a performance, development and coaching (PDC) process to help guide individual development and performance discussions and assess annual performance. With respect to each of our executives that report directly to him, our Chief Executive Officer undertakes their annual PDC reviews, assesses their performance results and makes related compensation recommendations for them to our Compensation Committee for its consideration. Our Compensation Committee sets our Chief Executive Officer's performance objectives and oversees the evaluation of our Chief Executive Officer's performance in relation to those objectives. For 2013, the overall performance of our executives, including our NEOs (other than our Chief Executive Officer) was rated on a 3-point scale designed to support a culture of high performance and accountability within clear expectations, which consisted of "outstanding," "successful" and "improvement required." These performance achievement indicators, among the other considerations discussed in this discussion and analysis, influence our executives' base salary, the individual component of their Annual Bonus Plan award and, as an indication of future performance potential, their long-term equity incentive awards.

Chief Executive Officer and Compensation Committee Judgment

The application of Chief Executive Officer and Compensation Committee judgment is an important factor in setting and determining executive pay. We do not employ a purely formulaic approach to our executive compensation program. While target market guidelines and individual target TDC, financial and operational targets, individual performance objectives and funding formulas are established in advance, Company and individual performance and other considerations such as budgets, costs to the Company, our quality objectives, changes in executive roles or responsibilities, current economic conditions as well as the other considerations discussed in this discussion and analysis, may also be taken into account. For example, while the funding formula tied to Company-level financial performance targets are set in advance under our Annual Bonus Plan, our Compensation Committee is able to reduce the Total Bonus Pool funding percentage (to not less than 50%) based on its assessment of the Company's progress toward achievement of our quality objectives.

Participants in the Compensation Process

Our Compensation Committee bears principal responsibility for, among other things, structuring our executive compensation program and making individual executive compensation determinations. To help facilitate informed determinations with respect to their responsibilities, our Compensation Committee engages an independent compensation consultant, Frederic W. Cook & Co. (Cook & Co.), which serves at the direction and under the supervision of our Compensation Committee. For further information about our Compensation Committee and its composition, processes and responsibilities and about the services provided by Cook & Co., please see the Meetings and Board Committees section titled "Executive Compensation and Human Resources Committee" beginning on page 26. Cook & Co. and certain members of management support our Compensation Committee with respect to the following, among other things:

Frederic W. Cook & Co. (independent compensation consultant)

•

Expertise-based advice, research and analytical services, including peer group composition and trends and comparative practices in executive compensation, program design and non-employee director compensation.

•

Commentary and/or recommendations as to the foregoing.

•

Participation in Compensation Committee meetings.

Management
Senior Vice President, Human Resources and Total Rewards Management (in consultation with our Chief Executive Officer and other executives, as appropriate)

•

Expertise-based advice, research and analytical services, including on trends and comparative practices in executive compensation and program design.

•

Commentary and/or recommendations as to the foregoing.

•

Participation in Compensation Committee meetings.

Chief Executive Officer and other Executives

•

Individual executive PDC performance reviews for direct reports.

•

Through our Chief Executive Officer, performance assessment for executives (other than the Chief Executive Officer) and recommendations as to payments and adjustments.

•

Participation in Compensation Committee meetings.

 Elements of 2013 Executive Compensation

Primary Elements of Total Direct Compensation

We compensate our executives primarily through total direct compensation, namely in the form of base salary and short- and long-term incentives (the primary elements of TDC). Our primary elements of TDC are heavily weighted towards variable, at-risk performance-based elements. For 2013, only 17% of the target value of the primary elements of TDC for our NEOs as a group (including our CEO) consisted of fixed compensation in the form of base salary, while variable, at-risk performance-based compensation accounted for the remaining 83% of their primary elements of TDC. The percentages were calculated using the 2013 base salary, target equity values and target Annual Bonus Plan award amounts for our NEOs set forth in the footnotes to the charts below.

Allocation of the target value of the primary elements of TDC between fixed and at-risk, performance-based compensation for our Chief Executive Officer and for our other NEOs as a group in 2013 was as follows:

The charts reflect the value of the primary elements of 2013 TDC between fixed and variable, at-risk performance-based compensation opportunity as considered by the Compensation Committee as follows:
(1)
The "At-Risk Compensation" portion of the charts reflect: (i) the annual equity awards granted to our NEOs on February 28, 2013, with stock options valued per the Black-Scholes valuation model described in the footnotes to the Summary Compensation Table on page 71 and with both service-based DSUs and Company performance-based DSUs valued at target (using the number of units and target units awarded multiplied by the closing price of our common stock on the date of grant); and (ii) the target Annual Bonus Plan award.
(2)	The "Fixed Compensation" portion of the charts reflects the annual base salary approved in February 2013.

The key features and objectives of the primary elements of our NEOs' 2013 TDC are summarized in the table below.

TDC Elements	Key Features	Objectives

Base Salary	Fixed annual cash amount, paid at regular intervals.	Provide stable source of income.
Short-Term Incentives — Annual Bonus Plan Awards	At risk, performance-based annual cash incentive opportunity.	Align executive compensation with our business strategy and quality objectives.

Funding of Total Bonus Pool based on Company performance against important financial performance targets; allocation of Total Bonus Pool, as funded, based on regional, business and functional performance against their specific financial and/or operational performance targets; and actual payout based on individual performance.
Focus talent/organization and reward based on important Company-wide financial measures; specific regional, business or functional unit financial and/or operational measures; and individual performance objectives.
Long-Term Incentives — Equity Awards	At risk, performance-based equity incentive opportunity.	Focus talent/organization on important financial measures and long-term stockholder value.
	Mix of opportunity comprised of:	Reward based on:
	—25% target TSR performance-based DSUs	—Our TSR relative to that of other S&P 500 Healthcare Index companies
	—25% target FCF performance-based DSUs	—Our adjusted free cash flow measured against our target performance
	—25% stock options	—Our stock price
	—25% service-based DSUs	—Our stock price

In general, our Compensation Committee targets the primary elements of TDC for our executives at levels consistent with the median market position relative to our peer group companies for comparable positions. While the target market position is an overall guideline, individual target opportunities may vary based on our Compensation Committee's consideration of other factors, including those discussed under "How We Determine Executive Compensation" beginning on page 50. The target value of the primary elements of the TDC for our NEOs as a group for 2013 was generally at 93% of the market median. The primary elements of NEO TDC paid for 2013 is discussed below and reported in the Summary Compensation Table on page 71 under the Salary, Stock Awards, Option Awards and Non-Equity Incentive Plan Compensation columns.

Base Salary

In setting base salaries for our executives, our Compensation Committee generally considers their market position relative to our peer group companies' executives with comparable positions and scope of responsibilities, our annual merit-increase budget, our performance for the prior year, the executive's experience and scope of responsibilities, internal pay equity relative to other executives and the executive's performance for the prior year as determined under our then effective PDC process. The overall performance of our executives, including our NEOs (other than our Chief Executive Officer) under the PDC for the prior year was rated on a 4-point scale consisting of "outstanding," "exceeds expectations," "achieves expectations" and "needs improvement."

2013 NEO Base Salaries

In determining the 2013 base salaries of our NEOs (other than our Chief Executive Officer), our Compensation Committee also considered the recommendations of our Chief Executive Officer in light of the general factors discussed above, including their overall performance ratings for the prior year — with Messrs. Capello and Pratt achieving the high expectations of them in their roles for 2012; Mr. Bose delivering outstanding performance for 2012; and Mr. Pucel exceeding the high expectations of him in his role for 2012.

Our NEOs' 2013 base salaries (rounded to the nearest thousand) as well as the percentage increase from their 2012 base salaries are set forth below:

Name	2012 Base Salary	2013 Base Salary	% Increase

Michael F. Mahoney	$900,000	$900,000	none
Jeffrey D. Capello	$595,000	$610,000	2.5%
Supratim Bose(1)	$518,000	$541,000	4.4%
Timothy A. Pratt	$612,000	$612,000	none
Kenneth J. Pucel	$505,000	$520,000	3.0%

(1)	Mr. Bose's base salary is expressed in Singapore dollars under his offer letter. For disclosure purposes, the Company converted such amount into U.S. dollars using the December 31, 2013 exchange rate of 0.79163 USD per SGD.

In October 2011, Mr. Mahoney joined the Company as our President with an annual base salary of $900,000 pursuant to his offer letter. His offer letter did not contemplate a salary increase in connection with his planned promotion to President and Chief Executive Officer of the Company in November 2012. Accordingly, his salary remained the same in 2012. In February 2013, our Compensation Committee considered the general factors discussed above, including his performance in 2012 achieving the high expectations of him as our President for over two-thirds of the year and as our President and Chief Executive Officer for the remainder of the year, in determining a base salary increase for Mr. Mahoney in 2013. However, at the request of Mr. Mahoney taking into account the overall limited merit-increase budget for the Company as a whole and specifically recognizing Mr. Mahoney's desire to deliver improved stockholder value as our President and Chief Executive Officer for a full year before accepting a salary increase, the Compensation Committee agreed that no such increase would be made to his base salary in 2013.

Short-Term Incentives

Our Compensation Committee annually reviews the design of our Annual Bonus Plan to help ensure that the program continues to support our executive compensation philosophy and core compensation program objectives. In finalizing the design for 2013, our Compensation Committee generally retained the changes made to our 2012 Annual Bonus Plan that were designed to reinforce the concept of "pay for performance," further align our short-term incentives with important financial and operational measures and the long-term interests of our stockholders, and to incent and reward individual performance, with the following notable enhancements:

  •
  Lowering the cap on funding of the Total Bonus Pool from 95% to 90% in the event the Company's SFX net sales are below 97% of target (raised from 95%) to reinforce the importance of "top line" growth.

  •
  Increasing the first three levels of performance as a percentage of plan required for funding, including raising the threshold funding level from 75% to 90% to reinforce the importance of striving to achieve the important Company-level financial performance targets linked to our 2013 internal operating plan.

Total Bonus Pool Funded Based on Company Performance

Under the 2013 Annual Bonus Plan, a single Company-wide Total Bonus Pool is funded by the Company's performance measured against important Company-level financial performance metric targets, thereby reinforcing the importance of the Company's performance as a whole (which reflects the performance of our regions, businesses and functions). For 2013, our Compensation Committee:

  •
  Selected adjusted EPS and SFX net sales as our Company-level financial performance metrics.

  •
  Set Company performance level targets for those metrics at $0.67 and $7.134 billion, respectively, to coincide with our Board approved 2013 internal operating plan and within the Company's guidance range for 2013 announced in January 2013.

For a description of how we calculate these non-GAAP financial measures as well as a reconciliation of these measures to the most directly comparable GAAP measures and insight into how these non-GAAP measures are considered by management, please see the Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table section titled "2013 Annual Bonus Plan" beginning on page 76 and Annex A, respectively.

The Total Bonus Pool funding scale for the Company's 2013 performance measured against our 2013 Company-level performance metric targets for adjusted EPS and SFX net sales is set forth in the table below. Each metric has a 50% weighting.

Adjusted EPS and SFX Net Sales (As a Percent of Plan)	Total Bonus Pool Funding Range

<90%	50%
90% to <95%	50% to 60%
95% to <97%	65% to 85%
97% to <103%	90% to 110%
103% to <105%	110% to 130%
105% to 110%+	130% to 150%

However, in order to reinforce the importance of "top line" growth to the Company, Total Bonus Pool funding is capped at 90% in the event that the Company's SFX net sales are below 97% of target. In addition, our Compensation Committee has the discretion to decrease the Total Bonus Pool funding percentage (to not less than 50%) based on its assessment of the Company's performance relative to our quality objectives. For 2013, our quality objectives related to our product performance, compliance environment and quality systems operations. Our Compensation Committee considers quality objectives to be appropriate in emphasizing our commitment to continually improving and sustaining our quality systems, our quality compliance and product performance, thereby enhancing stockholder value.

For 2013, based on our adjusted EPS of $0.73 per share and SFX net sales of $7.284 billion, we achieved 108.9% of the target level for adjusted EPS and 102.1% of the target level for SFX net sales. Accordingly, the funding range for our 2013 Total Bonus Pool was between 110% and 130%. In accordance with the terms of the plan and after taking into consideration the Company's overall 2013 performance, our Chief Executive Officer recommended, and our Compensation Committee approved, funding the 2013 Total Bonus Pool at 115%. Our performance of quality objectives had no impact on the 2013 Total Bonus Pool funding.

Funded Total Bonus Pool Allocated to Participating Units

Under the 2013 Annual Bonus Plan, the Total Bonus Pool, as funded, is allocated by the Compensation Committee to each participating regional, business, and functional unit based on our Chief Executive Officer's recommendations in light of that participating unit's performance measured against its operational and/or financial performance metric targets (and other factors the Compensation Committee deems appropriate), thereby incentivizing and rewarding each participating unit's performance contributions. For 2013:

  •
  Mr. Bose, who leads our Asia-Pacific region, received his Annual Bonus Plan award from the allocation of the funded Total Bonus Pool to his funding unit based on the region's performance measured against SFX net sales, adjusted operating income and constant currency growth compared to market targets coinciding with the region's internal operating plan for the year. Due to its overall performance measured against these performance metrics, the performance percentage for the Asia-Pacific region was 95%.

  •
  Our other NEOs, who support our corporate or global operations functions, received their Annual Bonus Plan award from the allocation of the funded Total Bonus Pool to their respective funding units at the Total Bonus Pool funding level taking into account their respective performance. Accordingly, the performance percentage for both the corporate and global operations funding units was 115%, consistent with the Total Bonus Pool funding level.

The Company does not disclose the specific targets for business, regional and functional participating units' performance metrics as they are highly confidential. Disclosing such confidential information would provide competitors and third parties with insight into the Company's internal planning processes that may allow them to predict certain of our business-, region- or function-specific financial or operational strategies, which could cause us competitive harm. Business and regional unit targets related to SFX net sales, adjusted operating income and constant currency growth compared to market are established in support of Company-wide sales, operating income, earnings per share and growth targets based on a range of factors, including growth outlooks for our product portfolio, the competitive environment, our internal budgets, external market economic conditions and market expectations. For example, growth rates implicit in targets for any one business or regional unit may be above or below the growth rates targeted for the entire Company, due to faster or slower growth in relevant markets or smaller or larger market shares. These considerations result in business and regional unit targets that are intended to coincide with Company-wide targets in their level of difficulty to achieve and probability for success. Performance targets are set at a level that the Company believes is aggressive enough to inspire top performance but reasonable enough to be achievable through the efficient and diligent execution of their operating plans.

Individual Target Incentive Award Opportunity

Each incentive award opportunity under the Annual Bonus Plan is expressed as a percentage of annual base salary based on the scope of the executive's responsibilities. For 2013, our Compensation Committee maintained the target award opportunities for our NEOs within a range of 60% to 80% of their base salaries (other than Mr. Mahoney) and maintained the target award opportunity for Mr. Mahoney at 120% of his base salary. Our NEOs' target award opportunity percentages did not change from 2012.

Individual Performance Component

After year end, individual performance is considered pursuant to the PDC process described in the "Performance Considerations" section beginning on page 51. Based on the performance assessment rating under our annual PDC process, an individual performance percentage from 0% to 200% is applied as a multiplier to an executive's funded Annual Bonus Plan award to determine the actual amount to be paid. As applied to our Annual Bonus Plan for 2013, a rating of (i) "outstanding" generally permits an individual performance percentage of 115% plus, (ii) "successful" generally permits an individual performance percentage between 90% and 105%, and (iii) "improvement required" generally permits an individual performance percentage between 0% and 75%.

2013 Annual Bonus Plan Awards Paid to Our NEOs

After funding the Total Bonus Pool based on the Company's performance measured against our Company-level adjusted EPS and SFX net sales performance targets, the actual amount of an executive's Annual Bonus Plan award is ultimately determined by (i) multiplying the product of the executive's annual base salary for 2013 and his or her target award percentage by the executive's participating unit's performance percentage, and then (ii) multiplying the result of the foregoing by his or her individual performance percentage, as illustrated below:

Annual Base Salary x Target Award Percentage	x	Participating Unit Performance Percentage	x	Individual Performance Percentage	=	Annual Bonus Plan Award

Details regarding the short-term incentive awards paid to our NEOs under our 2013 Annual Bonus Plan are set forth in the table below.

Name	2013 Target Award	Individual Target Award Opportunity (As a % of Base Salary)	2013 Actual Award	Actual as % of Target*

Michael F. Mahoney	$1,080,000	120%	$1,242,000	115%
Jeffrey D. Capello	$488,023	80%	$561,227	115%
Supratim Bose(1)	$324,637	60%	$292,985	90%
Timothy A. Pratt	$489,600	80%	$563,040	115%
Kenneth J. Pucel	$364,000	70%	$481,390	132%

*	Rounded to the nearest whole percent.
(1)
For disclosure purposes, Mr. Bose's target and actual award under of 2013 Annual Bonus Plan have been converted from Singapore dollars to U.S. dollars using the December 31, 2013 exchange rate of 0.79163 USD per SGD.

Our NEOs had certain performance objectives intended to support our strategic imperatives, as applicable to their roles, including (i) with respect to our NEOs who support corporate functions, those aimed at driving Company-level financial performance objectives, and (ii) with respect to our NEOs who support regions and businesses, those aimed at supporting regional- and business-level financial and operational performance objectives. The individual performance objectives discussed below do not represent objective performance goals that must be achieved but rather factors that may be considered by the Compensation Committee and management in determining each NEO's individual performance percentage. Further, no single factor is determinative or required to be considered.

For 2013, Mr. Mahoney's individual performance objectives also included those aimed at driving regional, business, and functional performance objectives as well as those aimed at strengthening the corporate culture; developing our people and driving engagement. Mr. Mahoney's individual performance percentage was 100% due primarily to his overall performance successfully meeting the high expectations of him for 2013 as our President and Chief Executive Officer, with notable performance helping to drive Company level financial performance; execution within our core businesses; cost-saving, optimization and profitability initiatives; and Company culture, people development and engagement. Accordingly, his 2013 Annual Bonus Plan award was 115% of his target award, consistent with the Total Bonus Pool funding level.

For 2013, Mr. Bose's individual performance objectives included driving business performance objectives for our Asia-Pacific region as well as those aimed at operational excellence; strengthening organizational capabilities; and developing people and driving engagement within the region. Mr. Bose's overall performance successfully met the high expectations of him for 2013, with notable performance achieving strong results in certain regions and providing strong leadership in developing people; driving engagement and strengthening organizational capabilities. However, in light of some challenging markets in certain regions where performance was lower than plan, Mr. Bose's individual performance percentage was 95%. Accordingly, his 2013 Annual Bonus Plan award was 90% of his target award.

For 2013, Mr. Pratt's individual performance objectives also included driving certain functional unit performance objectives over which he had responsibility, including with respect to Legal, Corporate Regulatory and Corporate Communications those aimed at financial management and discipline, risk management and mitigation, client engagement and focus, and social media communication; as well as objectives aimed at connecting with the businesses, regions and customers. Mr. Pratt's individual performance percentage was 100% due primarily to his overall performance successfully meeting the high expectations of him for 2013, with notable performance in achieving cost-savings and financial discipline; managing legal risk exposure; strengthening client engagement and focus; and connecting with businesses, regions and customers. Accordingly, his 2013 Annual Bonus Plan award was 115% of his target award, consistent with the Total Bonus Pool funding level.

For 2013, Mr. Pucel's individual performance objectives also included driving the Global Operations, Research & Development and Quality functional unit performance objectives, including those aimed at cost-savings; plant network optimization; execution of special projects; improved performance metrics; developing people and driving engagement; and leveraging subject matter expertise. Mr. Pucel's individual performance percentage was 115% due primarily to his overall outstanding performance for 2013, with notable performance achieving cost-savings; executing certain special projects; improving performance metrics; strengthening engagement; leveraging subject matter expertise in support of corporate- and business-level strategies; and in providing strong leadership across the Company. Accordingly, his 2013 Annual Bonus Plan award was 132% of his target award.

Mr. Capello transitioned out of his role as Executive Vice President and Chief Financial Officer of the Company effective December 31, 2013, remaining with the Company as a senior advisor through May 15, 2014 (or an earlier date). Pursuant to the terms of his Transition and Separation Agreement, Mr. Capello was eligible to receive a 2013 Annual Bonus Plan award at his funded target provided he was an employee as of the bonus pay-out date, consistent with the Total Bonus Pool funding level. For more information about Mr. Capello's Transition and Separation Agreement, please see "Other Post-Employment Arrangements" on page 66.

Long-Term Incentives

Our Compensation Committee annually reviews the design of our Long-Term Incentive Program (LTI Program) to help ensure that the program continues to support our executive compensation philosophy and core compensation program objectives. In setting the design for 2013, our Compensation Committee retained the changes made to the mix of equity award opportunities for our executives under our 2012 LTI Program that were designed to further reinforce "pay for performance" and align the interests of our executives and their compensation with important Company financial measures and the long-term interests of our stockholders.

In addition to aligning executive compensation with our business strategy and the long-term interests of our stockholders, the key features and objectives of each type of equity vehicle included in the mix of equity awards comprising our NEOs' 2013 long-term equity incentive compensation are summarized in the table below.

Equity Vehicle*and Percentage of Aggregate LTI Program Target Values	Key Features		Objectives

TSR performance-based DSUs (25%)	TSR performance-based DSUs represent an opportunity to receive shares of our common stock based on our TSR measured against that of the other companies in the S&P 500 Healthcare Index (of which a significant portion of our peer group companies are a part) over a three-year performance period.		Reinforce "pay for performance" by directly linking number of shares earned under the award to our TSR relative to that of industry-related companies.

For the 2013 Total Shareholder Return Performance Share Program (TSR PSP), the number of target TSR performance-based DSUs as to which the performance criteria could be satisfied would be within a range of 0% to 200% of the target units awarded as follows:

	TSR Performance Percentile Rank	TSR Performance-Based DSUs as a Percent of Target
	90th Percentile or above	200%
	80th Percentile	150%
	50th Percentile	100%
	30th Percentile	40%
	Below 30th Percentile	0%
	If the threshold level of performance is achieved, the number of TSR performance-based DSUs would be calculated linearly in accordance with the chart above.
	These awards typically vest upon satisfaction of both the performance criteria and the service criteria at the end of the three-year performance period.

Equity Vehicle*and Percentage of Aggregate LTI Program Target Values	Key Features		Objectives

FCF performance-based DSUs (25%)
FCF performance-based DSUs represent an opportunity to receive shares of our common stock based on our adjusted free cash flow over a one-year performance period measured against our target performance for the same period; under the 2013 Free Cash Flow Performance Share Program (FCF PSP), our Compensation Committee set the target adjusted free cash flow at $1.150 billion to coincide with our Board approved 2013 internal cash flow plan.
	For the 2013 FCF PSP, the number of target FCF performance-based DSUs as to which the performance criteria under the program was satisfied would be within a range of 0% to 150% of the target units awarded as follows:
Align executive compensation opportunity with an important Company financial measure.
			Reinforce "pay for performance" by directly linking the number of shares earned under the award to our adjusted free cash flow performance measured against our target performance.
	FCF Performance Percentile Compared to Plan	FCF Performance-Based DSUs as a Percent of Target
	125% or above	150%
	110%	120%
	100%	100%
	90%	80%
	50%	25%
	Less than 50%	0%
	If the threshold level of performance is achieved, the number of FCF performance-based DSUs would be calculated linearly in accordance with the chart above.

These awards typically vest upon satisfaction of both the performance criteria after the end of the one-year performance period and the service criteria after the end of a three-year period (inclusive of the performance period).

Stock options (25%)	Stock options represent the right to purchase shares of our common stock at an exercise price equal to the closing price of our common stock on the date of grant.		Reinforce "pay for performance" by linking the ultimate value of the award to the performance of our stock price.
	These awards typically vest in four equal annual installments.
Service-based DSUs (25%)	Service-based DSUs represent the opportunity to receive shares of our common stock based on the performance of future service.		Reinforce "pay for performance" by linking the ultimate value of the award to the performance of our stock price.

Equity Vehicle*and Percentage of Aggregate LTI Program Target Values	Key Features	Objectives

	These awards typically vest in five equal annual installments.	Retain top talent and promote executive long-term share owner perspective in a share-efficient manner.

*	We do not pay dividends on unvested Company performance-based DSUs or service-based DSUs.

For further discussion of the performance share programs for our Company performance-based DSUs and the equity awards granted pursuant to our Long-Term Incentive Plans (LTIPs) and a description of how we calculate adjusted free cash flow, please see the Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table sections titled "2013 Total Shareholder Return Performance Share Program" and "2013 Free Cash Flow Performance Share Program" and "2011 Long-Term Incentive Plan," respectively, beginning on page 77.

2013 Long-Term Incentive Awards for Our NEOs

In setting long-term incentive award opportunities for our executives, our Compensation Committee generally considers their market position relative to our peer group companies' executives with comparable positions and scope of responsibilities, and their experience and scope of responsibilities.

In determining the 2013 long-term equity incentive award amounts for our NEOs, our Compensation Committee also considered the recommendations of the Chief Executive Officer in light of the general factors discussed above, including as an indication of future performance potential, the executive's performance for the prior year determined under our then effective PDC process. The overall performance of our executives, including our NEOs (other than our Chief Executive Officer) under the PDC for the prior year was rated on a 4-point scale consisting of "outstanding," "exceeds expectations," "achieves expectations" and "needs improvement." In February 2013, our Compensation Committee approved the grant of long-term equity incentive awards to our NEOs in the following amounts based on the target value of annual equity awards for our NEOs considered by the Compensation Committee (see discussion of such target annual equity award values below):

Name	Target FCF Performance-Based DSUs(1)(2)	Target TSR Performance-Based DSUs(1)	Stock Options(1)	Service-Based DSUs(1)

Michael F. Mahoney	253,721	253,721	660,536	253,721
Jeffrey D. Capello	71,041	71,041	184,950	71,041
Supratim Bose	33,829	33,829	88,071	33,829
Timothy A. Pratt	42,286	42,286	110,089	42,286
Kenneth J. Pucel	47,361	47,361	123,300	47,361

(1)	2013 Company performance-based DSUs, stock options and service-based DSUs were granted as of February 28, 2013; stock options have an exercise price of $7.39 per share (the closing price of our common stock on the date of grant).
(2)
As a result of our adjusted free cash flow performance percentile for the one-year performance period ending December 31, 2013 achieving 100.7% relative to target performance, 101.4% of the 2013 target FCF performance-based DSUs listed in this column met the performance criteria. The number of shares of our common stock to be delivered or otherwise made available to our NEOs after satisfaction of individual service criteria is discussed below under the section titled "Company Performance-Based DSUs — Results for Performance Periods Ending December 31, 2013."

The target value of long-term equity incentive awards for our NEOs considered by our Compensation Committee in February 2013 were as follows: (i) $7.50 million for Mr. Mahoney; (ii) $2.10 million for Mr. Capello; (iii) $1.00 million for Mr. Bose; (iv) $1.25 million for Mr. Pratt; and (v) $1.40 million for Mr. Pucel. The target equity award values were then allocated in accordance with our LTI Program to 25% TSR performance-based DSUs, 25% FCF performance-based DSUs, 25% service-based DSUs and 25% stock options. Both service-based DSUs and Company performance-based DSUs were valued using the number of units and target units awarded multiplied by the closing price of our common stock on the date of grant and stock options were valued using the Black-Scholes valuation model described in the footnotes to the Summary Compensation Table on page 71.

Company Performance-Based DSUs — Results for Performance Periods Ending December 31, 2013

In February 2014, our Compensation Committee determined the number of target performance-based DSUs as to which the performance criteria have been satisfied under our 2011 TSR PSP and our 2013 FCF PSP.

Under the 2011 TSR PSP, our TSR performance percentile rank was 79.6 relative to that of the other companies in the S&P 500 Healthcare Industry Index over the three-year performance period ending December 31, 2013. Accordingly, our Compensation Committee determined that pursuant to the terms of the program, 149.1% of the target awards had satisfied the performance criteria thereunder. As a result, the following number of shares of our common stock were delivered to our NEOs (other than Messrs. Mahoney and Bose who were not employees of the Company on the date of grant) in settlement of the 2011 target units awarded to them: (i) 78,089 shares for Mr. Capello (see discussion below); (ii) 78,089 shares for Mr. Pratt; and (iii) 78,089 shares for Mr. Pucel.

Under the 2013 FCF PSP, our adjusted free cash flow performance percentile over the one-year performance period ending December 31, 2013 was 100.7% relative to target performance. Accordingly, our Compensation Committee determined that pursuant to the terms of the program, 101.4% of the target awards had satisfied the performance criteria thereunder. As a result and so long as the individual service criteria is also satisfied, the following number of shares of our common stock will be delivered to our NEOs no later than January 15, 2016 in settlement of the 2013 target units awarded to them: (i) 257,273 shares for Mr. Mahoney; (ii) 72,035 shares for Mr. Capello (see discussion below); (iii) 34,302 shares for Mr. Bose; (iv) 42,878 shares for Mr. Pratt; and (v) 48,024 shares for Mr. Pucel.

Pursuant to his Transition and Separation Agreement, Mr. Capello is entitled to a waiver of certain requirements under the Company's 2012 and 2013 FCF and TSR Programs in order to retain eligibility to receive shares of Company common stock in respect of the target units awarded to Mr. Capello as to which the performance criteria under such programs have been satisfied. Shares of Company common stock to be issued in respect thereof will be prorated for the number of months worked during the respective service and/or performance periods and delivered at the same time and in the same manner as all other participants in such programs. For more information about Mr. Capello's Transition and Separation Agreement, please see "Other Post-Employment Arrangements" on page 66.

Primary Elements of Indirect Executive Compensation

We also compensate our executives, including our NEOs, using indirect compensation, namely in the form of benefits and limited perquisites. Generally, our benefits and perquisites are targeted to be competitive relative to our peer group companies. The primary elements of and objectives for our NEOs' 2013 indirect compensation are summarized below.

General Employee Benefits

We provide employee benefits to eligible employees, including our NEOs, to promote personal health and wellbeing and to provide certain financial security and protection upon retirement or in the event of death, disability or illness. As U.S.-based employees, our NEOs (other than Mr. Bose) are eligible to receive employee benefits under our U.S. employee benefits program, which consists of the following key elements that are generally the same as those provided to our other U.S. salaried employees: (i) health and welfare benefits based primarily on a preferred provider model with executives sharing approximately 20% of the cost; (ii) Company-paid term life insurance policies that provide a benefit equal to base salary, with a minimum benefit of $50,000 and a maximum benefit of up to $1 million, payable upon death; and (iii) a qualified 401(k) retirement plan with a Company match of 6% of eligible salary up to $255,000 in 2013 resulting in a maximum possible match of $15,300. As a Singapore-based employee, Mr. Bose is eligible to receive employee benefits under our Singapore employee benefits program (rather than the U.S. employee benefits program described above), which consists of the following key elements that are generally the same as those provided to our other Singapore-based salaried employees: (i) health and welfare benefits and (ii) Company-paid term life insurance policies, which provide a benefit of 24 times Mr. Bose's monthly basic salary rate, payable upon death. In October 2013, our Board of Directors, upon recommendation of our Compensation Committee, approved an annual executive level physical examination program effective for 2014 that is designed to encourage the proactive management of executive health. In making its recommendation, the Compensation Committee considered the overall cost of the program (estimated to be less than $10,000 per participant), that more than 60% of our peer group companies offered some form of benefit related to executive level annual physical examinations, and the importance of good health to an executive's ability to focus on the short and long-term needs of the Company. Company-paid term life insurance premium amounts (and related imputed income), Company matches of 401(k) plan contributions for our NEOs, Company-paid executive level annual physical examination costs, and certain other reimbursements in 2013 are reported in the footnotes to the Summary Compensation Table beginning on page 71.

Deferred Compensation Programs

We maintain a Deferred Bonus Plan for certain of our management, including our NEOs, in order to provide them with the opportunity to defer up to 75% of their annual award under our Annual Bonus Plan until the earlier of termination of employment or an elected distribution date. In 2013, Mr. Pucel deferred 75% of his 2013 Annual Bonus Plan award, which was paid in 2014, under the Deferred Bonus Plan. For additional discussion of the Deferred Bonus Plan, please see the narrative to the Nonqualified Deferred Compensation table on page 84.

Global Relocation Programs

We provide tiered relocation benefits under our global relocation program to eligible employees, including our NEOs, whom we request to move in connection with their current position or a promotion and for eligible new hires we require to move in connection with accepting a position with us. Our objectives in providing global relocation benefits are to attract and redeploy top talent. We provide "tax gross-ups" on applicable relocation benefits provided under our global relocation program as we believe that this benefit is integral to the Company's ability to attract and retain employees whose skill or knowledge enhance the Company's competitive position. The U.S. executive tier of the program covers reasonable expenses associated with the move and certain relocation services to minimize the inconvenience and cost of moving, including as applicable, lump sum payments for temporary living, home search and miscellaneous expenses; new home search assistance; departure area home sales assistance; reimbursement of duplicative housing costs; moving household goods; reimbursement of final trip expenses to the new area; spousal/partner career assistance; and cost of living allowance for increases of at least eight percent in the cost of living from the previous residence location, paid as taxable income over four years in decreasing percentages. Under our global relocation program, participants are generally required to sign a reimbursement agreement that requires them to pay back expenses incurred by the Company for their relocation in the event that they voluntarily terminate their employment or are terminated for "cause" at a rate of 100% for termination within one year of the date on which payments were first made and 50% for termination within two years of the date on which payments were first made.

In February 2014, our Compensation Committee approved an extension of Mr. Mahoney's relocation benefits under the executive tier of our global relocation program for up to four years and two months, such date being approximately six months from Mr. Mahoney's youngest child's scheduled high school graduation. In approving the extension, our Compensation Committee took into consideration the fact that there would be no additional cost to the Company to provide this extension and Mr. Mahoney's desire to maintain stability at his family residence in New England until such time. Mr. Mahoney signed a reimbursement agreement as a condition to his receipt of relocation benefits under his offer letter.

Personal Use of Aircraft

Pursuant to Mr. Mahoney's offer letter, he is permitted reasonable personal use of our corporate aircraft up to $100,000 per annum in aggregate incremental cost to the Company. Our other executives are permitted limited personal use of our corporate aircraft with prior approval. We do not provide gross-up payments to our executives in connection with their personal use of our corporate aircraft. The aggregate incremental cost to the Company (and disallowed tax deductions of the Company) for our NEOs' personal use of our corporate aircraft in 2013 is included in the footnotes to our Summary Compensation Table beginning on page 71.

Certain Singapore-Specific Transportation Related Benefits

Pursuant to his offer letter, Mr. Bose is eligible to receive an annual transportation allowance, which is expressed in Singapore dollars. Such amount as converted into U.S. dollars using the December 31, 2013 exchange rate of 0.79163 USD per SGD was $56,997. In addition, as a Singapore-based executive, Mr. Bose is eligible to receive Company-paid business related-parking. Mr. Bose's annual transportation allowance and Company-paid business related-parking are reported in the footnotes to the Summary Compensation Table beginning on page 71.

Our Post-Employment and Change in Control Arrangements

Primary Elements of Post-Employment and Change in Control Arrangements

We provide post-employment and change in control payments and benefits to our executives under certain circumstances. We believe that offering our executives these payments and benefits facilitates the operation of our business, allows them to better focus their time, attention and capabilities on our business, and assists the Company in recruiting and retaining key executives. The primary elements of and objectives for our NEOs' 2013 post-employment and change in control agreements are summarized below.

Executive Retirement Plan

Our executives are eligible to participate in our Executive Retirement Plan. The objective of our Executive Retirement Plan is to provide a clear and consistent approach to managing retirement-eligible executive departures with a standard, mutually understood separation and post-employment relationship. The Executive Retirement Plan provides retiring executives with a lump sum benefit of 2.5 months of salary for each completed year of service, up to a maximum of 36 months' pay. The amount is payable in the first payroll period after the last day of the six-month period following retirement. Receipt of payment is conditioned upon the retiring executive entering into an agreement with the Company that includes a release of claims and customary non-disclosure, non-competition, non-solicitation and non-disparagement clauses in favor of the Company. To be eligible for benefits under the Executive Retirement Plan, an executive's age plus his or her years of service with the Company must total at least 65 years (provided that the executive is at least 55 years old and has been with the Company for at least five years). For further discussion of our Executive Retirement Plan, please see the narrative to our Pension Benefits table beginning on page 83.

Severance Plans

We maintain severance plans for eligible employees, including certain of our NEOs, under which participants are entitled to receive certain severance payments, subsidized COBRA health benefits and dental benefits for specified periods of time based on position level and classification and completed years of service to the Company and to receive outplacement services in the event of certain involuntary terminations. The payment of severance benefits under the plans is subject to the Company's receipt of a release of claims. Executives, including certain of our NEOs, who are eligible to receive payments under our Executive Retirement Plan or a Change in Control Agreement are not eligible to receive payments and benefits under our severance plans. For further discussion of our severance plans, please see the Potential Payments Upon Termination or Change in Control section titled "Severance Plans" on page 89.

Other Post-Employment Arrangements

Mr. Capello transitioned out of his role as our Executive Vice President and Chief Financial Officer effective December 31, 2013, remaining with the Company as a senior advisor through May 15, 2014 (or an earlier date). In connection with this transition, we entered into a Transition and Separation Agreement with Mr. Capello pursuant to which he is entitled to the following: (i) a base salary as a senior advisor at his then current annual base salary of $610,029, assuming full-time employment status; (ii) a 2013 Annual Bonus Plan award at his funded target, consistent with the Total Bonus Pool funding level, provided that Mr. Capello is an employee of the Company as of the bonus payout date; (iii) waiver of certain requirements under the Company's 2012 and 2013 FCF and TSR Programs in order to retain eligibility to receive shares of Company common stock in respect of the target units awarded to Mr. Capello as to which the performance criteria under such programs have been satisfied. Shares of Company common stock to be issued in respect thereof will be prorated for the number of months worked during the respective service and/or performance periods and delivered at the same time and in the same manner as all other participants in such programs; (iv) reimbursement for certain attorney's fees of up to $25,000; (v) outplacement assistance up to $25,000; and (vi) after his separation date and subject to certain conditions, a lump sum payment representing his annual base salary prorated from his separation date through December 31, 2014, which payment is subject to recoupment by the Company under certain circumstances. His Transition Services and Separation Agreement also includes a release of claims and customary non-disclosure, non-competition, non-solicitation and non-disparagement clauses in favor of the Company.

Change in Control Agreements

We provide Change in Control Agreements to our executives, including our NEOs, and other key employees. The possibility of a change in control and the uncertainty that it may raise among our executives as to their continued employment after or in connection with a change in control may result in their departure or distraction. Our objective in providing Change in Control Agreements is to retain and encourage the continued attention and dedication of our executives during a potentially critical time, even if they fear that their position will be eliminated after or in connection with the change in control. Our Change in Control Agreements require both a change in control and termination without cause or resignation for good reason within two years after the change in control event, commonly referred to as a "double-trigger," for cash payments to be made under the agreement and vesting to be accelerated under the agreement for equity awards granted after 2009 where the surviving or acquiring entity substitutes or assumes outstanding equity awards. Our Change in Control Agreements include a release of claims as well as customary non-disclosure and non-solicitation clauses in favor of the Company. Executives, including our NEOs, who are eligible to receive payments under our Change in Control Agreements are not eligible to receive payments and benefits under our Executive Retirement Plan or our severance plans. For further discussion of our Change in Control Agreements, please see the Potential Payments Upon Termination or Change in Control section titled "Change in Control Agreements" beginning on page 86. Potential payments to our NEOs under our Change in Control Agreements are included in the Potential Payments Upon Termination or Change in Control tables beginning on page 90.

For a discussion of our other plans and arrangements under which a change in control and/or termination of employment triggers payments or benefits, please see the narrative to the Potential Payments Upon Termination or Change in Control tables beginning on page 86. Potential payments to our NEOs in 2013 under such plans or arrangements are included in the Potential Payments upon Termination or Change in Control tables beginning on page 90.

Recovery of Incentive Compensation Awards Policy and Provisions

In February 2007, our Compensation Committee adopted a policy regarding the recovery or adjustment of short-term incentive awards paid to an executive after the policy was adopted in the event relevant Company performance measures are restated in a manner that would have reduced the size of a previously granted award. In such an event, and to the extent permitted by applicable law, the Company would seek to recover the amount of the short-term incentive award paid to such executive that was in excess of the amount that would have been awarded based on the restated financial results, subject to and in accordance with the terms of the policy. Our Compensation Committee monitors regulatory developments with respect to applicable executive compensation recovery policies required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and it expects to consider such changes to the Company's current recovery policy as are necessary to comply with final rules (and related guidance, if any) to be issued by the SEC in accordance with such act.

In May 2013, our Compensation Committee adopted a policy regarding the recovery of certain short-and long-term incentive compensation awards paid or granted to an executive after the policy was adopted in the event of executive misconduct or gross dereliction of duty that resulted in a material violation of Company policy and caused significant harm to the Company. In such an event, and to the extent permitted by applicable law, the Company may seek reimbursement of all or a portion of cash incentive compensation awards paid within a certain time period and/or recovery of all or a portion of equity incentive awards granted to such executive over which the Company retains control, subject to and in accordance with the terms of the policy.

For a discussion of other recovery and forfeiture provisions relating to incentive compensation awards and other benefits provided to our executives, please see the section titled "Global Relocation Program" above beginning on page 64, a discussion of our Executive Retirement Plan in the narrative to our Pension Benefits table on page 83, and the Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table sections titled "2013 Total Shareholder Return Performance Share Program," "2013 Free Cash Flow Performance Share Program" and "2011 Long-Term Incentive Plan," beginning on page 77.

Executive Stock Ownership Guidelines

Our executives are required to have a significant personal investment in the Company through their ownership of shares of our common stock. The Board has adopted minimum stock ownership guidelines for executives, including our NEOs, in the following amounts:

  •
  Chief Executive Officer: 240,000 shares

  •
  Executive Vice Presidents: 75,000 shares

  •
  Senior Vice Presidents: 20,000 shares

Each executive is expected to attain his or her ownership target within five years after such individual becomes an executive. All of our executives either currently meet our executive stock ownership guidelines or we expect that they will meet them within five years after becoming an executive. The Nominating and Governance Committee monitors compliance with these guidelines on an annual basis.

Prohibition on Pledging and Hedging the Economic Value of our Common Stock

Our executives, including our NEOs, and our directors are prohibited from speculating in the Company's securities, engaging in transactions designed to "hedge" the value of our common stock, and pledging their common stock as collateral for a loan. Hedging and pledging arrangements of any directors that were in existence prior to January 1, 2011 are exempt from the policy. Executives and directors appointed after December 31, 2010 must unwind pre-existing hedging or pledging arrangements within nine months of their election or appointment. Pre-existing hedging or pledging arrangements of such executives and directors will be disclosed at the time of their election or appointment in the Company's related Form 8-K.

No Tax Gross-Ups (other than for Relocation Benefits)

In 2009, the Company eliminated tax gross-ups for its executives except for relocation benefits, which the Compensation Committee retained because the benefit generally applies to all employees eligible to receive relocation benefits, including our executives, and the Compensation Committee believes it is integral to the Company's ability to attract and redeploy employees whose skill or knowledge enhance the Company's competitive position.

 Our Equity Award Grant Policy and Practices

Under our Equity Award Grant Policy, grants of equity awards to our executives are approved and effective as follows:

  •
  Annual equity awards (if any) for our employees, including our executives, are generally approved by our Compensation Committee at a regularly scheduled meeting during an open trading window. Such awards are effective on the date of approval or, if approved during a closed window, on the first trading day of the next open trading window following approval.

  •
  Promotion, retention and other special or ad hoc awards for our employees, including our executives, are generally approved by our Compensation Committee. Such awards are effective on the date of approval or, if approved during a closed trading window, on the first trading day of the next open trading window following approval.

  •
  New hire awards for executives are generally approved by our Compensation Committee effective on the first trading day of the month following both the date of hire and approval. New hire awards for non-executives are generally approved by the Chief Executive Officer (pursuant to authority delegated to him by our Compensation Committee). Such awards are effective on the first trading day of the month following both the date of hire and approval.

  •
  Stock options are granted with an exercise price equal to the closing price of our common stock on the date of grant.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to a company's chief executive officer and the three other most highly compensated executive officers, other than the chief financial officer, employed by the company at the end of the year. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Although we have plans that are intended to permit the award of deductible compensation under Section 162(m) of the Internal Revenue Code, our Compensation Committee does not necessarily limit executive compensation to the amount deductible thereunder.

 RISK ASSESSMENT OF OUR COMPENSATION PROGRAMS

With the assistance of the senior members of our Global Compensation and Benefits organization, certain senior executive officers and the Compensation Committee's independent compensation consultant, Cook & Co., in December 2013 the Compensation Committee reviewed a risk assessment of our compensation programs and policies to determine if the provisions and operations of our programs create undesired or unintentional risk of a material nature.

Our risk assessment included two work streams — one focused on reviewing areas of enterprise risk and the other focused on identifying compensation design risk. Our enterprise risk analysis examined the types and magnitudes of risks our business areas present to the Company. Our compensation design risk analysis examined the potential risks in the design of our performance-based incentive compensation arrangements. As part of this assessment, we analyzed the mix of fixed and variable compensation; the mix of short- and long-term compensation; the mix of long-term equity incentives; performance metric mix, weighting, measurement, and payout timing, discretion and caps on short-term incentives; award size, vesting schedules and performance and other terms of long-term equity incentives; and other incentive opportunities and their features. We also analyzed our recovery of incentive awards policy, executive stock ownership guidelines and hedging and pledging prohibitions. Finally, we evaluated on a combined basis the results of the enterprise and compensation risk assessments, on a business-area-by-business-area basis.

As a result of our analysis, the Compensation Committee concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE REPORT

The Executive Compensation and Human Resources Committee of the Board of Directors (the Compensation Committee) of Boston Scientific has reviewed and discussed the Compensation Discussion & Analysis contained in this Proxy Statement with management and, based on such review and discussions, the Compensation Committee approved the inclusion of the Compensation Discussion & Analysis in this Proxy Statement and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC.

This Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Boston Scientific filing with the SEC, except to the extent that Boston Scientific specifically incorporates this Report by reference into another Boston Scientific filing.

THE COMPENSATION COMMITTEE

Ernest Mario, Chairman
Katharine T. Bartlett
Kristina M. Johnson

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation for each of our named executive officers for the fiscal years ended December 31, 2013, 2012 and 2011. For a narrative description of material factors helpful to understand the information disclosed in the table below for 2013, please see the Compensation Discussion & Analysis beginning on page 45 and the narrative to this table beginning on page 76.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)

Michael F. Mahoney	2013	$900,000	$0	$6,647,490	$1,874,997	$1,242,000	$132,399	$54,544	$10,851,430
President and Chief	2012	$900,000	$750,000	$5,867,193	$1,732,439	$1,026,000	$145,729	$362,421	$10,783,782
Executive Officer	2011	$187,397	$1,500,000	$9,532,571	$0	$238,140	$25,256	$303,771	$11,787,135
Jeffrey D. Capello*	2013	$607,648	$0	$1,861,274	$524,999	$561,227	$0	$16,642	$3,571,790
Former Executive Vice	2012	$593,924	$0	$1,541,800	$433,109	$452,426	$139,025	$16,408	$3,176,692
President and Chief Financial Officer	2011	$584,673	$0	$1,199,538	$990,681	$431,078	$111,523	$41,068	$3,358,561
Supratim Bose(8)(9)	2013	$537,326	$0	$886,320	$249,998	$292,985	$101,711	$60,150	$2,128,490
Executive Vice President and	2012	$517,956	$0	$725,965	$496,246	$354,281	$99,349	$104,385	$2,298,182
President, AMEA	2011	—	—	—	—	—	—	—	—
Timothy A. Pratt	2013	$612,000	$0	$1,107,893	$312,499	$563,040	$134,221	$18,922	$2,748,575
Executive Vice President, Chief	2012	$612,000	$0	$1,052,874	$288,739	$465,120	$147,386	$18,724	$2,584,843
Administrative Officer, General Counsel and Secretary	2011	$610,093	$0	$949,541	$740,682	$514,080	$143,432	$44,489	$3,002,317
Kenneth J. Pucel	2013	$517,740	$0	$1,240,858	$349,999	$481,390	$0	$14,416	$2,604,403
Executive Vice President,	2012	$505,000	$0	$1,052,874	$288,739	$369,408	$132,157	$14,004	$2,362,182
Global Operations, Quality and Technology	2011	$503,767	$0	$949,541	$740,682	$375,594	$172,078	$38,822	$2,780,484

*	Mr. Capello transitioned out of his role as Executive Vice President and Chief Financial Officer of the Company effective on December 31, 2013, remaining with the Company as a senior advisor through May 15, 2014 (or an earlier date).
(1)
Base salaries for our executive officers are generally effective for one year starting in late February of each year. The amounts in this column for 2013 reflect an amount calculated by prorating 2012 salaries from January 1, 2013 through February 2013 and 2013 salaries for the remainder of the year. These figures differ from those in the Compensation Discussion & Analysis, which lists amounts approved by the Compensation Committee in February 2013. For 2013, Mr. Bose's salary was $678,759 Singapore dollars, which is inclusive of a one-month wage supplement to be paid to Mr. Bose in December of each year in accordance with the terms of his offer letter. Such amount was converted to U.S. dollars as described below in footnote 9 to this Summary Compensation Table.
(2)
Amounts in this column reflect cash bonuses paid to our NEOs other than pursuant to our 2013 Annual Bonus Plan. Cash bonuses paid to our NEOs pursuant to our 2013 Annual Bonus Plan are reflected in the "Non-Equity Incentive Plan Compensation" column.
(3)
The amounts included in the "Stock Awards" column represent the aggregate grant date fair value of all service-based and Company performance-based DSUs granted in 2013, 2012 and 2011 under our Long-Term Incentive Plans (LTIPs). These values have been determined in accordance with FASB ASC Topic 718.

The attainment of the Company performance-based DSUs awarded to our NEOs in 2013 is based on either (i) the Total Shareholder Return (TSR) of our common stock relative to the TSR of the common stock of the other companies in the S&P 500 Healthcare Index over a three-year performance and service period, or (ii) our adjusted free cash flow over a one-year performance period measured against our internal financial plan for the same period, subject to the satisfaction of the individual service criteria over a three-year period (inclusive of the performance period). For additional information with respect to these Company performance-based DSUs, including the vesting thereof, please see the sections titled "2013 Total Shareholder Return Performance Share Program" and "2013 Free Cash Flow Performance Share Program" in the narrative to this table beginning on page 77.
We determined the grant date fair value of the 2013 TSR performance-based DSUs using a Monte Carlo simulation methodology, utilizing the following key assumptions:

Stock price on date of grant	$7.39
Risk-free rate	0.34%
Measurement period (in years)	3

The TSR performance metric for the 2013 TSR performance-based DSUs is a market condition as defined under FASB ASC Topic 718. Since these awards do not have performance conditions as defined under FASB ASC Topic 718, such awards have no maximum grant date fair values that differ from the fair values presented in this Summary Compensation Table.

The grant date fair value of the 2013 FCF performance-based DSUs was determined based on management's evaluation of the Company's 2013 internal financial plan for adjusted free cash flow, assuming target achievement of the adjusted free cash flow performance criteria and utilizing the closing market price of shares of our common stock on the date of grant. The fair values of the 2013 target FCF performance-based DSUs at the grant date assuming achievement of the highest level of performance (as required to be disclosed by the SEC) are as follows: $2,812,497 for Mr. Mahoney's award, $787,489 for Mr. Capello's award, $374,994 for Mr. Bose's award, $468,740 for Mr. Pratt's award and $524,997 for Mr. Pucel's award.

We value service-based DSUs based on the closing market price of shares of our common stock on the date of grant. The 2012 awards for Messrs. Capello, Pratt and Pucel each include 11,943 service-based DSUs granted to those of our executives, including such NEOs, who participated in our historic executive allowance program at its termination effective December 31, 2011, and who signed an acknowledgment of its termination. Because the program was frozen for new participants at the time Messrs. Mahoney and Bose joined the Company, they were not eligible for this grant. Mr. Bose's 2012 awards include a new hire inducement grant of 74,627 service-based DSUs he received in connection with his joining the Company. Mr. Mahoney's 2011 award represents a new hire inducement grant of service-based DSUs he received in connection with his joining the Company as our President.

For more information regarding the stock awards we granted in 2013, please see the Grants of Plan-Based Awards table on page 74. For a more detailed description of the assumptions used in determining grant date fair values of DSUs granted in 2013, please see Note M — Stock Ownership Plans to our 2013 consolidated financial statements included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2013.
(4)
The amounts included in the "Option Awards" column represent the aggregate grant date fair value of all stock options granted during 2013, 2012 and 2011 under our LTIPs. These values have been determined in accordance with FASB ASC Topic 718. For a description of the assumptions used for purposes of determining grant date fair value of stock options granted in 2013, please see Note M — Stock Ownership Plans to our 2013 consolidated financial statements included in Item 8 of our Annual Report filed on Form 10-K for the year ended December 31, 2013. Mr. Bose's 2012 award includes a new hire inducement grant of 174,672 stock options he received in connection with his joining the Company. For more information regarding the stock option awards we granted in 2013, please see the Grants of Plan-Based Awards table on page 74.
(5)
Amounts in the "Non-Equity Incentive Plan Compensation" column represent payments made under our Annual Bonus Plan to our NEOs prior to March 15 in the year following the fiscal year to which the payment relates. Our NEOs' Annual Bonus Plan awards were made as cash payments.

For further information regarding the 2013 Annual Bonus Plan awards, please see the Compensation Discussion & Analysis section titled "Short-Term Incentives" beginning on page 55 and the narrative to this table beginning on page 76.
(6)
The amounts shown in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column reflect the change in the actuarial present value of the accumulated benefit under our Executive Retirement Plan for each pension plan measurement date used for financial statement reporting purposes with respect to the Company's audited financial statements fiscal as compared to the prior pension plan measurement date. During 2013, total pension value for Mr. Pucel decreased by $6,442. In accordance with SEC rules, any negative amounts have been reported as $0 in this table. Additionally, upon Mr. Capello's transition out of his role as Executive Vice President and Chief Financial Officer of the

Company effective December 31, 2013, Mr. Capello became no longer eligible to participate in our Executive Retirement Plan. Because Mr. Capello had not met the retirement criteria prescribed by this plan, he did not receive any benefits pursuant to this plan. Please see the narrative and footnotes to the Pension Benefits table beginning on page 83 for more information regarding the accrued benefits for each NEO under this plan. No amount is included with respect to nonqualified deferred compensation earnings because there were no above-market or preferential earnings on nonqualified deferred compensation.
(7)	The amounts shown for 2013 in the "All Other Compensation" column are comprised of the following components:

Name	Match (401(k) Plan) (a)	Personal Use of Aircraft (b)	Term Life Insurance (c)	Certain Other Payments (d)	Total All Other Compensation

Michael F. Mahoney	$12,531	$39,982	$2,031	$0	$54,544
Jeffrey D. Capello	$15,300	$0	$1,342	$0	$16,642
Supratim Bose(9)	$0	$0	$1,243	$58,907	$60,150
Timothy A. Pratt	$14,123	$0	$4,799	$0	$18,922
Kenneth J. Pucel	$13,288	$0	$1,128	$0	$14,416

(a)	The amounts shown in this column represent matching contributions made by the Company for each NEO under our 401(k) Retirement Savings Plan. All individual and matching contributions to the 401(k) Retirement Savings Plan are fully vested upon contribution. As a Singapore-based employee, Mr. Bose is not eligible to participate in our 401(k) Retirement Savings Plan.
(b)
Pursuant to Mr. Mahoney's offer letter, he is permitted reasonable personal use of our corporate aircraft up to $100,000 per annum in aggregate incremental cost to the Company, but is not entitled to reimbursement from the Company for any taxes resulting from imputed income attributable to his personal use of the corporate aircraft. The amount reflected in the "Personal Use of Corporate Aircraft" column represents the aggregate incremental costs to us for Mr. Mahoney's personal use of our corporate aircraft, as well as any incremental costs associated with persons accompanying Mr. Mahoney on business travel. We calculate the incremental cost to us by dividing the total annual variable operating costs for the corporate aircraft by the number of in-flight hours during the year. The resulting dollar per hour amount is then multiplied by the number of hours flown for personal use by the executive during the year, including the "dead head" costs of flying the aircraft to and from locations for personal use. Our corporate aircraft are used predominately for business travel. Therefore, we do not include the fixed operating costs, such as pilot salary, general taxes and insurance, in the incremental cost calculation. Incremental cost does not include amounts attributable to the NEO for increased income taxes we incurred in 2013 as a result of disallowed deductions related to personal use under Internal Revenue Service rules. For 2013, the reflected amount excludes $152,884 of disallowed corporate income tax deductions attributable to Mr. Mahoney's personal use of the aircraft during the year. Mr. Mahoney was taxed on the imputed income attributable to his personal use of the corporate aircraft and did not receive tax assistance from the Company with respect to this amount.
(c)
Amounts in the "Term Life Insurance" column consist of premiums and the imputed income for Company-paid term life insurance attributable to our NEOs. For Messrs. Mahoney, Capello, Bose, Pratt and Pucel, the premium paid was $499; $336; $1,243; $340; and $286, respectively.
(d)	The amount for Mr. Bose includes an annual transportation allowance of $56,997, pursuant to the terms of his offer letter, as well as $1,910 paid by the Company for business-related parking.

(8)	Mr. Bose was not a NEO during 2011. In accordance with SEC rules, we are reporting data only for the fiscal years in which Mr. Bose was a NEO.
(9)
In 2012 and 2013, Mr. Bose was paid salary and certain other compensation in Singapore dollars. In calculating the U.S. dollar equivalent for disclosure purposes, the Company converted such amounts into U.S. dollars based on the exchange rate on December 31, 2013, the last business day of the Company's 2013 fiscal year, which was 0.79163 U.S. dollar per Singapore dollar.

 Grants of Plan Based Awards

The table below presents information regarding awards under the Company's 2013 Annual Bonus Plan and 2011 Long-Term Incentive Plan, including those pursuant to the Company's 2013 Performance Share Programs, during the fiscal year ended December 31, 2013. For a description of material factors helpful for an understanding of the information in the table below, please see the Compensation Discussion & Analysis beginning on page 45 and the narrative to this table beginning on page 76.

									All Other Stock Awards: Number of Shares of Stock or Units (#)(3)			Grant Date Fair Value of Stock and Option Awards ($)(4)
										All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)
		Compensation Committee Approval Date (if different than Grant Date)	Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Michael F. Mahoney				$1,080,000	$3,240,000
	2/28/2013(5)					101,488	253,721	507,442				$2,897,494
	2/28/2013(6)					63,430	253,721	380,581				$1,874,998
	2/28/2013(7)								253,721			$1,874,998
	2/28/2013(7)									660,536	$7.39	$1,874,997
Jeffrey D. Capello				$488,023	$1,464,070
	2/28/2013(5)					28,416	71,041	142,082				$811,288
	2/28/2013(6)					17,760	71,041	106,561				$524,993
	2/28/2013(7)								71,041			$524,993
	2/28/2013(7)									184,950	$7.39	$524,999
Supratim Bose				$324,637	$973,910
	2/28/2013(5)					13,531	33,829	67,658				$386,327
	2/28/2013(6)					8,457	33,829	50,743				$249,996
	2/28/2013(7)								33,829			$249,996
	2/28/2013(7)									88,071	$7.39	$249,998
Timothy A. Pratt				$489,600	$1,468,801
	2/28/2013(5)					16,914	42,286	84,572				$482,906
	2/28/2013(6)					10,571	42,286	63,429				$312,494
	2/28/2013(7)								42,286			$312,494
	2/28/2013(7)									110,089	$7.39	$312,499
Kenneth J. Pucel				$364,000	$1,092,000
	2/28/2013(5)					18,944	47,361	94,722				$540,863
	2/28/2013(6)					11,840	47,361	71,041				$349,998
	2/28/2013(7)								47,361			$349,998
	2/28/2013(7)									123,300	$7.39	$349,999

(1)	The amounts in these columns reflect target and maximum payouts under the 2013 Annual Bonus Plan. There is no threshold-level payout under the 2013 Annual Bonus Plan. The maximum possible payout under the 2013 Annual Bonus Plan is 300% of the target payout, representing 150% of the target payout based on Company performance metrics and 200% of the target payout based on individual performance objectives. The actual amount earned by each NEO under the 2013 Annual Bonus Plan is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. For additional information about our 2013 Annual Bonus Plan and a discussion of how these amounts are determined, please see the Compensation Discussion & Analysis section titled "Short-Term Incentives" beginning on page 55 and the section titled "2013 Annual Bonus Plan" in the narrative to this table beginning on page 76.

2013 Annual Bonus Plan amounts for Mr. Bose were converted from Singapore dollars to U.S. dollars for disclosure purposes based on the exchange rate on December 31, 2013, the last business day of the Company's 2013 fiscal year, which was 0.79163 U.S. dollar per Singapore dollar.
(2)
The amounts in these columns reflect threshold, target and maximum share issuance under our 2013 TSR PSP and 2013 FCF PSP. The target performance-based DSUs awarded under these programs were granted to our NEOs in February 2013 as part of our annual review process and were awarded under our 2011 LTIP. For additional details regarding the awards to our NEOs pursuant to our 2013 TSR PSP and our 2013 FCF PSP, please see footnotes 5 and 6 to this Grants of Plan-Based Awards table, respectively.
(3)	The amounts in these columns reflect the number of service-based DSUs and stock options granted to our NEOs under our 2011 LTIP during 2013.

(4)
The amounts in this column have been determined in accordance with FASB ASC Topic 718. See footnotes 3 and 4 to the Summary Compensation Table for a description of the assumptions used in determining the grant date fair value of these awards.
(5)
These awards were granted pursuant to our 2013 TSR PSP. The threshold award level represents the minimum share issuance for each award that a participant may receive based on performance, which is 40% of the target TSR performance-based DSUs awarded under the program. The maximum share issuance for each award is 200% of the target TSR performance-based DSUs awarded under the 2013 TSR PSP. For additional information about our 2013 TSR PSP and a discussion of how these amounts are determined, please see the section titled "2013 Total Shareholder Return Performance Share Program" in the narrative to this table beginning on page 77.
(6)
These awards were granted pursuant to our 2013 FCF PSP. The threshold award level represents the minimum share issuance for each award that a participant may receive based on performance, which is 25% of the target FCF performance-based DSUs awarded under the program. The maximum share issuance for each award is 150% of the target FCF performance-based DSUs awarded under the 2013 FCF PSP. For additional information about our 2013 FCF PSP and a discussion of how these amounts are determined, please see the section titled "2013 Free Cash Flow Performance Share Program" in the narrative to this table beginning on page 78.
(7)	These awards were granted as part of our annual review process and awarded under our 2011 LTIP.

 Narrative Disclosure to Summary
Compensation Table and Grants of Plan-Based Awards Table

The following provides information about the terms of our 2013 Annual Bonus Plan, 2013 Performance Share Programs and our Long-Term Incentive Plans, pursuant to which our NEOs were awarded short- and long-term incentive compensation, as applicable and detailed in the tables above. For additional information regarding the application of these plans and programs to our NEOs in 2013, please see the Compensation Discussion & Analysis beginning on page 45.

2013 Annual Bonus Plan

Our 2013 Annual Bonus Plan is administered by our Compensation Committee and was established under our 2011 LTIP. The plan year for our 2013 Annual Bonus Plan ran from January 1, 2013 to December 31, 2013. Generally all U.S. salaried employees not eligible for commissions under sales compensation plans and certain international and expatriate/inpatriate employees selected for participation are eligible to participate in our 2013 Annual Bonus Plan, provided they have at least two full months of service during the plan year. Participants generally must be employed with us on the date payments are made in order to receive awards under the plan. However, in the event of death or retirement or certain involuntary terminations without cause, in each case, as described in the 2013 Annual Bonus Plan, participants may receive their performance incentive awards for the year on a prorated basis based on the percentage of the year the participant was employed by us and eligible to participate. Participants who have at least two months of eligibility but less than a full year similarly may receive awards under the 2013 Annual Bonus Plan on a prorated basis.

Target Incentive Award Opportunity

Each participant is provided with a target incentive award opportunity under the 2013 Annual Bonus Plan expressed as a percentage of his or her base salary. For a discussion of the 2013 target incentive award opportunities for our NEOs, please see the Compensation Discussion & Analysis sections titled "Individual Target Incentive Award Opportunity" on page 57 and "2013 Annual Bonus Plan Awards Paid to Our NEOs" on page 58.

Company Performance Funds Total Bonus Pool

Company Performance Metrics and Weighting. Under the 2013 Annual Bonus Plan, after year-end a single Company-wide annual bonus pool (Total Bonus Pool) is funded based on the Company's performance measured against important Company-level financial performance metric targets. For 2013, our Compensation Committee selected adjusted EPS and SFX net sales as our Company-level performance metrics. Each metric has a 50% weighting.

Company Metrics Defined. For purposes of our 2013 Annual Bonus Plan: (i) adjusted EPS equals adjusted net income (loss) divided by weighted average diluted shares outstanding for the performance year (adjusted net income equals GAAP net income (loss) excluding goodwill and other intangible asset impairment charges, acquisition- and divestiture-related net charges, restructuring-and litigation-related charges, discrete tax items, debt extinguishment charges and amortization expense, which are either non-operational or which we do not believe are indicative of the on-going performance of our operating segments); and (ii) SFX net sales is calculated at an assumed standard constant currency basis that excludes the impact of changes in foreign currency rates, which are highly variable and difficult to predict, and for 2013 excludes $15 million of sales from a business acquired in November 2013, which was not contemplated in our Board approved internal financial and operating plans for 2013.

For a discussion of the Company level targets under the 2013 Annual Bonus Plan, funding of the Total Bonus Pool and the individual performance component of the 2013 Annual Bonus Plan, please see the Compensation Discussion & Analysis section titled "Short-Term Incentives" beginning on page 55.

Recovery of Annual Bonus Plan Award

Our 2013 Annual Bonus Plan provides that, to the extent permitted by applicable law, our Board will seek reimbursement of incentive compensation paid to any executive officer under the plan in the event of a restatement of our financial results that reduced a previously granted award's size or payment. Under such circumstances, and to the extent permitted by applicable law, we would seek to recover the amount of the 2013 Annual Bonus Plan award paid to such executive that was in excess of the amount that would have been paid based on the restated financial results. Additionally, our 2013 Annual Bonus Plan provides that, to the extent permitted by applicable law, our Board may seek reimbursement of incentive compensation paid to an executive under the plan in the event of executive misconduct or gross dereliction of duty that resulted in a material violation of Company policy and caused significant harm to the Company. In such an event, and to the extent permitted by applicable law, the Board may seek reimbursement of all or a portion of cash incentive compensation awards paid within a certain time period under the plan.

2013 Total Shareholder Return Performance Share Program

Our 2013 TSR PSP is administered, and the target TSR performance-based DSUs awarded pursuant to our 2013 TSR PSP are granted, under our 2011 LTIP. The TSR performance-based DSUs vest upon the satisfaction of both the Company performance criteria and individual service criteria under the 2013 TSR PSP, other than in the event of certain qualifying terminations discussed below. Our executives, including our NEOs, are eligible to participate in the 2013 TSR PSP, which is administered by our Compensation Committee. For a discussion of the TSR performance-based DSUs awarded to our NEOs in 2013, please see the Compensation Discussion & Analysis section titled "2013 Long-Term Incentive Awards for our NEOs" beginning on page 62.

Company Performance Criteria

For a discussion of the Company performance criteria under the 2013 TSR PSP please see the Compensation Discussion & Analysis section titled "Long-Term Incentives" beginning on page 60.

Calculation of TSR and Percentile Performance. The TSR for the Company and each other company in the S&P 500 Healthcare Index for each annual performance cycle is determined based on the following formula:

(Change in Stock Price + Dividends Paid) / Beginning Stock Price

The change in stock price is determined by subtracting the beginning stock price (the daily average closing price of one share of common stock for the two calendar months prior to the beginning of each performance cycle) from the ending stock price (the daily average closing price of one share of common stock for the last two calendar months of the performance cycle). The dividends paid are the total of all cash dividends paid on one share of common stock during the applicable performance cycle.

Following the end of the three-year performance period, the total TSR for the Company and each other company in the S&P 500 Healthcare Index is determined by adding the results calculated for each of the three performance cycles and dividing the sum by three.

Following the calculation of the TSR for the three-year performance period for our Company and each of the other companies in the S&P 500 Healthcare Index, the companies will be ranked in order of maximum to minimum average TSRs for the full three-year performance period. Our percentile performance will be determined by (i) dividing (a) our ranking versus that of the other companies in the S&P 500 Healthcare Index minus one, by (b) the total number of companies in the S&P 500 Healthcare Index minus one, and (ii) subtracting the result from one.

Individual Service Criteria

Generally under the 2013 TSR PSP, except with respect to termination of employment due to retirement, death or disability, or in connection with a change in control, in each case, as described in the 2013 FCF PSP and/or the 2011 LTIP, (i) no TSR performance-based DSUs will vest prior to the end of the three-year performance period (December 31, 2015), (ii) a participant must be employed with us on December 31, 2015 to be eligible to receive shares of our common stock in respect of his or her TSR performance-based DSUs as to which the performance criteria under the program have been satisfied, and (iii) all TSR performance-based DSUs of a participant not employed by the Company on December 31, 2015 will be forfeited.

For information regarding potential payments upon certain terminations of employment or in connection with a change in control, please see the Potential Payments Upon Termination or Change in Control beginning on page 86.

2013 Free Cash Flow Performance Share Program

Our 2013 FCF PSP is administered, and the target FCF performance-based DSUs awarded pursuant to our 2013 FCF PSP are granted, under our 2011 LTIP. The 2013 grants of FCF performance-based DSUs vest upon the satisfaction of both the one-year Company performance criteria and the three-year individual service criteria (inclusive of the performance period) under the 2013 FCF PSP, other than in the event of certain qualifying terminations discussed below. Our executives, including our NEOs, were eligible to participate under the 2013 FCF PSP, which is administered by our Compensation Committee. For a discussion of the 2013 FCF performance-based DSUs awarded to our NEOs and the Company's achievement of the Company performance criteria under the program, please see the Compensation Discussion & Analysis section titled "2013 Long-Term Incentive Awards for our NEOs" beginning on page 62.

Company Performance Criteria

For a discussion of the Company performance criteria under the 2013 FCF PSP please see the Compensation Discussion & Analysis section titled "Long-Term Incentives" beginning on page 60.

Individual Service Criteria

Generally under the 2013 FCF PSP, except with respect to termination of employment due to retirement, death or disability, or in connection with a change in control, in each case, as described in the 2013 FCF PSP and/or the 2011 LTIP, (i) no FCF performance-based DSUs will vest prior to the end of the three-year service period (December 31, 2015), (ii) a participant must be employed with us on December 31, 2015 to be eligible to receive shares of our common stock in respect of his or her FCF performance-based DSUs as to which the performance criteria under the program have been satisfied, and (iii) all FCF performance-based DSUs of a participant not employed by the Company on December 31, 2015 will be forfeited.

For information regarding potential payments upon certain terminations of employment or in connection with a change in control, please see Potential Payments Upon Termination or Change in Control beginning on page 86.

2011 Long-Term Incentive Plan

The purpose of the broad-based equity incentive award opportunities available for grant under our 2011 LTIP is to attract, retain, engage and focus key employees and other eligible participants on achieving long-term stockholder value by rewarding them for the increased performance of our common stock underlying such awards. Our 2011 LTIP is administered by our Compensation Committee and provides for the grant of restricted or unrestricted common stock, deferred stock units, options to acquire our common stock, stock appreciation rights (SARs), performance awards and other stock and non-stock awards (collectively, Awards). Our 2011 LTIP prohibits repricing or replacement of options or SARs and the issuance of in-the-money options or SARs, and includes limitations on the amounts of grants and payments to any individual within a given fiscal year as well as certain other customary limitations. Employees, directors and other individuals who provide services to us and our affiliates who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to our success or that of our affiliates are eligible for Awards under our 2011 LTIP. Our 2011 LTIP became effective on June 1, 2011, following its approval at our 2011 Annual Meeting of Stockholders, and will terminate on March 1, 2021 (unless terminated sooner by our Board), and no further Awards may be granted following that date.

Certain Separations from Service

Generally under the 2011 LTIP, except with respect to termination of employment due to retirement, death or disability, or in connection with a change in control, in each case, as described therein or as otherwise provided for in the applicable award agreement, all equity awards terminate to the extent not vested immediately prior to the cessation of employment, and to the extent vested but not exercised at such time, remain exercisable for the lesser of one year or until the expiration of the stated term of the award. Further, in the event of a termination for "cause" (defined as conviction of, or a failure to contest prosecution for, a felony, or misconduct or dishonesty that is harmful to our business or reputation), or as a result of reasons that cast such discredit on the individual as to justify immediate termination of the award, in each case, as determined in the Compensation Committee's sole discretion, all outstanding equity awards (including unexercised stock options, whether vested or unvested) terminate immediately upon notice of such termination.

For a discussion of our plans and arrangements under which a change in control and/or termination of employment triggers payments or benefits, including our LTIPs, please see the narrative to the Potential Payments Upon Termination or Change in Control tables beginning on page 86. Potential payments to our NEOs in 2013 under such plans or arrangements are included in the Potential Payments upon Termination or Change in Control tables beginning on page 90.

2013 Equity Awards

With respect to our executives, including our NEOs as applicable, our Compensation Committee set the mix of equity award opportunities under our 2013 Long-Term Incentive Program at 25% target TSR performance-based DSUs, 25% target FCF performance-based DSUs, 25% stock options and 25% service-based DSUs. For a discussion of the 2013 equity awards made to our NEOs, please see the Compensation Discussion & Analysis section titled "Long-Term Incentives" beginning on page 60.

Outstanding Equity Awards at Fiscal Year End

The following table provides information with respect to outstanding unexercised non-qualified stock options and unvested DSUs for each NEO as of December 31, 2013.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

Michael F. Mahoney	02/27/2012	168,735	506,206	$6.280	2/27/2022
	02/28/2013	0	660,536	$7.390	2/28/2023
	11/01/2011					1,025,008(4)	$12,320,596
	02/27/2012					229,300	$2,756,186
	02/27/2012					372,611(5)	$4,478,787
	02/28/2013					253,721	$3,049,726
	02/28/2013					257,273(6)	$3,092,421
	02/27/2012							573,248(7)	$6,890,441
	02/28/2013							507,442(8)	$6,099,453
Jeffrey D. Capello	06/16/2008	148,515	0	$13.640	06/16/2018
	02/16/2010	0	28,847	$7.410	02/16/2020
	02/23/2010	0	45,290	$7.750	02/23/2020
	02/16/2010	0	129,808	$7.410	02/16/2020
	02/26/2010	0	1,087	$7.740	02/26/2020
	02/28/2011	0	116,460	$7.160	02/28/2021
	05/12/2011	0	39,936	$6.910	05/12/2021
	02/27/2012	0	126,552	$6.280	02/27/2022
	02/28/2013	0	184,950	$7.390	02/28/2023
	02/24/2009					3,012	$36,204
	02/16/2010					10,122	$121,666
	02/23/2010					16,129	$193,871
	02/16/2010					30,363	$364,963
	02/28/2011					31,425	$377,729
	02/28/2011					78,089(9)	$938,630
	05/12/2011					21,708	$260,930
	02/27/2012					7,962(10)	$95,703
	02/27/2012					57,325	$689,047
	02/27/2012					93,152(5)	$1,119,687
	02/28/2013					71,041	$853,913
	02/28/2013					72,035(6)	$865,861
	02/27/2012							143,312(7)	$1,722,610
	02/28/2013							142,082(8)	$1,707,826
Supratim Bose	01/03/2012	43,668	131,004	$5.360	01/03/2022
	02/27/2012	9,374	28,123	$6.280	02/27/2022
	02/28/2013	0	88,071	$7.390	02/28/2023
	01/03/2012					59,702	$717,618
	02/27/2012					12,740	$153,135
	02/27/2012					20,701(5)	$248,826
	02/28/2013					33,829	$406,625
	02/28/2013					34,302(6)	$412,310
	02/27/2012							31,848(7)	$382,813
	02/28/2013							67,658(8)	$813,249

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

Timothy A. Pratt	05/01/2008	205,761	0	$13.560	05/01/2018
	02/24/2009	100,536	0	$8.300	02/24/2019
	02/16/2010	144,231	48,077	$7.410	02/16/2020
	02/26/2010	3,261	1,087	$7.740	02/26/2020
	02/28/2011	116,459	116,460	$7.160	02/28/2021
	02/27/2012	28,122	84,368	$6.280	02/27/2022
	02/28/2013	0	110,089	$7.390	02/28/2023
	02/24/2009					3,012	$36,204
	02/16/2010					16,869	$202,765
	02/16/2010					40,000	$480,800
	02/28/2011					31,425	$377,729
	02/28/2011					78,089(9)	$938,630
	02/27/2012					7,962(10)	$95,703
	02/27/2012					38,217	$459,368
	02/27/2012					62,102(5)	$746,466
	02/28/2013					42,286	$508,278
	02/28/2013					42,878(6)	$515,394
	02/27/2012							95,542(7)	$1,148,415
	02/28/2013							84,572(8)	$1,016,555
Kenneth J. Pucel	06/15/2004	100,000	0	$41.980	06/15/2014
	01/03/2005	20,000	0	$34.290	01/03/2015
	07/01/2005	100,000	0	$26.890	07/01/2015
	10/31/2006	75,000	0	$15.910	10/31/2016
	02/12/2008	204,545	0	$12.520	02/12/2018
	02/24/2009	100,536	0	$8.300	02/24/2019
	02/16/2010	115,384	38,462	$7.410	02/16/2020
	02/26/2010	3,261	1,087	$7.740	02/26/2020
	02/28/2011	116,459	116,460	$7.160	02/28/2021
	02/27/2012	28,122	84,368	$6.280	02/27/2022
	02/28/2013	0	123,300	$7.390	02/28/2023
	02/24/2009					3,012	$36,204
	02/16/2010					13,495	$162,210
	02/28/2011					31,425	$377,729
	02/28/2011					78,089(9)	$938,630
	02/27/2012					7,962(10)	$95,703
	02/27/2012					38,217	$459,368
	02/27/2012					62,102(5)	$746,466
	02/28/2013					47,361	$569,279
	02/28/2013					48,024(6)	$577,248
	02/27/2012							95,542(7)	$1,148,415
	02/28/2013							94,722(8)	$1,138,558

(1)	All stock options are non-qualified stock options and vest in four equal annual installments beginning on the first anniversary of the date of grant.
(2)	Unless otherwise noted, all service-based DSUs vest in five equal annual installments beginning on the first anniversary of the date of grant.
(3)	Unless otherwise noted, the amounts reflected in this column are based on the closing price of our common stock ($12.02) on December 31, 2013.
(4)
This amount represents the unvested portion of the new hire inducement grant of service-based DSUs that were awarded to Mr. Mahoney in November 2011 in connection with his joining the Company as our President and pursuant to the terms of his offer letter. Such service-based DSUs were structured and intended in large part to compensate Mr. Mahoney for the unvested short- and long-term incentive compensation he forfeited upon separating from his previous employer, taking into consideration his transition period from our President to our President and Chief Executive Officer.
(5)
In February 2012, our NEOs were awarded target FCF performance-based DSUs under our 2012 FCF PSP. Our adjusted free cash flow performance percentile over the one-year performance period ended December 31, 2012 was 115% relative to target performance for the same period. Accordingly, in February 2013 the Compensation Committee determined that pursuant to the terms of the 2012 FCF PSP, 130% of the target FCF performance-based DSUs had satisfied the performance criteria under the program. Amounts for these awards represent the number of shares of our common stock that will be delivered or otherwise made available to our NEOs no later than January 15, 2015 in settlement of the target units awarded to them in 2012 so long as the individual service criteria is also satisfied. As of December 31, 2013, such units were unearned and remained subject to forfeiture under the terms of the 2012 FCF PSP.
(6)
In February 2013, our NEOs were awarded target FCF performance-based DSUs under our 2013 FCF PSP. Our adjusted free cash flow performance percentile over the one-year performance period ended December 31, 2013 was 100.7% relative to target performance for the same period. Accordingly, in February 2014 the Compensation Committee determined that pursuant to the terms of the 2013 FCF PSP, 101.4% of the target FCF performance-based DSUs had satisfied the performance criteria under the program. Amounts for these awards represent the number of shares of our common stock that will be delivered or otherwise made available to our NEOs no later than January 15, 2016 in settlement of the target units awarded to them in 2013 so long as the individual service criteria is also satisfied. As of December 31, 2013, such units were unearned and remained subject to forfeiture under the terms of the 2013 FCF PSP.
(7)
In February 2012, our NEOs were awarded target TSR performance-based DSUs under our 2012 TSR PSP. The threshold award level represents the minimum share issuance for each award, which is 40% of the target TSR performance-based DSUs awarded under the program. The maximum share issuance for each award is 200% of the target TSR performance-based DSUs awarded under the 2012 TSR PSP. In accordance with the SEC rules, the number of performance-based DSUs shown represents the number of units that may be earned as of December 31, 2013 based on maximum performance. The SEC rules require that the maximum number of units be disclosed because the number of units that would have been earned based on actual results under the performance conditions for the two year period from January 1, 2012 through December 31, 2013 (instead of through the end of the performance period on December 31, 2014) falls between target and maximum level of performance.
(8)
In February 2013, our NEOs were awarded target TSR performance-based DSUs under our 2013 TSR PSP. The threshold award level represents the minimum share issuance for each award, which is 40% of the target TSR performance-based DSUs awarded under the program. The maximum share issuance for each award is 200% of the target TSR performance-based DSUs awarded under the 2013 TSR PSP. In accordance with the SEC rules, the number performance-based DSUs shown represents the number of units that may be earned as of December 31, 2013 based on maximum performance. The SEC rules require that the maximum number of units be disclosed because the number of units that would have been earned based on actual results under the performance conditions for the one year period from January 1, 2013 through December 31, 2013 (instead of through the end of the performance period on December 31, 2015) was at the maximum level of performance under the program.
(9)
In February 2011, our NEOs (other than Messrs. Mahoney and Bose who were not employees of the Company at such time) were awarded target TSR performance-based DSUs under our 2011 TSR Performance Share Program (2011 TSR PSP). Our total shareholder return performance percentile relative to that of the other companies in the S&P 500 Healthcare Index over the three annual performance cycles comprising the three-year period ended December 31, 2013 was 79.6%. Accordingly, in February 2014 the Compensation Committee determined that pursuant to the terms of the 2011 TSR PSP, 149.1% of the target TSR performance-based DSUs had satisfied the performance criteria under the program. Amounts for these awards represent the number of shares of our common stock that were delivered or otherwise made available to our NEOs on February 24, 2014 in settlement of the target units awarded to them in 2011.
(10)
This amount represents the unvested portion of the service-based DSUs that were granted as consideration for the termination of our historic executive allowance program. Such award vests in three equal annual installments beginning on the first anniversary of the date of grant.

 Options Exercises and Stock Vested

The following table sets forth information regarding stock options that were exercised and DSUs that vested for our NEOs during the fiscal year ended December 31, 2013:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Michael F. Mahoney	0	$0	398,993	$4,434,796
Jeffrey D. Capello	914,205	$3,528,225	82,007	$646,507
Supratim Bose	0	$0	18,109	$112,142
Timothy A. Pratt	0	$0	70,202	$523,660
Kenneth J. Pucel	0	$0	38,563	$286,079

(1)	The amounts shown in this column represent the number of shares acquired on exercise multiplied by the difference between the option exercise price and the market price at exercise.
(2)	The amounts reflected in this column represent the number of shares vested multiplied by the closing price of our common stock on the vesting date.

Pension Benefits

All of our executive officers, including our NEOs (other than Mr. Capello, see discussion below), are eligible to participate in our Executive Retirement Plan. The Executive Retirement Plan is intended to provide a clear and consistent approach to managing retirement-eligible executive departures with a standard, mutually understood separation and post-employment relationship. The plan provides retiring executives with a lump sum benefit of 2.5 months of salary for each year of service, up to a maximum of 36 months' pay. The lump sum payments are made in the first payroll period after the last day of the six-month period following retirement. Receipt of payment is conditioned upon the retiring employee entering into a separation agreement with us that includes a release of claims and customary non-disclosure, non-competition, non-solicitation and non-disparagement clauses in favor of the Company. The plan provides that in the event the executive breaches the non-competition or non-solicitation provision of his or her separation agreement, the executive must, in addition to any other court-ordered relief, repay to the Company all amounts paid under the plan.

To receive benefits under the plan, upon his or her retirement an executive's age plus his or her years of service with us must total at least 65 years (provided that the executive is at least 55 years old and has been employed by us for at least five years). For purposes of the plan, "retirement" means any separation from service (as defined in the plan) other than a termination for "cause" (defined as conviction of, or your failure to contest prosecution for, a felony, or misconduct or dishonesty that is harmful to our business or reputation). In addition, if an executive dies and is otherwise eligible for benefits under the plan on the date of his or her death, benefits under the plan will be paid within 60 days of the executive's death. Mr. Capello transitioned out of his role as Executive Vice President and Chief Financial Officer effective December 31, 2013, at which time he was no longer eligible to participate in our Executive Retirement Plan.

For retirement-eligible NEOs (Mr. Pratt), the present value of accrued benefits is calculated as the value of their lump sum benefit under the plan based on the NEO's base salary, age and number of years of credited service as of December 31, 2013. For NEOs who were not eligible for retirement (Messrs. Mahoney, Bose and Pucel), the present value of accrued benefits is calculated based on the respective NEO's base salary, age and number of years of credited service as of December 31, 2013, discounted to December 31, 2013 from the earliest retirement eligibility date, using a discount rate of 4.5% per annum. This valuation methodology is consistent with the methodology we use for financial statement accounting purposes except that executives are assumed to remain employed by us until their earliest retirement age under the plan (or their age on December 31, if eligible for retirement at that date). For financial statement accounting purposes, the valuation considers the probability that the executives will achieve retirement age. For a more detailed description of the assumptions used in valuing accrued benefits under the plan, please see Note A — Significant Accounting Policies to our 2013 consolidated financial statements included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2013.

The table below shows the present value of accumulated benefits payable to each of our NEOs, including the numbers of years of service credited to each NEO, under our Executive Retirement Plan as of December 31, 2013.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)

Michael F. Mahoney	BSC Executive Retirement Plan	2.20	$303,384	$0
Jeffrey D. Capello(3)	BSC Executive Retirement Plan	0	$0	$0
Supratim Bose	BSC Executive Retirement Plan	2.02	$201,060	$0
Timothy A. Pratt	BSC Executive Retirement Plan	5.67	$722,925	$0
Kenneth J. Pucel	BSC Executive Retirement Plan	24.12	$1,135,785	$0

(1)	The numbers of years of credited service reflect the NEO's actual years of service as of December 31, 2013. We do not credit additional years of service under the plan. Rather, the plan provides that the number of years of credited service is calculated through the NEO's last day worked. Partially completed years of service are prorated based on calendar days and calculated to the second decimal point.
(2)
Amounts are computed as of December 31, 2013, the same pension plan measurement date used for financial statement reporting purposes for our audited financial statement for the year ended December 31, 2013.
(3)
Upon transitioning out of his role as Executive Vice President and Chief Financial Officer effective December 31, 2013, Mr. Capello became no longer eligible to participate in our Executive Retirement Plan.

Nonqualified Deferred Compensation

In May 2010, our Board approved the Boston Scientific Corporation Deferred Bonus Plan (the Deferred Bonus Plan). The Deferred Bonus Plan provides certain of our management, including our NEOs, an opportunity to defer a portion of their annual award under our Annual Bonus Plan. The Deferred Bonus Plan provides participants the opportunity to defer up to 75% of their annual award under our Annual Bonus Plan until the earlier of (i) termination of employment or (ii) an elected distribution date, such election to be made by June 30th of each year. Investment choices under the plan are generally the same as those under our 401(k) Retirement Savings Plan, except that, among other things, participants may not elect to invest in the BSC Stock Fund. Distributions under the plan are in either lump sum payments or annual installments over a period of two to five years, as specified by the participant. None of our NEOs elected to defer any portion of their 2012 Annual Bonus Plan award under the Deferred Bonus Plan in 2013.

In September 2004, we committed to fund a special one-time contribution to our 401(k) Retirement Savings Plan for the benefit of our employees. In June 2005, we adopted a 401(k) Excess Benefit Plan, a non-qualified deferred compensation plan designed to provide specific supplemental benefits to those employees who would have exceeded the 2004 Internal Revenue Code contribution limits if the special contribution had been made to their 401(k) plan accounts. Accordingly, the historic 401(k) Excess Benefit Plan was established to accept the "overflow" contributions on behalf of participating employees, including certain of our NEOs. Investment choices under the historic 401(k) Excess Benefit Plan are generally the same as those under our 401(k) Retirement Savings Plan, except that, among other things, executive officers may not elect to invest in the BSC Stock Fund. The investment elections are made by each participant and may be changed daily. Generally, a lump sum cash payment of their respective account balances under the plan is made to participants determined to be "specified employees," including certain of our NEOs, commencing no earlier than six months and one day following their "separation from service."

The table below shows the aggregate earnings and balances for each of our NEOs under our historic 401(k) Excess Benefit Plan as of December 31, 2013.

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(1)

Michael F. Mahoney(2)	401(k) Excess Benefit Plan	$0	$0	$0	$0	$0
Jeffrey D. Capello(2)	401(k) Excess Benefit Plan	$0	$0	$0	$0	$0
Supratim Bose(2)	401(k) Excess Benefit Plan	$0	$0	$0	$0	$0
Timothy A. Pratt(2)	401(k) Excess Benefit Plan	$0	$0	$0	$0	$0
Kenneth J. Pucel	401(k) Excess Benefit Plan	$0	$0	$6,558	$0	$31,640

(1)	No portion of the amounts in this column is included in the Summary Compensation Table under the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column for 2013, 2012 or 2011 as the earnings were neither above-market nor preferential.
(2)	None of Messrs. Mahoney, Capello, Bose or Pratt was employed by us when the one-time 401(k) contribution was made to our historic 401(k) Excess Benefit Plan.

The investment choices under the historic 401(k) Excess Benefit Plan and their annual rates of return for the year ended December 31, 2013 are contained in the following table.

Name of Investment Option	2013 Rate of Return

Vanguard Growth Index Fund Investor Shares	32.16%
Vanguard Prime Money Market Fund	0.02%
Vanguard Windsor II Fund Investor Shares	30.69%
Vanguard International Growth Fund Investor Shares	22.95%
Vanguard Total Bond Market Index Fund Institutional Shares	(2.14)%
Vanguard Mid-Cap Growth Fund	34.15%
Vanguard Wellington Fund Admiral Shares	19.76%
Vanguard Institutional Index Fund Plus Shares	32.37%
T. Rowe Price Small Cap Stock Fund Advisor Class	37.24%

Potential Payments Upon Termination or Change In Control

Executive Retirement Plan

All of our executives, including our NEOs, are eligible to participate in our Executive Retirement Plan. The Executive Retirement Plan is intended to provide a clear and consistent approach to managing executive departures with a standard mutually-understood separation and post-employment relationship. The benefits payable to our executives upon "retirement" under the Executive Retirement Plan, as well as the present value of amounts accrued thereunder as of December 31, 2013, are reflected in the Pension Benefits table and the terms of the plan are more fully described in the accompanying narrative and footnotes to such table beginning on page 83. In addition, changes in the present value of the benefits under the Executive Retirement Plan from December 31, 2012 to December 31, 2013 are reflected in the Summary Compensation Table on page 71 in the column "Change in Pension Value and Nonqualified Deferred Compensation Earnings."

Change in Control Agreements

We provide Change in Control Agreements to our executives, including our NEOs, and other key employees. On December 31, 2013, in connection with Mr. Capello's transition out of his role as Executive Vice President and Chief Financial Officer of the Company, Mr. Capello's Change in Control Agreement terminated.

Our Change in Control Agreements are limited to a three-year term and provide that if both a change in control occurs during the term of the agreement and the executive's employment is terminated either by us without "Cause" or by the executive for "Good Reason" (each as described below) during the two-year period following the change in control, then the executive would be entitled to receive a lump sum payment of three times the sum of (i) the executive's base salary and (ii) assumed target incentive bonus (or prior year's bonus, if higher). Additionally, an executive would be entitled to receive a prorated target incentive bonus for the year in which his or her termination occurred, continuation of health, life insurance and other welfare benefits for up to three years, and reimbursement for up to $100,000 in legal fees and expenses incurred by an executive in disputing termination or enforcing rights under his or her Change in Control Agreement. Our Change in Control Agreements further provide that all equity granted to executives require both a change in control and a termination without Cause or resignation by the executive for Good Reason within two years after the change in control in order to accelerate vesting; provided, however, that if the surviving or acquiring entity in a change in control transaction does not provide for the substitution or assumption of outstanding equity awards, such outstanding awards will immediately become fully vested. Further, equity awards granted to our executives prior to 2010, including certain of our NEOs, generally will become immediately vested and exercisable in the event of a "change in control" or "Covered Transaction" as defined in the LTIPs and forms of award agreements.

The Change in Control Agreements do not include an excise tax "gross-up" but rather require a reduction in the amount of the severance payments if the reduction would result in a greater after-tax amount. In exchange for the benefits afforded under our Change in Control Agreements, our executives agree to certain non-disclosure restrictions, a two-year non-solicitation obligation and to execute a release in favor of the Company. Executives, including our NEOs, who are eligible to receive payments under our Change in Control Agreements are not also eligible to receive payments and benefits under our Executive Retirement Plan, Severance Plan For Exempt Employees (the Severance Plan) or Severance Pay and Layoff Notification Plan (the Bridge Plan), as applicable.

For purposes of our Change in Control Agreements, "Cause" generally means willfully engaging in criminal or fraudulent acts or gross misconduct that is demonstrably and materially injurious to us. "Good Reason" generally means, among other things, assignment of duties inconsistent with the executive's status as an executive or an adverse alteration of the executive's duties; a reduction in annual base salary or bonus or failure to increase salary at a rate commensurate with that of other key executives; an adverse change in long-term incentive opportunities; failure by the Company to continue to provide comparable benefits or continue in effect, or continue the executive's participation in, any compensation plan in which the executive participates; the relocation of the executive's principal place of work more than 50 miles; or failure by the Company to obtain a satisfactory agreement from any successor entity to agree to perform the Change in Control Agreement.

Long-Term Incentive Plans

Our employees, including our NEOs, are eligible to receive equity awards under our LTIPs. Equity awards granted to our executives under our LTIPs after 2009 require both a change in control and a subsequent termination without Cause or for Good Reason pursuant to the terms of our Change in Control Agreements for accelerated vesting where the surviving or acquiring entity assumes outstanding awards. Equity awards granted to our executives prior to 2010, including our NEOs, under these plans generally will become immediately vested and exercisable in the event of a "change in control" or "Covered Transaction" as defined in the plans.

Further, beginning in July 2010, the terms of all annual equity awards granted to our employees, including our NEOs, provide that in the event that the employee's employment terminates due to disability or retirement (each as defined in the LTIPs) prior to the first anniversary of the equity award grant date, the unvested equity award will immediately lapse and be forfeited, and in the event of a termination due to death prior to the first anniversary of the equity award grant date, a prorated portion of such awards will vest based on the percent of the year completed prior to death. In the event of a termination due to disability, retirement or death after the first anniversary of the equity award grant date, all unvested equity awards will vest in full.

Our 2011 LTIP is more fully described under the Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table section titled "2011 Long-Term Incentive Plan" beginning on page 79.

2013 TSR Performance Share Program

Our 2013 TSR PSP covers our executives, including our NEOs, and is administered by our Compensation Committee. Generally under the 2013 TSR PSP, except as set forth below with respect to termination of employment due to retirement, death or disability, or in connection with a change in control, in each case, as described in the 2013 TSR PSP and/or 2011 LTIP, (i) no TSR performance-based DSUs will vest prior to the end of the three-year performance period (December 31, 2015), (ii) a participant must be employed with us on December 31, 2015 to be eligible to receive shares of our common stock in respect of his or her TSR performance-based DSUs as to which the performance criteria under the program have been satisfied, and (iii) all TSR performance-based DSUs of a participant not employed by the Company on December 31, 2015 will be forfeited.

If a participant's employment terminates due to retirement, death or disability after the end of the first annual performance cycle (December 31, 2013) but prior to the end of the three-year performance period, shares of our common stock will be issued in respect of the TSR performance-based DSUs as to which the performance criteria under the program have been satisfied on a prorated basis using (i) the first performance cycle percentile performance funding amount where the triggering event occurred during the second performance cycle, or (ii) the average of the first and second performance cycle percentile performance funding amounts where the triggering event occurred during the third performance cycle. Pursuant to the terms of our Change in Control Agreements, the TSR performance-based DSUs awarded to our executives require both a change in control and a subsequent termination without Cause or for Good Reason for accelerated vesting where the surviving or acquiring entity assumes outstanding awards. Provided, however, that such awards will forfeit in their entirety in the event of a change of control that occurs prior to the end of the first annual performance cycle (December 31, 2013).

Our 2013 TSR PSP is more fully described under the Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table section titled "2013 Total Shareholder Return Performance Share Program" beginning on page 77.

2013 FCF Performance Share Program

Our 2013 FCF PSP covers our executives, including our NEOs, and is administered by our Compensation Committee. Generally under the 2013 FCF PSP, except as set forth below with respect to termination of employment due to retirement, death or disability, or in connection with a change in control, in each case, as described in the 2013 FCF PSP and/or 2011 LTIP, (i) no FCF performance-based DSUs will vest prior to the end of the three-year service period (December 31, 2015), (ii) a participant must be employed with us on December 31, 2015 to be eligible to receive shares of our common stock in respect of his or her FCF performance-based DSUs as to which the performance criteria under the program have been satisfied, and (iii) all FCF performance-based DSUs of a participant not employed by the Company on December 31, 2015 will be forfeited.

If a participant's employment terminates due to retirement, death or disability after the end of the performance period (December 31, 2013) but prior to the end of the three-year service period (December 31, 2015), shares of our common stock will be issued in respect of the FCF performance-based DSUs as to which the performance criteria under the program have been satisfied on a prorated basis. Pursuant to the terms of our Change in Control Agreements, the FCF performance-based DSUs awarded to our executives require both a change in control and a subsequent termination without Cause or for Good Reason for accelerated vesting where the surviving or acquiring entity assumes outstanding awards. Provided, however, that such awards will forfeit in their entirety in the event of a change of control that occurs prior to the end of the performance period (December 31, 2013).

Our 2013 FCF PSP is more fully described under the Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table section titled "2013 Free Cash Flow Performance Share Program" beginning on page 78.

2013 Annual Bonus Plan

Our 2013 Annual Bonus Plan is generally available to all U.S. salaried personnel not eligible for commissions under sales compensation plans, including our NEOs, and certain international and expatriate/inpatriate employees working in positions designated by the Company as eligible to participate in the plan. To be eligible to receive their incentive award, participants generally must be employed by us on the date payments are made under the 2013 Annual Bonus Plan. However, in the event of death, retirement or certain involuntary terminations without cause, in each case, as described in the 2013 Annual Bonus Plan, participants may receive their performance incentive awards for the year on a prorated basis based on the percentage of the year the participant was employed by us and eligible to participate (subject to certain minimum months of service requirements). Grants of performance incentive awards to our NEOs under our 2013 Annual Bonus Plan are reflected in the

Summary Compensation Table on page 71 in the "Non-Equity Incentive Compensation" column, and our 2013 Annual Bonus Plan is more fully described under the Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table section titled "2013 Annual Bonus Plan" beginning on page 76, as well as the Compensation Discussion & Analysis section titled "Short-Term Incentives" beginning on page 55.

Severance Plans

We maintain severance plans for eligible employees, including certain of our NEOs, under which participants are entitled to receive certain payments and benefits for specified periods of time. Such benefits are only available in the event of certain involuntary terminations either (i) due to an anticipated facility relocation or closing or a reduction of staffing levels where the employee has not refused a similar position with us, or (ii) resulting from a sale, merger or reorganization of our Company where the employee is not provided an opportunity to be employed in a similar position with the acquiring or resulting entity. Executives, including our NEOs, who are eligible to receive payments under our Executive Retirement Plan are not also eligible to receive payments and benefits under our severance plans. In addition, executives who receive severance payments under a Change in Control Agreement are not eligible to receive payments and benefits under our severance plans.

The Bridge Plan generally applies to eligible employees hired prior to January 1, 2012 and receiving notice of involuntary termination (as described above) before January 1, 2014. Under the Bridge Plan, director level and above exempt employees, including certain of our NEOs, are eligible for (i) four weeks of severance payments for each completed year of service to the Company with a minimum benefit of 26 weeks and a maximum benefit of 52 weeks, (ii) subsidized health and dental coverage for each completed year of service to the Company with a minimum benefit of six months and a maximum benefit of 12 months, and (iii) outplacement services, in each case, in the event of certain involuntary terminations described above.

Under the Bridge Plan, the payment of severance benefits is subject to the Company's receipt of a release of claims. In addition, the maximum severance payment available under the plan is limited to twice the Internal Revenue Code dollar limitation in effect for qualified plans for the calendar year immediately preceding the calendar year in which the termination occurs.

Other Arrangements

Mr. Bose became our Executive Vice President and President, Asia-Pacific in December 2011. The offer letter executed in connection with his joining the Company provides that his employment may be terminated at any time by either Mr. Bose or the Company upon one month's written notice, or upon payment of one month's base salary in lieu of notice. Mr. Bose's offer letter also provides that the Company may terminate his employment immediately (without one month's advance notice and without payment in lieu thereof) if (i) Mr. Bose is guilty of dishonest or serious or persistent misconduct or, without reasonable cause, neglects or refuses to attend to his duties, or fails to perform any of his obligations under the offer letter, or fails to observe the Company's rules and any other regulations of the Company, (ii) Mr. Bose is incapacitated by illness or otherwise unable to perform his duties under the offer letter for a period totaling in aggregate six months in any 12 consecutive calendar month period, or (iii) Mr. Bose becomes bankrupt or has a receiving order made against him or if he makes any general composition with his creditors.

The following tables show potential payments to Messrs. Mahoney, Capello, Bose, Pratt and Pucel under existing agreements, plans or other arrangements, for various scenarios involving a change in control or termination of employment, in each case assuming the termination was effective before the end of the day on December 31, 2013 and, where applicable, using the closing market price of our common stock of $12.02 per share on such date. In each case, amounts in these tables do not include amounts payable, if any, to our NEOs pursuant to our Executive Retirement Plan, which are described in the Pension Benefits table and accompanying narrative and footnotes beginning on page 83.

Michael F. Mahoney

Payments Due Upon Termination:	Termination for Cause(1)	Voluntary Termination(2)	Involuntary Termination Without Cause(3)	Change in Control(4)	Termination Following Change in Control(4)	Disability	Death	Retirement

Cash Severance
Base Salary	$0	$0	$450,000	$0	$2,700,000	$0	$0	$0
Bonus	$0	$0	$0	$0	$3,240,000	$0	$0	$0
Pro-rata Target Bonus(5)	$0	$0	$1,080,000	$0	$1,080,000	$0	$1,080,000	$0

Total Cash Severance	$0	$0	$1,530,000	$0	$7,020,000	$0	$1,080,000	$0
Benefits
Health and Welfare Benefits(6)	$0	$0	$7,945	$0	$54,632	$0	$0	$0
Post-Termination Life Insurance	$0	$0	$0	$0	$1,497	$0	$0	$0
Executive Retirement Plan(7)	$0	$0	$0	$0	$0	$0	$0	$0
Other Benefit(8)	$0	$0	$1,800	$0	$0	$0	$0	$0

Total Benefits	$0	$0	$9,745	$0	$56,129	$0	$0	$0
280G or Other Tax Adjustment	$0	$0	$0	$0	$0	$0	$0	$0
Long Term Incentives
Value of Accelerated Stock Options(9)	$0	$0	$0	$0	$5,963,904	$2,905,622	$5,454,191	$0
Value of Accelerated Deferred Stock Units(10)	$0	$0	$12,320,596	$0	$22,605,295	$18,062,640	$20,604,079	$0

Total Value of Accelerated Equity Grants	$0	$0	$12,320,596	$0	$28,569,199	$20,968,262	$26,058,270	$0

Total Value: All Benefits	$0	$0	$13,860,341	$0	$35,645,328	$20,968,262	$27,138,270	$0

Jeffrey D. Capello*

Payments Due Upon Termination:	Termination for Cause(1)	Voluntary Termination(2)	Involuntary Termination Without Cause(3)	Change in Control(4)	Termination Following Change in Control(4)	Disability	Death	Retirement

Cash Severance
Base Salary	$0	$0	$305,015	$0	$1,830,087	$0	$0	$0
Bonus	$0	$0	$0	$0	$1,464,070	$0	$0	$0
Pro-rata Target Bonus(5)	$0	$0	$488,023	$0	$488,023	$0	$488,023	$0

Total Cash Severance	$0	$0	$793,038	$0	$3,782,180	$0	$488,023	$0
Benefits
Health and Welfare Benefits(6)	$0	$0	$7,945	$0	$54,515	$0	$0	$0
Post-Termination Life Insurance	$0	$0	$0	$0	$1,009	$0	$0	$0
Executive Retirement Plan(7)	$0	$0	$0	$0	$0	$0	$0	$0
Other Benefit(8)	$0	$0	$1,800	$0	$0	$0	$0	$0

Total Benefits	$0	$0	$9,745	$0	$55,524	$0	$0	$0
280G or Other Tax Adjustment	$0	$0	$0	$0	$(1,294,016)	$0	$0	$0
Long Term Incentives
Value of Accelerated Stock Options(9)	$0	$0	$0	$0	$3,282,236	$2,425,917	$3,139,516	$0
Value of Accelerated Deferred Stock Units(10)	$0	$0	$0	$36,204	$4,113,722	$2,886,577	$3,598,171	$0

Total Value of Accelerated Equity Grants	$0	$0	$0	$36,204	$7,395,958	$5,312,494	$6,737,687	$0

Total Value: All Benefits	$0	$0	$802,783	$36,204	$9,939,646	$5,312,494	$7,225,710	$0

Supratim Bose**

Payments Due Upon Termination:	Termination for Cause(1)	Voluntary Termination(2)	Involuntary Termination Without Cause(3)	Change in Control(4)	Termination Following Change in Control(4)	Disability	Death	Retirement

Cash Severance
Base Salary	$0	$0	$41,620	$0	$1,623,183	$0	$0	$0
Bonus	$0	$0	$0	$0	$1,062,843	$0	$0	$0
Pro-rata Target Bonus(5)	$0	$0	$0	$0	$324,637	$0	$324,637	$0

Total Cash Severance	$0	$0	$41,620	$0	$3,010,663	$0	$324,637	$0
Benefits
Health and Welfare Benefits(6)	$0	$0	$0	$0	$2,677	$0	$0	$0
Post-Termination Life Insurance	$0	$0	$0	$0	$3,729	$0	$0	$0
Executive Retirement Plan(7)	$0	$0	$0	$0	$0	$0	$0	$0
Other Benefit(8)	$0	$0	$0	$0	$0	$0	$0	$0

Total Benefits	$0	$0	$0	$0	$6,406	$0	$0	$0
280G or Other Tax Adjustment	$0	$0	$0	$0	$0	$0	$0	$0
Long Term Incentives
Value of Accelerated Stock Options(9)	$0	$0	$0	$0	$1,441,681	$1,033,913	$1,373,720	$0
Value of Accelerated Deferred Stock Units(10)	$0	$0	$0	$0	$1,526,206	$1,036,638	$1,375,492	$0

Total Value of Accelerated Equity Grants	$0	$0	$0	$0	$2,967,887	$2,070,551	$2,749,212	$0

Total Value: All Benefits	$0	$0	$41,620	$0	$5,984,956	$2,070,551	$3,073,849	$0

Timothy A. Pratt

Payments Due Upon Termination:	Termination for Cause(1)	Voluntary Termination(2)	Involuntary Termination Without Cause(3)	Change in Control(4)	Termination Following Change in Control(4)	Disability	Death	Retirement

Cash Severance
Base Salary	$0	$0	$0	$0	$1,836,000	$0	$0	$0
Bonus	$0	$0	$0	$0	$1,468,800	$0	$0	$0
Pro-rata Target Bonus(5)	$0	$0	$489,600	$0	$489,600	$0	$489,600	$0

Total Cash Severance	$0	$0	$489,600	$0	$3,794,400	$0	$489,600	$0
Benefits
Health and Welfare Benefits(6)	$0	$0	$0	$0	$54,517	$0	$0	$0
Post-Termination Life Insurance	$0	$0	$0	$0	$1,019	$0	$0	$0
Executive Retirement Plan(7)	$0	$722,925	$722,925	$0	$0	$722,925	$722,925	$722,925
Other Benefit(8)	$0	$0	$0	$0	$0	$0	$0	$0

Total Benefits	$0	$722,925	$722,925	$0	$55,536	$722,925	$722,925	$722,925
280G or Other Tax Adjustment	$0	$0	$0	$0	$(1,015,099)	$0	$0	$0
Long Term Incentives
Value of Accelerated Stock Options(9)	$0	$0	$0	$0	$1,786,267	$1,276,555	$1,701,315	$1,276,555
Value of Accelerated Deferred Stock Units(10)	$0	$0	$0	$36,204	$2,907,317	$2,150,216	$2,573,781	$2,150,216

Total Value of Accelerated Equity Grants	$0	$0	$0	$36,204	$4,693,584	$3,426,771	$4,275,096	$3,426,771

Total Value: All Benefits	$0	$722,925	$1,212,525	$36,204	$7,528,421	$4,149,696	$5,487,621	$4,149,696

Kenneth J. Pucel

Payments Due Upon Termination:	Termination for Cause(1)	Voluntary Termination(2)	Involuntary Termination Without Cause(3)	Change in Control(4)	Termination Following Change in Control(4)	Disability	Death	Retirement

Cash Severance
Base Salary	$0	$0	$520,000	$0	$1,560,000	$0	$0	$0
Bonus	$0	$0	$0	$0	$1,108,224	$0	$0	$0
Pro-rata Target Bonus(5)	$0	$0	$364,000	$0	$364,000	$0	$364,000	$0

Total Cash Severance	$0	$0	$884,000	$0	$3,032,224	$0	$364,000	$0
Benefits
Health and Welfare Benefits(6)	$0	$0	$12,517	$0	$43,313	$0	$0	$0
Post-Termination Life Insurance	$0	$0	$0	$0	$858	$0	$0	$0
Executive Retirement Plan(7)	$0	$0	$0	$0	$0	$0	$0	$0
Other Benefit(8)	$0	$0	$1,800	$0	$0	$0	$0	$0

Total Benefits	$0	$0	$14,317	$0	$44,171	$0	$0	$0
280G or Other Tax Adjustment	$0	$0	$0	$0	$(499,513)	$0	$0	$0
Long Term Incentives
Value of Accelerated Stock Options(9)	$0	$0	$0	$0	$1,803,109	$1,232,230	$1,707,963	$0
Value of Accelerated Deferred Stock Units(10)	$0	$0	$0	$36,204	$2,446,963	$1,628,861	$2,103,260	$0

Total Value of Accelerated Equity Grants	$0	$0	$0	$36,204	$4,250,072	$2,861,091	$3,811,223	$0

Total Value: All Benefits	$0	$0	$898,317	$36,204	$6,826,954	$2,861,091	$4,175,223	$0

*	Mr. Capello transitioned out of the role as our Executive Vice President and Chief Financial Officer effective at the end of the day on December 31, 2013, remaining with the Company as a senior advisor through May 15, 2014 (or an earlier date). For information regarding the Transition and Separation Agreement that we entered into with Mr. Capello, please see the Compensation Discussion & Analysis section titled "Our Post-Employment and Change in Control Arrangements" beginning on page 65.
**
Mr. Bose is paid salary and certain other compensation in Singapore dollars. In calculating the U.S. dollar equivalent for disclosure purposes, the Company converted such amounts into U.S. dollars based on the exchange rate on December 31, 2013, the last business day of the Company's 2013 fiscal year, which was 0.79163 U.S. dollar per Singapore dollar.
(1)
Employees, including NEOs, are not entitled to any benefits upon termination for cause. All unvested equity awards, as well as all vested but unexercised stock options, are forfeited as of the date of termination. For a definition of cause, please see the section titled "Change in Control Agreements" in the narrative to these tables beginning on page 86.
(2)	Other than for Mr. Pratt who was retirement eligible, no benefits were payable upon voluntary termination by our NEOs as of December 31, 2013.

(3)
Amounts in this column represent benefits payable upon involuntary termination by the Company on December 31, 2013 (other than termination for cause or in connection with a change in control). Amounts for Messrs. Mahoney, Capello and Pucel represent benefits payable pursuant to our 2013 Annual Bonus Plan and the Bridge Plan only in the event of certain involuntary terminations under the plans where each is not otherwise offered similar employment within the Company. Amounts for Mr. Pratt represent benefits payable pursuant to our 2013 Annual Bonus Plan. Because Mr. Pratt is eligible to receive benefits under the Executive Retirement Plan, he is not eligible for any payments of benefits under the Bridge Plan. In addition, pursuant to the terms of his 2011 offer letter, amounts for Mr. Mahoney also include the accelerated vesting of the DSUs granted to him on November 1, 2011 in connection with his joining the Company as our President that remain outstanding, as described more fully in footnote 8 below. The amount for Mr. Bose represents benefits payable pursuant to the terms of his offer letter and represents one month's base salary in lieu of notice of termination. As a Singapore-based employee of the Company, Mr. Bose is not eligible for benefits under the Bridge Plan.
(4)
All equity awards granted to our executives after 2009 require both a change in control and subsequent termination (without cause or by the executive for good reason) in order to accelerate vesting; provided, however, that if the surviving or acquiring entity in a change in control transaction does not provide for the substitution or assumption of outstanding equity awards, such outstanding awards will immediately become fully vested. Amounts in this column assume that the surviving or acquiring entity in a change in control transaction provides for the substitution or assumption of outstanding equity awards. Equity awards granted prior to 2010 to our executive officers, including certain of our NEOs, generally will become immediately vested and exercisable in the event of a "change in control" or "Covered Transaction" as defined in the LTIPs. Amounts in the "Change in Control" column represent the value of such accelerated vesting.

Amounts in the "Change in Control" column represent the remaining unvested portion of the equity awards granted to Messrs. Capello, Pratt and Pucel on February 24, 2009, which, as discussed above, require only a change in control in order to accelerate vesting. The remaining unvested portion of these awards as of December 31, 2013 vested on February 24, 2014.

Amounts in the "Termination Following a Change in Control" column represent benefits payable under our Change in Control Agreements following termination without "Cause" or resignation by the executive for "Good Reason" on December 31, 2013 in connection with, and within two years of, a change in control of the Company. For a further description of our Change in Control Agreements, please see the section titled "Change in Control Agreements" in the narrative to these tables beginning on page 86.
(5)	Amounts in the "Pro-rata Target Bonus" row represent the assumed on-plan bonus under our 2013 Annual Bonus Plan, which is equal to the incentive target amount under the plan, for each of our NEOs.

Under the 2013 Annual Bonus Plan, participants generally must be employed by us on the date payments are made in order to be eligible for their incentive award. However, in the event of death, retirement or certain involuntary terminations without cause, participants generally may receive their performance incentive awards for the year on a prorated basis based on the percentage of the year the participant was employed by us and eligible to participate (subject to certain minimum months of service requirements). As a Singapore-based employee of the Company, Mr. Bose is not eligible for benefits under the 2013 Annual Bonus Plan in the event of an involuntary termination without cause. For a further description of our 2013 Annual Bonus Plan, please see the Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table section titled "2013 Annual Bonus Plan" beginning on page 76, as well as the Compensation Discussion & Analysis section titled "Short-Term Incentives" beginning on page 55.
(6)	In determining the value of health and welfare benefits, we use the assumptions used for financial reporting purposes under GAAP.
(7)
Amounts in the "Executive Retirement Plan" row represent amounts earned under our Executive Retirement Plan, provided the NEO is eligible for benefits under the plan. In order to be eligible for benefits under the plan, the sum of an executive officer's age and years of service must equal 65, provided that the executive is at least 55 years old and has completed at least five years of service with us. Mr. Pratt is the only NEO that is eligible for benefits under the plan.
(8)	Amounts in the "Other Benefits" row represent payment of outplacement services under the Bridge Plan.
(9)
Amounts in the "Value of Accelerated Stock Options" row represent the number of shares underlying in-the-money unvested stock options held by each NEO, multiplied by the difference between that option's exercise price and $12.02 (the closing price of our common stock on December 31, 2013). As of December 31, 2013, none of Messrs. Mahoney, Capello, Bose, Pratt and Pucel held any unvested stock options not in-the-money.

(10)
Amounts in the "Value of Accelerated Deferred Stock Units" row represent the value of the number of each NEO's service-based DSUs, the vesting of which would have accelerated as of December 31, 2013, calculated by multiplying the number of accelerated DSUs by $12.02 (the closing price of our common stock on December 31, 2013). Pursuant to the terms of his 2011 offer letter, if Mr. Mahoney's employment is involuntarily terminated by us (except for cause or a material act of misconduct after notice and a cure period, or as a result of death or disability) any of the new hire inducement grant of service-based DSUs he received on November 1, 2011 in connection with his joining the Company as our President that remain outstanding will immediately vest. Such service-based DSUs were structured and intended in large part to compensate Mr. Mahoney for the unvested short- and long-term incentive compensation he forfeited upon separating from his previous employer, taking into consideration his transition period from our President to our President and Chief Executive Officer. The value of the acceleration of such DSUs is reflected in the "Involuntary Termination Without Cause" column.

In February 2011, 2012 and 2013, our NEOs (other than Messrs. Mahoney and Bose for 2011 because they were not employees of the Company at such time) were awarded target TSR performance-based DSUs under our 2011, 2012 and 2013 TSR PSPs, respectively, the attainment of which is based on the TSR of our common stock relative to the TSR of the common stock of the other companies in the S&P 500 Healthcare Index over a three-year performance and service period. If a participant's employment terminates due to termination without Cause or for Good Reason following a change in control, retirement, death or disability, in each case, after the end of the first annual performance period but prior to the end of the three-year performance period, shares of our common stock will be issued in respect of the TSR performance-based DSUs as to which the performance criteria under the program have been satisfied on a prorated basis based on the number of months worked during the three-year service period, rounded to the nearest whole month (i) using the first performance cycle percentile performance funding amount where the triggering event occurs during the second annual performance period or (ii) using the average of the first and second performance cycle percentile performance funding amounts where the triggering event occurs during the third annual performance period. If a NEO's employment was terminated without Cause or for Good Reason following a change in control or was terminated due to retirement, death or disability, in each case, occurring on December 31, 2013, none of the awards under our 2011, 2012 and 2013 TSR PSPs would accelerate because (i) the Company's TSR performance during the years ended December 31, 2011 and 2012 was below the threshold level of performance under the TSR PSPs and (ii) the 2013 performance period, which ran through the end of the day on December 31, 2013, would not have been completed. For a discussion of the actual performance under our 2011, 2012 and 2013 TSR PSPs, please see the footnotes to the Outstanding Equity Awards At Fiscal Year End table on page 80.

In February 2012, our NEOs were awarded target FCF performance-based DSUs under our 2012 FCF PSP. Our adjusted free cash flow performance percentile over the one-year performance period ended December 31, 2012 was 115% relative to our 2012 internal financial plan. Accordingly, in February 2013 the Compensation Committee determined that pursuant to the terms of the 2012 FCF PSP, 130% of the target FCF performance-based DSUs had satisfied the performance criteria under the program. As of December 31, 2013, such units were subject to the satisfaction of the individual service criteria over the three-year period ending on December 31, 2014. If a participant's employment terminates due to retirement, death or disability after the end of the performance period (December 31, 2012) but prior to the end of the three-year service period (December 31, 2014), shares of our common stock will be issued in respect of the FCF performance-based DSUs as to which the performance criteria under the program have been satisfied on a prorated basis based on the number of months worked during the three-year service period, rounded to the nearest whole month. Additionally, pursuant to the terms of our Change in Control Agreements, the vesting of FCF performance-based DSUs awarded to our executives will be fully accelerated in the event of both a change in control and a subsequent termination without Cause or for Good Reason.

In February 2013, our NEOs were awarded target FCF performance-based DSUs under our 2013 FCF PSP, the attainment of which is based on our adjusted free cash flow over a one-year performance period ending on December 31, 2013 measured against our target performance for the same period, subject to the satisfaction of the individual service criteria over a three-year period (inclusive of the performance period). If a NEO's employment was terminated without Cause or for Good Reason following a change in control or was terminated due to retirement, death or disability, in each case, occurring on December 31, 2013, none of the awards under our 2013 FCF PSP would accelerate because the performance condition for these FCF performance-based DSUs would not have been satisfied because the performance period, which ran through the end of the day on December 31, 2013, would not have been completed. For a discussion of the actual performance under our 2013 FCF PSP, please see footnote 6 to the Outstanding Equity Awards At Fiscal Year End table on page 82.

PROPOSAL 2: ADVISORY VOTE TO APPROVE
NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as the provisions of Section 14A of the Exchange Act, require that we provide our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. Our Board has determined to provide our stockholders this opportunity on an annual basis.

As described in the Compensation Discussion & Analysis, our executive compensation philosophy is to provide appropriate competitive compensation opportunities to our executives with actual pay outcomes heavily influenced by the achievement of Company performance targets and individual performance objectives (in other words, "pay for performance") in support of our business strategy and creation of long-term stockholder value.

Executive Compensation Program Best Practices

Our Compensation Committee believes that a strong foundation for our compensation program is necessary to effectively execute our executive compensation philosophy. The following key aspects of executive compensation best practices serve as a foundation for our compensation program:

What We Do

  ✓
  Use mix of short- and long-term incentive compensation, with an emphasis on long-term compensation.

  ✓
  Use mix of fixed and variable compensation, with an emphasis on variable, at-risk performance-based compensation.

  ✓
  Require a "double-trigger" (both a change in control and termination without cause or for good reason) for cash payments and accelerated vesting of equity awards granted after 2009 where the surviving or acquiring entity substitutes or assumes outstanding equity awards.

  ✓
  Maintain stock ownership guidelines for our executives and directors.

  ✓
  Have a policy for the recovery, commonly referred to as a "claw-back," of all or a portion of certain incentive compensation awards under certain circumstances.

  ✓
  Use internal pay equity analysis.

  ✓
  Use peer group company comparative analysis.

  ✓
  Engage an independent compensation consultant reporting directly to the Compensation Committee.

  ✓
  Perform risk assessment of incentive compensation policies and programs.

What We Don't Do

  ✗
  No tax gross-ups (except on relocation benefits).

  ✗
  No excise tax gross-ups on severance or other payments in connection with a change in control.

  ✗
  No repricing of underwater stock options without stockholder approval.

  ✗
  No "single-trigger" cash severance benefits or acceleration of vesting of equity awards granted after 2009 where the surviving or acquiring entity substitutes or assumes outstanding equity awards (payment requires both a change in control and termination without cause or for good reason, commonly referred to as a "double-trigger").

  ✗
  No pledging or hedging of the economic value of our common stock by our executives and directors2.

Pay for Performance

We believe our emphasis on at-risk, performance-based incentive compensation — consisting of our Annual Bonus Plan awards and long-term equity awards — aligns our executives with our business strategy and the short- and long-term interests of our stockholders, providing "pay for performance" and putting a significant portion of our executives' pay "at risk."

A Significant Portion of our NEOs' 2013 Target TDC is At-Risk, Performance-Based Compensation

Our Compensation Committee ties a significant portion of the primary elements of our executives' target TDC to at-risk, performance-based incentive opportunities. For 2013, 83% of the target value of the primary elements of TDC for our NEOs as a group (including our CEO) consisted of at-risk, performance-based incentive compensation. The 83% of at-risk, performance-based incentive compensation is comprised of:

  •
  14% annual cash incentive award opportunities, with funding of the Company-wide total bonus pool (Total Bonus Pool) tied to Company performance measured against adjusted EPS and SFX net sales performance targets; allocation of the Total Bonus Pool, as funded, based on regional, business and functional performance measured against their respective financial and/or operational performance targets; and actual payout tied to each individual's performance.

  •
  69% Long-Term Equity Incentive Awards, with mix of opportunity comprised of 25% target Company performance-based deferred stock units (DSUs), a percentage of which may be earned (if at all) based on the total shareholder return (TSR) of our common stock relative to that of the other companies in the S&P 500 Healthcare Index over a three-year performance period; 25% target Company performance-based DSUs, a percentage of which may be earned (if at all) based on our adjusted free cash flow (FCF) measured against our target performance over a one-year performance period and subject to service-based vesting over a three-year period (inclusive of the performance period); 25% stock options, with ultimate

Hedging and pledging arrangements of any of our directors that were in existence prior to January 1, 2011 are exempt from the policy.

    value (if any) tied to the performance of our stock price; and 25% service-based DSUs, with ultimate value tied to the performance of our stock price.

The percentages above were calculated using the 2013 base salary, target equity values and target Annual Bonus Plan award amounts for our NEOs set forth in the footnote to the chart below. Allocation of the target value of the primary elements of TDC for our NEOs as a group (including our Chief Executive Officer) in 2013 was as follows:

(1)	The chart reflects the value of the primary elements of 2013 TDC opportunity as considered by the Compensation Committee as follows: (i) the annual equity awards granted to our NEOs on February 28, 2013, with stock options valued per the Black-Scholes valuation model described in the footnotes to the Summary Compensation Table on page 71 and with both service-based DSUs and Company performance-based DSUs valued at target (using the number of units and target units awarded multiplied by the closing price of our common stock on the date of grant); (ii) the target Annual Bonus Plan award; and (iii) the annual base salary approved in February 2013.

For further discussion of the allocation of the target value of the primary elements of TDC for our Chief Executive Officer and for our other NEOs as a group in 2013 please see the Compensation Discussion & Analysis section titled "Pay for Performance" beginning on page 46.

Accordingly, we ask our stockholders to vote "FOR" the following resolution at the Annual Meeting:

"RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables and narrative discussion."

While the vote is advisory in nature, which means that it is non-binding on us, our Compensation Committee values the opinions of our stockholders and will take into consideration the outcome of the vote when considering future executive compensation arrangements. We intend to hold the next advisory vote to approve the compensation of our named executive officers at our 2015 Annual Meeting of Stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K.

 PROPOSAL 3: AMENDMENT AND RESTATEMENT OF OUR
2006 GLOBAL EMPLOYEE STOCK OWNERSHIP PLAN

Overview

We offer eligible employees the opportunity to purchase common stock through payroll deduction, under our 2006 Global Employee Stock Ownership Plan, as amended (GESOP). The purpose of the GESOP is to encourage ownership of common stock by employees of Boston Scientific and employees of its designated subsidiaries. The GESOP is intended to be an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the Code). Eligible employees outside of the United States employed by designated subsidiaries of Boston Scientific participate in the GESOP pursuant to a sub-plan that is outside the scope of Section 423 of the Code. All shares issued under such sub-plan count against the shares reserved for issuance under the GESOP.

Due to the number of employees participating in the GESOP both in the United States and internationally, we have almost exhausted the shares reserved for issuance under the GESOP. Management has expressed its desire to continue to offer the GESOP to our employees and on February 25, 2014, our Board of Directors approved an amended and restated GESOP that increases the maximum number of shares of our common stock available for issuance under the GESOP from 35,000,000 shares to 50,000,000 shares, subject to stockholder approval. We believe that continuing to offer eligible employees an opportunity to purchase shares of our common stock helps to align employee and stockholder interests, and supports a corporate value of recognizing and rewarding excellence by sharing Boston Scientific's opportunity for success with our employees who work to help us achieve that success. You are being asked to approve the amended and restated GESOP at this Annual Meeting, a copy of which is attached to this Proxy Statement as Annex B.

Summary of the Amended and Restated GESOP

The following is a summary of the material terms and conditions of the GESOP, as amended and restated. This summary, however, does not purport to be a complete description of all provisions of the amended and restated GESOP and is qualified in its entirety by reference to the amended and restated GESOP, which is attached to this Proxy Statement as Annex B. Except where a provision is impacted by the amendment and restatement, we refer to the GESOP, as amended and restated, as the GESOP.

The GESOP became effective on July 1, 2006 following its adoption by the Board of Directors on February 28, 2006 and approval by stockholders on May 9, 2006. The GESOP was last amended and restated effective July 1, 2011 following approval by stockholders on May 10, 2011. Up to 35,000,000 shares of common stock have been authorized for issuance under the GESOP. If the proposed amendment and restatement is approved by the stockholders at the Annual Meeting, an additional 15,000,000 shares of common stock will be available for issuance under the GESOP, as amended and restated, for a total of 50,000,000 shares of common stock, subject to adjustment in the case of any change in the Company's capitalization, including by reason of a stock split, stock dividend, consolidation, merger, reorganization or other change.

Effective Date and Term.    If approved by the stockholders at the Annual Meeting, the amended and restated GESOP will become effective July 1, 2014 and has no set term. The GESOP will expire upon the issuance of all shares approved for issuance unless terminated earlier by our Board of Directors.

Administration.    The GESOP is administered by the Compensation Committee, which has the authority and discretion, among other things, to interpret the GESOP, prescribe, amend and rescind rules and regulations relating to the GESOP, resolve all disputes arising under the GESOP, determine which related corporations may participate in the GESOP and as of what date, determine the terms under which shares of Boston Scientific's common stock may be purchased under the GESOP, establish sub-plans to comply with laws outside of the United States, and make all other determinations necessary or advisable for the administration of the GESOP. The Compensation Committee has delegated its authority, responsibility and discretion to administer the day-to-day operation of the GESOP and establish sub-plans, where appropriate, to certain of our executive officers and employees.

Eligibility.    Currently, an employee will generally be eligible to purchase Boston Scientific common stock under the GESOP upon the completion and submission of an enrollment agreement if such employee is customarily employed by Boston Scientific or a designated related corporation for twenty or more hours per week, subject to the limitations described below under "Special Limitations." Employees participate in the GESOP by electing payroll deductions that accumulate to purchase shares of Boston Scientific common stock at a discount. Non-employee directors are not eligible to participate in the GESOP. As of March 14, 2014, 22,495 employees were eligible to purchase Boston Scientific common stock under the GESOP.

Employees, including employee directors and executive officers, are eligible to participate in the GESOP, subject to eligibility criteria discussed above. Accordingly, our one employee director, each executive officer and each person who previously served as an executive officer during 2013 and remains employed by Boston Scientific has an interest in this proposal.

Offering Periods.    The GESOP provides for consecutive six-month periods (each an Offering Period) commencing on each January 1st and July 1st of each calendar year during which payroll deductions will be accumulated under the GESOP.

Purchase Price and Amount of Stock.    When a participant enrolls in the GESOP, the participant essentially receives an option to purchase shares of Boston Scientific common stock on the last day of the upcoming Offering Period at the Option Price per share. The "Option Price" for each Offering Period is equal to the lesser of (i) 85% of the fair market value per share of Boston Scientific common stock on the first business day of the Offering Period, or (ii) 85% of the fair market value per share of Boston Scientific common stock on the last business day of the Offering Period. The number of shares of Boston Scientific common stock a participant will be able to purchase will generally be equal to the participant's payroll deductions during the Option Period, divided by the Option Price, subject to the limitations described below under "Special Limitations." On March 14, 2014, the closing price of a share of Boston Scientific's common stock on the New York Stock Exchange was $13.01.

In the event that the total number of shares of common stock that participants elect to purchase under the GESOP exceeds the total number of shares available under the GESOP, the number of shares that each participant is permitted to purchase will be decreased pro rata based on the participant's accumulated payroll deductions in relation to all accumulated payroll deductions being withheld under the GESOP and any remaining payroll deductions will be refunded to such participant.

Payroll Deductions and Withdrawal.    Options are exercisable on the last business day of each Offering Period through the accumulation of payroll deductions. Eligible employees can select payroll deduction rates in 1% increments from 1% to 10% of their compensation, which generally includes base salary or wages, bonus payments, commissions, short-term disability payments or wage or salary substitution payments. No interest accrues on payroll deductions. Any enrollment by an eligible employee in effect for an Offering Period will remain in effect for subsequent Offering Periods unless the employee actively withdraws by submitting a request to discontinue payroll deductions or modify the payroll deductions or ceases to be eligible to participate in the GESOP. After the commencement of an Offering Period, a participant will not be permitted to change his or her payroll deductions during that Offering Period; provided, however, that a participant may elect to discontinue his or her payroll deductions at any time during an Offering Period up to ten business days before the end of the Offering Period (or such other period as may be established by the Compensation Committee). In the event that a participant's employment is terminated for any reason prior to the last day of an Offering Period, no shares will be purchased and all accumulated payroll deductions will be returned to the participant.

Special Limitations.    The GESOP imposes certain limitations upon a participant's right to acquire Boston Scientific common stock, including the following:

  •
  A participant is not eligible to receive an option under the GESOP if, after the grant of the option, the employee would own common stock constituting 5% or more of the total combined voting power or value of all classes of stock of Boston Scientific or any related corporation.

  •
  A participant cannot be granted an option under the GESOP if such participant's rights to purchase Boston Scientific common stock under all employee stock purchase plans of Boston Scientific and any related corporation accrue at a rate which exceeds $25,000 of the fair market value of Boston Scientific common stock (determined at the time each option is granted) for each calendar year in which such option is outstanding at any time.

  •
  A participant may not purchase stock pursuant to an option under the GESOP in excess of 10,000 shares per Offering Period.

The Compensation Committee may establish additional limitations for accounting (or any other reasons) on the number of shares of our common stock available for purchase by eligible employees from time to time or with respect to one or more Offering Periods.

Special Provisions Applicable to Non-U.S. Residents.    As indicated above, a sub-plan to the GESOP has been adopted to facilitate the participation of eligible employees of designated subsidiaries of Boston Scientific outside the United States in accordance with local laws, rules or regulations. The GESOP authorizes the Compensation Committee or its designees to further amend the terms of the GESOP or an option under the GESOP, in order to reflect the impact of local law and may, where appropriate, establish one or more sub-plans to reflect such amended provisions applicable to eligible employees who reside outside of the United States.

Transferability of Options and Termination of Employment.    Options granted under the GESOP are not transferable and, during the lifetime of the optionee, may not be exercised by anyone other than the participant. All unexercised options to purchase shares will terminate upon termination of employment of a participant, and any accumulated payroll deductions of the participant will be refunded in cash as soon as administratively practicable.

Restrictions on Shares Acquired under GESOP.    Under the terms of the GESOP, shares of Boston Scientific common stock purchased under the GESOP may not be assigned, transferred, pledged, or otherwise disposed of, except by will or under the laws of descent or distribution, until the date which is three months after the last day of the Offering Period in which they were purchased (or the date of death of the optionee, if earlier).

Amendments and Termination of GESOP.    The Board of Directors may amend or terminate the GESOP at any time; provided, however, that the Board of Directors may not, without approval by the stockholders of Boston Scientific in a manner satisfying the requirements of Section 423 of the Code, increase the maximum number of shares of Boston Scientific common stock available for purchase under the GESOP. In addition, no termination or amendment of the GESOP may adversely affect the rights of an optionee in the reasonable discretion of the Compensation Committee with respect to any option held as of the date of such termination or amendment without the optionee's consent.

U.S. Federal Tax Treatment of GESOP Participation.    The following summary briefly describes the general U.S. federal income tax treatment applicable to the purchase of Boston Scientific common stock under the GESOP by employees in the United States. The tax treatment of GESOP participation by eligible employees outside the United States generally is subject to the local tax laws, rules and regulations of the applicable country.

The GESOP is intended to qualify as an "employee stock purchase plan" as defined under Section 423 of the Code, and the following summary applies to employees subject to U.S. taxation. Under the applicable Code provision, an employee will not recognize any taxable income and will not be subject to U.S. federal income taxation upon enrollment in the GESOP, upon the grant of an option under the GESOP, and upon the purchase of Boston Scientific common stock under the GESOP.

At the time an employee sells or otherwise disposes of any shares acquired under the GESOP, the employee will recognize taxable income and will be subject to taxation based upon when the employee sold or otherwise disposed of the shares. If the employee sells or otherwise disposes of shares of common stock purchased under the GESOP within the later of (i) two years after the date the applicable option was granted, or (ii) one year after the date such option was exercised, the sale or disposition will be treated as a "disqualifying disposition" and the employee will be taxed at ordinary income rates on an amount equal to the difference between the fair market value of the shares of common stock at the time the option was exercised and the Option Price at which the shares were purchased. In addition, Boston Scientific will be entitled to a U.S. federal income tax deduction of an equivalent amount. The difference between the amount received on the disposition of the shares and the employee's tax basis in the shares, as adjusted to reflect the amount taxed as ordinary income, will be recognized as a capital gain or loss and will be subject to capital gains/losses treatment.

If an employee sells or disposes of shares after the later of (i) two years after the date the applicable option was granted, or (ii) one year after the option was exercised, the sale or disposition will be treated as a "qualifying disposition" and the employee will be taxed at ordinary income rates on the amount equal to the lesser of (a) the difference between the fair market value of the shares of common stock at the time the option was granted and the Option Price, and (b) the difference between the amount realized on the disposition of the shares and the Option Price at which the shares were purchased. In the case of a qualifying disposition, Boston Scientific will not be entitled to a corresponding U.S. federal income tax deduction. Any additional gain or loss recognized on the disposition of the shares of common stock will be long-term capital gain or loss and will be subject to capital gains/losses treatment.

As noted above, a copy of the amended and restated GESOP is attached to this Proxy Statement as Annex B.

New Plan Benefits

Participation in the GESOP is voluntary and each eligible employee will make his or her own decision whether and to what extent to participate in the GESOP. It is therefore not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the GESOP.

 Purchases Under the GESOP

The following table sets forth information as of March 1, 2014, with respect to purchases under our current GESOP during the fiscal year ending December 31, 2013 by (i) each of our named executive officers, (ii) all of our current executive officers as a group, and (iii) all of our employees, excluding executive officers, as a group. Our non-employee directors are not eligible to participate in the GESOP.

Name and Position	Shares Purchased Under the GESOP

Michael F. Mahoney, President and Chief Executive Officer	0
Jeffrey D. Capello, Former Executive Vice President and Chief Financial Officer	0
Supratim Bose, Executive Vice President and President, AMEA	0
Timothy A. Pratt, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary	0
Kenneth J. Pucel, Executive Vice President, Global Operations, Quality and Technology	0
All current executive officers as a group (16 persons)	14,847
All employees of the Company, excluding current executive officers (3,692 participating employees)	3,819,410

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE "FOR" THE AMENDMENT AND RESTATEMENT
OF THE 2006 GLOBAL EMPLOYEE STOCK OWNERSHIP PLAN.

 EQUITY COMPENSATION PLANS

The following table summarizes information as of December 31, 2013 relating to our equity compensation plans pursuant to which grants of stock options, deferred stock units, restricted stock grants or other rights to acquire shares may be granted from time to time.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders(1)	83,961,390	$11.55(2)	89,202,058(3)
Equity compensation plans not approved by security holders(4)	0	$0	0

Total	83,961,390	$11.55(2)	89,202,058(3)

(1)	Amounts in columns (a), (b) and (c) include outstanding options under our 2000, 2003 and 2011 LTIPs. Our 2000 LTIP expired on February 28, 2010, and our 2003 LTIP expired on June 1, 2011; however, awards made under these plans still remain outstanding. The amount in column (a) also includes 39,076,942 shares awarded under our 2000, 2003 and 2011 LTIPs in the form of service-based DSUs, Company performance-based DSUs and restricted stock. Of such amount, approximately 5,441,198 shares are issuable upon settlement of outstanding Company performance-based DSUs. Shares underlying the 2011, 2012 and 2013 TSR performance-based DSUs are earned over a three-year performance and service period. 2011 TSR performance-based DSUs have been included based on actual performance and the 2012 and 2013 TSR performance-based DSUs have been included assuming maximum achievement of the Company performance criteria and achievement of the individual service criteria of the programs (200% of the target units awarded). The SEC rules require that the number of shares underlying the maximum number of units be included in column (a) because the Company's TSR performance during the two-year period from January 1, 2012 through December 31, 2013 under the 2012 TSR PSP and the one-year period from January 1, 2013 through December 31, 2013 under the 2013 TSR PSP was at maximum level of performance under the programs. Shares underlying the 2012 and 2013 FCF performance-based DSUs have been included at 130% and 101.4% of target, respectively, the actual number of units for which the performance criteria under the program have been satisfied. Such units remain subject to the individual service criteria under the program. The amount in column (a) also includes 4,339,817 stock options, in aggregate amount, outstanding under acquired company incentive plans. No further stock options may be granted under the assumed plans.
(2)
This number reflects the exclusion of 39,076,942 shares in the form of service-based DSUs, Company performance-based DSUs and restricted stock granted pursuant to our equity plans included in column (a). These awards allow for the distribution of shares to the grant recipient upon vesting and do not have an associated exercise price. Accordingly, these awards are not reflected in the weighted-average exercise price.
(3)
This number reflects, as of December 31, 2013, the 81,261,960 shares available for issuance under our 2011 LTIP and 7,940,098 shares available for purchase by our employees under our GESOP, which are not available for grant in any other form. The number does not reflect the additional shares to be reserved for the GESOP, as amended and restated as further described in Proposal 3.
(4)
We have acquired a number of companies over the past several years. From time to time, we have assumed the acquired company's incentive plan(s), including the outstanding stock options and warrants, if any, granted under those plan(s). No further stock options may be granted under the assumed plans beyond those assumed in connection with the acquisitions. Assumed stock options that terminate prior to expiration are not available for re-grant. As of December 31, 2013, the aggregate number of stock options outstanding under the assumed plans totaled 4,339,817. The weighted average exercise price of these outstanding stock options is $18.25.

 AUDIT COMMITTEE REPORT

The Audit Committee oversees our Company's financial reporting process on behalf of the Board of Directors and has other responsibilities as set forth in the Audit Committee charter, which is available on our website at www.bostonscientific.com under the "Investor Relations" section. Management has the primary responsibility for our Company's financial statements and reporting process, including the systems of internal controls. Ernst & Young LLP (Ernst & Young), our independent registered public accounting firm for fiscal year 2013, is responsible for expressing an opinion on the conformity of our Company's audited financial statements with generally accepted accounting principles and on our Company's internal control over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed with management and Ernst & Young the audited financial statements included in the Boston Scientific Annual Report on Form 10-K for the year ended December 31, 2013, including a discussion about the quality, not just the acceptability, of our Company's accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements, and Ernst & Young's evaluation of the Company's internal control over financial reporting.

The Audit Committee also discussed with Ernst & Young the matters that are required to be discussed by Auditing Standards No. 61, Communications with Audit Committees. Ernst & Young has also provided the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Ernst & Young that firm's independence. The Audit Committee has concluded that Ernst & Young's provision of audit and non-audit services to the Company and its affiliates is compatible with Ernst & Young's independence.

The Audit Committee further discussed with the Company's internal auditors and Ernst & Young the overall scope and plans for their respective audits. The Audit Committee meets at least quarterly with the internal auditors and Ernst & Young, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee approved the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2013, which has been filed with the Securities and Exchange Commission. The Audit Committee has also approved the selection of Ernst & Young as the Company's independent registered public accounting firm for fiscal year 2014.

This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Boston Scientific filing with the SEC, except to the extent that Boston Scientific specifically incorporates this Report by reference into another Boston Scientific filing.

THE AUDIT COMMITTEE

Uwe E. Reinhardt, Chairman
Bruce L. Byrnes
Ernest Mario

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Ernst & Young LLP as our independent registered public accounting firm for the 2014 fiscal year. The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. In making its determination regarding whether to appoint or retain a particular independent registered public accounting firm, the Audit Committee takes into account the views of management and our internal auditors, and will take into account the vote of our stockholders with respect to the ratification of the selection of our independent registered public accounting firm.

During 2013, Ernst & Young LLP served as our independent registered public accounting firm and also provided certain tax and other audit-related services. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting and respond to appropriate questions and, if they desire, make a statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2014 FISCAL YEAR.

Principal Accountant Fees

The following table presents the aggregate fees billed for professional services rendered by Ernst & Young LLP for the fiscal years ended December 31, 2012 and December 31, 2013.

Type of Fees	2012	2013

Audit Fees(1)	$7,478,000	$7,687,000
Audit-Related Fees(2)	$310,000	$355,000
Tax Fees(3)	$246,000	$340,000
All Other Fees(4)	$2,000	$2,000

Total	$8,036,000	$8,384,000

(1)	Audit fees are fees for professional services rendered in connection with the audit of our consolidated financial statements (including an assessment of our internal control over financial reporting) included in Item 8 of our Annual Reports filed on Form 10-K, reviews of our condensed consolidated financial statements included in our Quarterly Reports filed on Form 10-Q, statutory filings and registration statements. Certain audit fees were incurred in connection with our 2012 and 2013 goodwill and other intangible asset impairment charges, acquisitions, system implementations and other accounting matters.
(2)	Audit-related fees are fees for services related to employee benefit plan audits, accounting consultation, and compliance with regulatory requirements.
(3)
Tax fees are for services related to tax compliance, tax planning, and tax advice. These services included international corporate tax return compliance, annual domestic tax return compliance for employee benefit plans, foreign country tax planning with respect to global stock option and employee stock purchase programs and stock programs, assistance filing advanced pricing agreements with tax authorities, assistance related to foreign tax authority transfer pricing inquiries, and domestic tax technical advice.
(4)	All other fees are fees for other assurance services not related to the audit and an online accounting research tool.

Audit Committee's Pre-Approval Policy

It is the Audit Committee's policy to approve in advance the types and amounts of audit, audit-related, tax and any other services to be provided by our independent registered public accounting firm. In situations where it is not possible to obtain full Audit Committee approval, the Audit Committee has delegated authority to the Chairman of the Audit Committee to grant pre-approval of auditing, audit-related, tax and all other services. Any pre-approved decisions by the Chairman are required to be reviewed with the Audit Committee at its next scheduled meeting. The Audit Committee approved all of Ernst & Young LLP's services for 2012 and 2013 and, in doing so, considered whether the provision of such services is compatible with maintaining independence.

 PROPOSAL 5: STOCKHOLDER PROPOSAL

The People for the Ethical Treatment of Animals (PETA), beneficial holder of 460 shares of common stock of Boston Scientific, has given formal notice that it intends to introduce the following resolution at the Annual Meeting and has furnished the following statements in support of its proposal:

Accountability in Animal Experimentation

RESOLVED, to promote accountability for animals used in experiments by our Company, the Board should issue an annual report to shareholders disclosing clear plans to maximize the use of nonanimal testing methods and measures to improve the living conditions of all animals used for experiments in-house and at external contract laboratories.

Supporting Statement

Our Company uses dogs, pigs, sheep, rabbits, and rats for testing. In 2012 alone, a subsidiary of our Company held or used 489 animals, including 282 dogs and 200 pigs, in-house. These figures do not include animals used in Boston Scientific experiments at external laboratories nor the vast numbers of animals not legally required to be counted but who suffer as well.

It is imperative that our Company have clear plans detailing how it will maximize the use of nonanimal testing methods while minimizing the pain and distress caused to the animals used both in-house and at external laboratories. Our Company has a history of contracting animal testing to companies that fail to adhere to minimal federal guidelines for the treatment of animals in laboratories.1

For example, our Company paid American Preclinical Services to conduct surgeries on rabbits. This laboratory was cited by the government for failing to provide adequate rationale for the numbers of animals used in multiple studies.

Our Company also contracts testing to MPI Research, which was cited by federal authorities for numerous failures. A primate's health and well-being was so poor that she lost more than 75% of her body hair. Multiple animals at MPI — including three primates, a dog, and a pig — had to be euthanized after mishandling resulted in traumatic injuries. Further, MPI personnel failed to conduct adequate searches for alternatives to painful surgical procedures and failed to secure veterinary approval for animal experiments, as required by law. Deviations from approved protocols and lack of research on alternatives lead to increased animal suffering and highlight the need for accountability in animal experimentation.

Our Company also contracts animal tests to Charles River Laboratories, which was cited by federal authorities for numerous failures stemming from neglect, inadequate veterinary care, and employee incompetence. A primate was scalded to death when her cage was run through a high temperature cage washer while she was locked inside. Pigs with large sores were denied veterinary care. A primate was in such distress that he self-mutilated, plucking all the hair off his back. A dog suffered for more than three weeks and was eventually killed because gauze was left in his body during surgery. Thirty-two primates baked to death following a heating system failure, compounded by a communication failure.

Our Company's use of external contract laboratories with numerous violations of federal animal welfare laws shows the need for greater accountability in animal use and a strategy to improve the living conditions of animals used.

We urge shareholders to vote FOR this proposal.

[1] http://acissearch.aphis.usda.gov/LP ASearch/faces/CustomerSearch.jspx

 Boston Scientific Corporation's Statement in Opposition to the Stockholder Proposal

While we appreciate and share the proponent's concerns about the care and welfare of laboratory animals and the importance of striving to maximize non-animal testing where appropriate, our Board of Directors believes that the preparation of an additional annual report to stockholders as requested by the proponent is unnecessary in light of the reasons set forth below and not in the best interests of the Company and its stockholders.

We are committed to the humane care and treatment of laboratory animals, the responsible use of animals in medical research and the use of alternatives to animal testing whenever such methods are feasible, scientifically valid and appropriate. We do not condone the mistreatment or neglect of laboratory animals, and take very seriously our ethical and scientific obligation to ensure the humane use, care and treatment of laboratory animals.

Our mission is to transform lives through innovative solutions that improve the health of patients around the world. In the course of developing medical products and therapies in support of our mission, we are required to evaluate and support the safety of our devices prior to human clinical trials and use. At times, to ensure we meet our obligations of safety in new products and therapies, animal testing is utilized and serves an important component of our research and development efforts. For example, for innovative medical devices the U.S. Food and Drug Administration may require evidence from preclinical/animal testing to ensure the rights, safety and welfare of human subjects prior to commencing human clinical trials.

Consistent with our commitment, the Company's principles for our use, care and treatment of laboratory animals, among other things:

  •
  Address concepts consistent with the"3Rs" of animal research —

    Replace the use of animals with other methods where feasible, scientifically valid and appropriate;

    Reduce the number of animals used where feasible, scientifically valid and appropriate; and

    Refine procedures to minimize impact to animals consistent with sound scientific practices.

  •
  Call for the use, care and treatment of laboratory animals by us and third party laboratories we use for our animal testing meet or exceed applicable legal and regulatory requirements, guidelines and standards. For example where applicable:

    o
    Accreditation by the Association for Assessment and Accreditation of Laboratory Animal Care (AAALAC), a private nonprofit organization that promotes the humane treatment of animals in science.1

    o
    Registration with the United States Department of Agriculture (USDA) for animals covered by the Animal Welfare Act.

[1] AAALAC accreditation rules and standards can be found on the AAALAC website. The accreditation is a voluntary process that includes a review of our and our third party laboratories' animal care and use programs, including employee training, animal environment, housing and management, veterinary medical care and physical plant operations.

      o
      Review of the third party laboratories we use for animal testing to assess compliance with our principles for quality of work and adherence to regulatory requirements.

  •
  Call for employees involved in the use and care of laboratory animals to be appropriately qualified and to receive in-service training, including with respect to the proper and humane care and use of laboratory animals.

Our principles for our use, care and treatment of laboratory animals reflect our commitment to the humane care and treatment of laboratory animals, the responsible use of animals in medical research and the use of alternatives to animal testing whenever such methods are feasible, scientifically valid and appropriate. Accordingly, our Board of Directors believes that an additional annual report to stockholders as requested by the proponent is unnecessary, burdensome and not in the best interests of the Company or its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
YOU VOTE "AGAINST" THIS STOCKHOLDER PROPOSAL.

 STOCKHOLDER PROPOSALS AND COMPANY INFORMATION

Stockholder Proposals

In accordance with Rule 14a-8 under the Exchange Act and the advance notice provisions of our By-Laws, stockholder proposals and director nominations for the 2015 Annual Meeting of Stockholders must be received by our Secretary at our principal executive office on or before November 25, 2014. Any proposals or nominees received after this date will be considered untimely under Rule 14a-8 under the Exchange Act and the advanced notice provisions of our By-Laws. Should you wish to submit a proposal or director nomination, have it addressed to our Secretary at Boston Scientific Corporation, One Boston Scientific Place, Natick, Massachusetts 01760. We are in the process of consolidating our Natick, Massachusetts headquarters into our location at 100 Boston Scientific Way, Marlborough, Massachusetts 01752, where we are establishing a new global headquarters campus. In order to be considered for inclusion in next year's Proxy Statement, proposals must also satisfy the other procedures set forth in Rule 14a-8 under the Exchange Act. Proposals that are submitted outside of Rule 14a-8, as well as director nominees, must also satisfy the procedures set forth in the advance notice provision of our By-Laws.

Annual Report to Stockholders and Form 10-K

Our 2013 Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2013, accompanies this Proxy Statement. The Annual Report is also available on our website at www.bostonscientific.com under the "Investor Relations" section. Copies of our 2013 Annual Report on Form 10-K, which is on file with the SEC, are available to any stockholder free of charge who submits a request in writing to Investor Relations, Boston Scientific Corporation, One Boston Scientific Place, Natick, Massachusetts 01760, or by calling (508) 650-8555. Copies of any exhibits to the Form 10-K are also available upon written request and payment of a fee covering our reasonable expenses in furnishing the exhibits.

Householding of Proxy Materials

Applicable rules permit us and brokerage firms to send one Notice or Proxy Statement and Annual Report to multiple stockholders who share the same address unless we have received instructions to the contrary from one or more of the stockholders. This practice is known as householding. If you hold your shares through a broker, you may have consented to reducing the number of copies of materials delivered to your address. In the event that you wish to revoke a householding consent you previously provided to a broker, you must contact that broker to revoke your consent. If you (i) are eligible for householding and you currently receive multiple copies of either our Notice or Proxy Statement and our Annual Report but you wish to receive only one copy of each of these documents for your household or (ii) you currently receive only one set of these documents due to householding and wish to revoke your consent for future mailings, please contact Broadridge Financial Solutions, Inc. by mail at Householding Department, Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717 or by telephone at 1-800-542-1061.

If you are currently subject to householding and wish to receive a separate Proxy Statement or Annual Report, you may find these materials on our website at www.bostonscientific.com under the "Investor Relations" section. You may also request printed copies of our Notice or Proxy Statement and Annual Report free of charge by contacting Investor Relations, Boston Scientific Corporation, One Boston Scientific Place, Natick, Massachusetts 01760, or by calling (508) 650-8555. We will deliver promptly, upon written or oral request, a separate copy of the Notice, Proxy Statement or Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered.

 OTHER INFORMATION

Other Matters Which May Come Before the Annual Meeting

We do not know of any other matters that may be presented for consideration at the Annual Meeting. If any other business does properly come before the Annual Meeting, the persons named as proxies on the enclosed proxy card, or proxy voting instruction form, will vote as they deem in the best interests of the Company.

Solicitation of Proxies at the Annual Meeting

We will pay the costs of this solicitation. Our directors, officers or other employees may solicit proxies on behalf of the Board primarily by mail and via the Internet, but additional solicitations may be made in person, by electronic delivery, telephone, facsimile or other medium. No additional compensation will be paid to our directors, officers or other employees in connection with this solicitation. We may enlist the assistance of brokerage houses, fiduciaries, custodians and other third parties in soliciting proxies. We will, upon request, reimburse brokerage firms and other third parties for their reasonable expenses incurred for forwarding solicitation material to beneficial holders of our common stock. We have also retained Alliance Advisors, a proxy solicitation firm, to assist in the solicitation of proxies, as need be, for a fee of approximately $10,000, plus reimbursement of expenses. All solicitation expenses, including costs of preparing, assembling and mailing proxy materials, will be borne by us.

Websites

Information on or connected to our website (or the website of any third party) referenced in this Proxy Statement is in addition to and not a part of or incorporated by reference into this Proxy Statement. Such additional information speaks as of the date thereof and is not intended to be confirmed or updated by reference herein. Boston Scientific disclaims any liability or responsibility for or endorsement of the information on or connected to the website of a third party.

ANNEX A

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures Used as
Performance Metrics Under Certain of Our Short- and Long-Term Incentive Compensation Plans and Programs

The following is a reconciliation of cash provided by operating activities prepared in accordance with generally accepted accounting principles in the United States (GAAP) to adjusted free cash flow as used in our 2013 Free Cash Flow Performance Share Program (2013 FCF PSP):

in millions	2013

Cash Provided by Operating Activities	$1,082
Purchases of property, plant and equipment	(245)

Free Cash Flow	837
Adjustments:
Add: Acquisition-related contingent payments	5
Add: Restructuring payments	141
Add: Tax related items	126
Add: Legal settlements	49

Adjusted Free Cash Flow	$1,158

The following is a reconciliation of net sales prepared in accordance with GAAP to net sales on an assumed standard constant currency basis excluding for 2013 sales from a business acquired by the Company in November 2013 (SFX net sales) as used in our 2013 Annual Bonus Plan:

	2013 Sales
in millions	As Reported Currency Basis	Less: Impact of Foreign Currency	Assumed Standard Constant Currency Basis

Interventional Cardiology	$1,997	$(58)	$2,055
Cardiac Rhythm Management	1,886	(33)	1,919
Endoscopy	1,300	(31)	1,331
Peripheral Interventions	789	(23)	812
Urology/Women's Health	505	(8)	513
Neuromodulation	453	(1)	454
Electrophysiology	155	(2)	157

Subtotal Core Businesses	7,085	(156)	7,241
Divested Businesses	58	—	58

Worldwide Net Sales	$7,143	$(156)	$7,299

Less: Revenue of Acquired Business (constant currency)			15

SFX Net Sales (less revenue of acquired business)			$7,284

The following is a reconciliation of net income (loss) and earnings (loss) per share prepared in accordance with GAAP to adjusted net income and adjusted earnings per share (adjusted EPS) as used in our 2013 Annual Bonus Plan:

	2013
in millions, except per share data	Net Income (Loss)	Earnings (Loss) Per Diluted Share

GAAP net (loss) income/net (loss) income per share	$(121)	$(0.09)
Non-GAAP adjustments:
Goodwill and other intangible asset impairment charges	468	0.35*
Acquisition- and divestiture-related net charges	4	0.00*
Restructuring-related charges	88	0.07*
Litigation-related charges	149	0.11*
Debt extinguishment charges	44	0.03*
Discrete tax items	(7)	(0.01)*
Amortization expense	366	0.27*

Adjusted net income/adjusted earnings per share	$991	$0.73

*	Assumes dilution of 19.5 million shares for the year ended December 31, 2013 for all or a portion of these non-GAAP adjustments.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP. Management uses non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess its performance relative to its competitors, to assess its performance relative to our internal financial and operating plans, to execute our capital allocation strategy and/or to establish operational goals and forecasts that are used in allocating resources. In addition, management uses non-GAAP financial measures to further its understanding of the performance of our operating segments.

To describe the relationship between pay and performance, we disclose certain non-GAAP financial measures used as performance metrics under certain of our short- and long-term incentive compensation plans and programs, including SFX net sales, adjusted net income, adjusted EPS and adjusted free cash flow. These non-GAAP financial measures are not prepared in accordance with GAAP.

Adjusted free cash flow as used in our 2013 FCF PSP excludes certain cash items included in cash flow from operating activities (the most-directly comparable GAAP financial measure) and includes certain cash items not included in cash flow from operating activities as these items are highly variable period to period, difficult to predict and/or we believe are not indicative of on-going cash flow from operating activities. Accordingly, management excluded/included these cash items for purposes of reviewing our cash flow performance in calculating this non-GAAP financial measure under our 2013 FCF PSP to facilitate an evaluation of our cash flow performance relative to our internal financial plan in accordance with the program.

SFX net sales as used in our 2013 Annual Bonus Plan excludes (i) the impact of changes in foreign currency exchange rates included in our net sales (the most directly comparable GAAP financial measure) as the impact of changes in foreign currency exchange rates is highly variable period to period and difficult to predict and (ii) the impact of constant currency revenue from a business acquired by the Company in November 2013 as the acquisition was not contemplated when our Board approved the internal financial and operating plans for 2013. Accordingly, management excluded the impact of changes in foreign currency exchange rates, through the use of a standard assumed constant currency rate, and the constant currency revenue from the acquired business for purposes of reviewing our sales performance in calculating this non-GAAP financial measure under our 2013 Annual Bonus Plan to facilitate an evaluation of our performance relative to our internal operating plan in accordance with the Annual Bonus Plan.

Adjusted net income and adjusted EPS exclude certain items included in net income (loss) and earnings (loss) per share (the most-directly comparable GAAP financial measures) as these items are highly variable period to period, difficult to predict, non-operational and/or we believe are not indicative of on-going performance. These amounts are excluded by management in assessing our operating performance, as well as from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these items for purposes of reviewing our performance in calculating this non-GAAP financial measure under our 2013 Annual Bonus Plan to facilitate an evaluation of our performance relative to our internal financial plan in accordance with the Annual Bonus Plan.

We believe that presenting the non-GAAP financial measures that are used as performance metrics under certain of our short- and long-term incentive compensation plans and programs, in addition to the corresponding GAAP financial measures, provides investors greater transparency to information relevant to the relationship between pay and performance and allows investors to see our results "through the eyes" of management.

ANNEX B

BOSTON SCIENTIFIC CORPORATION
2006 GLOBAL EMPLOYEE STOCK OWNERSHIP PLAN

Amended and Restated Effective as of July 1, ~~2011 and~~
~~further amended effective January 1, 2013 and May 7, 2013~~ 2014

BOSTON SCIENTIFIC CORPORATION
2006 GLOBAL EMPLOYEE STOCK OWNERSHIP PLAN
Amended and Restated Effective as of July 1, ~~2011 and~~
~~further amended effective January 1, 2013 and May 7, 2013~~ 2014

        1.    Purpose.    The purpose of the Boston Scientific Corporation 2006 Global Employee Stock Ownership Plan is to encourage ownership of common stock by employees of Boston Scientific Corporation and its Related Corporations and to provide additional incentives for such employees to promote the success of the business of the Company and its Related Corporations. The Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423(b) of the Code.

        2.    Definitions.    As used in this Plan, the following terms shall have the meanings set forth below:

                A.     "Beneficiary" means the person designated as beneficiary in the Optionee's Enrollment Agreement or, if no such beneficiary is named or no such Enrollment Agreement is in effect at the Optionee's death, his or her beneficiary as determined under the provisions of the Company's program of life insurance for employees. If the Optionee is not covered under a program of life insurance or does not elect to participate in such a program, the Optionee's beneficiary shall be determined in accordance with applicable laws of descent and distribution.

                B.     "Board" means the Board of Directors of the Company.

                C.     "Code" means the Internal Revenue Code of 1986, as amended, or any statute successor thereto, and any regulations issued from time to time thereunder.

                D.     "Committee" means a committee of the Board appointed to administer the Plan in accordance with Section 4, consisting of not less than two directors of the Company who are not employees of the Company or any Related Corporation, each appointed by the Board from time to time to serve at its pleasure for the purpose of carrying out the responsibilities of the Committee under the Plan, or such committee, officers or employees of the Company or a Participating Employer designated by the Committee to administer the operation of the Plan. For any period during which no Committee is in existence, all authority and responsibility assigned the Committee under this Plan shall be exercised, if at all, by the Board.

                E.     "Company" means Boston Scientific Corporation, a Delaware corporation (or any successor corporation).

                F.     "Compensation" means the total salary or wages or other taxable compensation (such as bonus payments, commissions, short-term disability payments and wage or salary substitution payments) paid by a Participating Employer to the Optionee during active employment (including approved paid leaves of absences not exceeding one hundred eighty (180) days) as of a particular pay date, exclusive of expense reimbursement, relocation allowances, tuition reimbursement, adoption assistance benefits, earnings related to stock options or other equity incentives, and post-employment payments that may be computed from eligible compensation, such as severance benefits, salary continuation after termination of employment, redundancy pay, or termination indemnities.

                G.     "Effective Date" means the first business day that an Eligible Employee of a Participating Employer may participate in the Plan, as determined by the Committee in its sole discretion.

                H.    "Eligible Employee" means an Employee who: (i) is customarily employed by a Participating Employer for twenty (20) or more hours per week; and (ii) will not, after becoming an Optionee, own Stock possessing five (5) or more percent of the total combined voting power or value of all classes of stock of the Company or any Related Corporation. For purposes of the foregoing, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of the Employee, and Stock which the Employee may purchase under outstanding options shall be treated as Stock owned by the Employee. An Optionee shall be deemed to have ceased to be an Eligible Employee either upon an actual termination of employment or upon the corporation employing the employee ceasing to be a Participating Employer.

                I.      "Employee" means an individual treated as an employee of the Company or a Related Corporation for purposes of Section 423 of the Code. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while such individual is on any military leave, sick leave, or other bona fide leave of absence approved by the Company or a Related Corporation of one hundred eighty (180) days or less. In the event an individual's leave of absence exceeds one hundred eighty (180) days, the individual shall be deemed to have ceased to be an Employee on the one hundred eighty first (181st) day of such leave unless the individual's right to reemployment with the Company or a Related Corporation is guaranteed either by statute or by contract. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be. For purposes of an individual's participation in or other rights, if any, under the Plan as of the time of the Company's determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any governmental agency subsequently makes a contrary determination.

                J.      "Enrollment Agreement" means such written or electronic agreement described in Section 8.2, in such form as may be approved by the Committee or its designee from time to time, whereby an Eligible Employee elects to participate in the Plan and authorizes a Participating Employer to withhold payroll deductions from his or her Compensation.

                K.     "Enrollment Period" means the period during which Eligible Employees may elect to participate in the Plan, commencing approximately 45 days prior to the beginning of each Offering Period and ending approximately 10 days prior to such Offering Period (or such other period as may be established by the Committee or by such officer or officers of the Company to whom the Committee shall, in its sole discretion have delegated authority to make such determination).

                L.     "Entry Date" means the first Offering Commencement Date on or after the date on which an individual becomes an Eligible Employee.

                M.    "Fair Market Value" means, with respect to the Stock on a given date, the closing price as quoted on the New York Stock Exchange on such date (or if there shall be no trading on such date, then on the immediately preceding date on which sales were made on the NYSE, or such other appropriate date as shall be determined by the Committee).

                N.     "Investment Date" means the last business day of each Offering Period, or such other date designated by the Committee.

                O.     "Offering Commencement Date" means the first business day of each Offering Period.

                P.     "Offering Period" means the consecutive six (6) month period beginning each January 1st and July 1st of each calendar year.

                Q.     "Offering Termination Date" means the last business day of each Offering Period.

                R.     "Option" means an option to purchase shares of Stock granted under the Plan.

                S.     "Optionee" means an Eligible Employee who has elected to participate in the Plan and to whom an Option is granted.

                T.     "Option Shares" means shares of Stock subject to an Option.

                U.     "Participating Employer" means the Company or any Related Corporation designated by the Committee to participate in the Plan as of an Offering Commencement Date.

                V.     "Plan" means this Boston Scientific Corporation 2006 Global Employee Stock Ownership Plan as set forth herein and as it may be amended or restated from time to time.

                W.    "Related Corporation" means the Company and every corporation which is: (i) a direct or indirect eighty percent (80%) or more-owned subsidiary of the Company; or (ii) a direct or indirect fifty percent (50%) or more-owned subsidiary of the Company designated by the Committee.

                X.     "Stock" means the common stock, $.01 par value per share, of the Company.

        3.    Effective Date of the Plan.    The Plan's original effective date was July 1, 2006 following the Board's adoption of the Plan on February 28, 2006 and approval by the Company's shareholders on May 9, 2006. The Plan ~~is hereby~~ was amended and restated effective as of July 1, 2011 and is hereby further amended and restated effective as of July 1, 2014; provided, however, such amendment and restatement shall be void if the Company's shareholders do not approve the amended and restated Plan within twelve (12) months before or after the date on which the Board adopts the amended and restated Plan.

        4.    Administration.    The Plan shall be administered by the Committee, which shall have the authority and discretion to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to resolve all disputes arising under the Plan, to determine which Related Corporations shall become Participating Employers and as of what dates, to determine the terms of Options granted under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any determination of the Committee shall be final and binding upon all persons having or claiming any interest under the Plan or under any Option granted pursuant to the Plan. Except as may be otherwise prohibited under applicable law, the Committee shall have the express authority to delegate its responsibilities under the Plan to other parties, including any officer(s) and/or employee(s) of the Company or a Participating Employer. Notwithstanding any other provision of the Plan to the contrary, the Committee may use telephonic media, electronic media, or other technology, including the Company's website and the internet, in administering the Plan to the extent not prohibited by applicable law.

        5.    Amendment and Termination.    The Board may terminate or amend the Plan at any time and from time to time; provided, however, that the Board may not, without approval of the shareholders of the Company in a manner satisfying the requirements of Section 423 of the Code, increase the maximum number of shares of Stock available for purchase under the Plan. No termination of or amendment of the Plan may adversely affect the rights of an Optionee in the reasonable discretion of the Committee with respect to any Option held by the Optionee as of the date of such termination or amendment without the Optionee's consent.

        6.    Shares of Stock Subject to the Plan.    No more than an aggregate of ~~35 million~~ 50 million shares of Stock may be issued or delivered pursuant to the exercise of Options granted under the Plan. Shares to be delivered upon the exercise of Options may be either shares of Stock which are authorized but unissued or shares of Stock held by the Company in its treasury or shares of Stock purchased on the open market by the Company for issuance under this Plan. If an Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to the Option shall become available for other Options granted under the Plan. The Company shall, at all times during which Options are outstanding, reserve and keep available shares of Stock sufficient to satisfy such Options, and shall pay all fees and expenses incurred by the Company in connection therewith. In the event of any capital change in the outstanding Stock as contemplated by Section 8.9, the number and kind of shares of Stock reserved and kept available by the Company shall be appropriately adjusted.

        7.    Participation.    Each Eligible Employee may elect to participate in the Plan as of the Entry Date by completing an Enrollment Agreement electing to participate in the Plan as described in Section 8.2.

        8.    Terms and Conditions of Options.

        8.1    General.    All Options granted to Eligible Employees shall comply with the terms and conditions set forth in this Section 8. Subject to Sections 8.2(d) and 8.8, each such Option shall entitle the Optionee to purchase that number of whole shares calculated in accordance with this Section 8 or such lesser number or value of shares established by the Committee as an additional limitation on the maximum number of Option Shares available under an Option.

        8.2    Enrollment Agreement/Payroll Deductions.

                (a)   During each Enrollment Period, an Eligible Employee may elect to participate in the Plan and purchase shares of Stock by completing and submitting an Enrollment Agreement, in accordance with such procedures as may be established from time to time by the Committee in its sole discretion. The Enrollment Agreement shall indicate the percentage of the Eligible Employee's Compensation (from 1% through 10%, in multiples of 1%) that the Eligible Employee elects to be withheld on pay dates occurring during the Offering Period.

                (b)   After the commencement of the Offering Period, an Optionee shall not be permitted to change the percentage of Compensation elected to be withheld during that Offering Period. However, an Optionee may elect to discontinue his or her payroll deductions at any time during an Offering Period and withdraw them by submitting a request, in accordance with such procedures as may be established from time to time by the Committee, no later than ten (10) business days prior (or such other period as may be established by the Committee) to the last day of the Offering Period. The change will be effective as of the first pay date occurring as soon as practicable after the Eligible Employee's request has been received. As soon as practicable following receipt of the Eligible Employee's request, the Eligible Employee shall receive a distribution of the accumulated payroll deductions, without interest.

                (c)   Any Enrollment Agreement in effect for an Offering Period shall remain in effect as to any subsequent Offering Period unless revoked by the submission of a request to discontinue payroll deductions for that Offering Period or modified by submission of a new Enrollment Agreement during an Enrollment Period for any Offering Period (or such other period as may be established by the Committee), or until the Optionee ceases to be an Eligible Employee for any reason.

                (d)   Notwithstanding the provisions of this Section 8, an Eligible Employee may not be granted an Option if the Eligible Employee's rights to purchase Stock under all employee stock purchase plans (as defined in Section 423(b) of the Code) of the Company and its Related Corporations accrue at a rate which exceeds $25,000 of the Fair Market Value of the Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The accrual of rights to purchase Stock shall be determined in accordance with Section 423(b)(8) of the Code. In addition, an Eligible Employee may not purchase Stock pursuant to an Option granted under the Plan in excess of ten thousand (10,000) shares per Offering Period.

                (e)   An Optionee may purchase Stock under the Plan only by payroll deduction or by such other method(s) of contribution as may be permitted by the Committee in its sole discretion. An Optionee may not make payroll deductions under the Plan for any period or periods after he or she ceases to be an Eligible Employee, even if he or she is then being paid salary continuation, severance benefits or other similar forms of compensation.

        8.3    Purchase Price.    The purchase price of Option Shares shall be the lesser of: (a) eighty-five percent (85%) of the Fair Market Value of the Stock on the Offering Commencement Date; or (b) eighty-five percent (85%) of the Fair Market Value of the Stock on the Investment Date.

        8.4    Exercise of Options.

                (a)   For each Optionee who remains an Eligible Employee on an Investment Date, all of the Optionee's payroll deductions accumulated during the Offering Period will be applied to purchase the number of whole shares of Stock purchasable by his or her accumulated payroll deductions during the Offering Period, or, if less, the maximum number of shares subject to the Option as provided in Section 8.1, provided that if the total number of shares which all Optionees elect to purchase, together with any shares already purchased under the Plan, exceeds the total number of shares which may be purchased under the Plan pursuant to Section 6, the number of shares which each Optionee is permitted to purchase shall be decreased pro rata based on the Optionee's accumulated payroll deductions in relation to all accumulated payroll deductions currently being withheld under the Plan.

                (b)   Following the purchase of Stock on each Investment Date, any remaining payroll deductions for each Optionee shall be refunded to the Optionee, without interest, as soon as administratively practicable.

                (c)   If an Optionee ceases to be an Eligible Employee prior to the Investment Date, the Optionee's payroll deductions shall be refunded to the Optionee, without interest, as soon as administratively practicable, and no shares of Stock shall be purchased on behalf of the Optionee.

        8.5    Delivery of Stock.

                (a)   As soon as administratively practicable after the Investment Date, the Company shall deliver shares of Stock acquired by the Optionee to a broker designated by the Committee, in its sole discretion, that shall hold the shares in street name for the benefit of the Optionee.

                (b)   The Committee shall record each Optionee's Stock acquired under the Plan in accordance with established electronic book entry procedures. Notwithstanding the foregoing, the Optionee shall always have the right to request issuance of a Stock certificate to evidence all or any number of whole shares of Stock he or she has purchased under the Plan. The Optionee shall pay all costs associated with issuing the Stock certificate or certificates described in this Section 8.5. Shares of certificated

Stock to be delivered to an Optionee under the Plan shall be registered in the Optionee's name only, or if the Optionee so requests in writing, not later than the last day of the Offering Period, in the name of the Optionee and another person of legal age as joint tenants with rights of survivorship. If any law or applicable regulation of the Securities Exchange Commission or other body having jurisdiction shall require that the Company or the Optionee take any action in connection with the shares being purchased under the Option, delivery of the certificate or certificates for such shares shall be postponed until the necessary action shall have been completed, which action shall be taken by the Company at its own expense, without unreasonable delay.

        8.6    Restrictions on Transfer.

                (a)   Options may not be assigned, transferred, pledged or otherwise disposed of. An Option may not be exercised by anyone other than the Optionee during the lifetime of the Optionee.

                (b)   Except as otherwise determined by the Committee and subject to the Company's Stock Trading Policy, Stock acquired by exercise of an Option hereunder may not be assigned, transferred, pledged or otherwise disposed of, except by will or under the laws of descent and distribution, until the date which is three (3) months after the last day of the Offering Period as of which such shares were acquired (or the date of the death of the Optionee, if earlier), but thereafter may be sold or otherwise transferred without restriction.

                (c)   Except as otherwise determined by the Committee, Stock acquired by exercise of an Option hereunder and deposited with a broker designated by the Committee for the benefit of the Optionee pursuant to Section 8.5(a) may not be transferred to any other brokerage account for a period of two (2) years following the first day of the Offering Period to which the Option Shares relate. After such restriction period ends, the Optionee may freely transfer the Option Shares to any other brokerage account, without restriction, at the Optionee's personal expense.

        8.7    Expiration.    Each Option shall expire at the close of business on the Investment Date or on such earlier date as may result from the operation of Section 8.

        8.8    Termination of Employment.    If an Optionee ceases to be an Eligible Employee prior to an Investment Date for any reason, his or her Option shall immediately expire, and the Optionee's accumulated payroll deductions shall be returned, without interest, as soon as administratively practicable, to the Optionee or his or her Beneficiary, as the case may be, by the Participating Employer, and no shares of Stock shall be purchased on behalf of such Optionee. For the avoidance of doubt, if an Optionee's last day of employment with a Participating Employer is on an Investment Date, the Optionee's payroll deductions accumulated during the Offering Period will be applied to purchase Stock on the Investment Date pursuant to Section 8.4.

        8.9    Capital Changes Affecting the Stock.    In the event that, during an Offering Period, a stock dividend is paid or becomes payable in respect of the Stock or there occurs a split-up or contraction in the number of shares of Stock, the number of shares for which the Option may thereafter be exercised and the price to be paid for each such share shall be proportionately adjusted. In the event that, after the commencement of the Offering Period, there occurs a reclassification or change of outstanding shares of Stock or a consolidation or merger of the Company with or into another corporation or a sale or conveyance, substantially as a whole, of the property of the Company, the Optionee shall be entitled on the last day of the Offering Period to receive shares of stock or other securities equivalent in kind and value to the shares of Stock he or she would have held if he or she had exercised the Option in full immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and had continued to hold such shares (together with all other shares and securities thereafter issued in respect thereof) until the last day of the Offering Period. In the event that there is to occur a recapitalization involving an increase in the par value of the Stock which would result in a par value exceeding the exercise price under an outstanding Option, the Company shall notify the Optionee of such proposed recapitalization immediately upon its being recommended by the Board or the Company's shareholders, after which the Optionee shall have the right to exercise his or her Option prior to such recapitalization; if the Optionee fails to exercise the Option prior to recapitalization, the exercise price under the Option shall be appropriately adjusted. In the event that, after the commencement of the Offering Period, there occurs a dissolution or liquidation of the Company, except pursuant to a transaction to which Section 424(a) of the Code applies, each Option shall terminate, but the Optionee shall have the right to exercise his or her Option prior to such dissolution or liquidation.

        8.10    Return of Accumulated Payroll Deductions.    In the event that the Optionee or his or her Beneficiary is entitled to the return of accumulated payroll deductions, whether by reason of an election to discontinue and withdraw payroll deductions, termination of employment, retirement, death, or, in the event that accumulated payroll deductions exceed the price of shares purchased or the limitations specified in Section 8.2(d), such amount shall be returned by the Participating Employer to the Optionee or the Beneficiary, as the case may be, as soon as practicable. Accumulated payroll deductions held by the Participating Employer shall not bear interest nor shall the Participating Employer be obligated to segregate the same from any of its other assets.

        9.    No Enlargement of Employment Rights.    Neither the establishment nor continuation of the Plan, nor the grant of any Option hereunder, shall be deemed to give any employee the right to be retained in the employ of the Participating Employer, or any successor to either, or to interfere with the right of the Participating Employer or successor to discharge the employee at any time.

        10.    Tax Withholding.    If, at any time, a Participating Employer is required, under applicable laws and regulations, to withhold, or to make any deduction of, any taxes or take any other action in connection any exercise of an Option or transfer of shares of Stock, the Participating Employer shall have the right to deduct from all amounts paid in cash (including, but not limited to, base salary/wages and bonus/incentive compensation) any taxes required by law to be withheld therefrom, and in the case of shares of Stock, the Optionee or his or her estate or Beneficiary shall be required to pay the Participating Employer the amount of taxes required to be withheld, or, in lieu thereof, the Participating Employer shall have the right to retain, or sell without notice, a sufficient number of shares of Stock to cover the amount required to be withheld, or to make other arrangements with respect to withholding as it shall deem appropriate.

        11.    Participating Employer with Non-U.S. Residents.    With respect to any Participating Employer which employs Eligible Employees who reside outside of the United States, and notwithstanding anything herein to the contrary, the Committee, or for the avoidance of doubt its designee, may in its sole discretion amend the terms of the Plan, or an Option granted under the Plan, in order to reflect the impact of local law and may, where appropriate, establish one or more sub-plans to reflect such amended provisions applicable to such Eligible Employees.

        12.    Governing Law.    The Plan and all Options and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 5, 2014, the day before the meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 5, 2014, the day before the meeting. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. BOSTON SCIENTIFIC CORPORATION ONE BOSTON SCIENTIFIC PLACE NATICK, MASSACHUSETTS 01760 M68471-P48475 BOSTON SCIENTIFIC CORPORATION The Board of Directors recommends a vote "For" all Director Nominees. For Withhold 1. Proposal to elect eleven Director Nominees: ! ! 1a. Bruce L. Byrnes Abstain Against For The Board of Directors recommends a vote "For" Proposals 2, 3 and 4. ! ! 1b. Nelda J. Connors ! ! ! ! ! 2. To consider and vote upon an advisory vote to approve named executive officer compensation. 1c. Kristina M. Johnson ! ! ! ! ! 1d. Edward J. Ludwig 3. To approve an amendment and restatement of our 2006 Global Employee Stock Ownership Plan. ! ! ! ! ! 4. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2014 fiscal year. 1e. Michael F. Mahoney ! ! 1f. Ernest Mario The Board of Directors recommends a vote "Against" Proposal 5. Against Abstain For ! ! 1g. N.J. Nicholas, Jr. ! ! ! ! ! 5. To consider and vote upon a stockholder proposal submitted by the People for the Ethical Treatment of Animals concerning accountability in animal experimentation. 1h. Pete M. Nicholas ! ! 1i. Uwe E. Reinhardt ! ! 1j. David J. Roux No Yes ! ! ! ! MARK HERE IF YOU PLAN TO ATTEND THE MEETING 1k. John E. Sununu Sign exactly as your name appears on the Proxy. If the shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees, partners, custodians, guardians, attorneys and corporate officers, please add your full title(s). NOTE: Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. M68472-P48475 PROXY BOSTON SCIENTIFIC CORPORATION Proxy for Annual Meeting of Stockholders on May 6, 2014 This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints TIMOTHY A. PRATT, VANCE R. BROWN and SCOTT G. HODGDON, and each of them acting solely, as proxies, with full power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated hereon, all of the shares of common stock of Boston Scientific Corporation (the "Company"), par value $.01 per share, and if applicable, hereby directs the trustees and fiduciaries of the employee benefit plans in which the undersigned participates to vote all of the shares of common stock allocated to the account of the undersigned, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's Corporate Headquarters located at One Boston Scientific Place, Natick, Massachusetts 01760 on Tuesday, May 6, 2014 at 11:00 A.M. (Eastern Time), and any adjournment or postponement of the meeting. THE UNDERSIGNED HEREBY REVOKES ANY PROXY PREVIOUSLY GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE ANNUAL MEETING. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSALS 2, 3 AND 4, "AGAINST" PROPOSAL 5 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. (Please sign and date on reverse side and return promptly in the enclosed envelope)